PROSPECTUS SUPPLEMENT
(To Prospectus dated November 27, 2001)

                           $404,716,100 (Approximate)
            Mortgage Loan Pass-Through Certificates, Series 2001-FRB1

                           [FIRST REPUBLIC BANK LOGO]


                $396,541,000 Class A Floating Pass-Through Rate
           Notional Balance Class X Weighted Average Pass-Through Rate
               $ 100 Class A-R Weighted Average Pass-Through Rate
            $ 4,088,000 Class B-1 Weighted Average Pass-Through Rate
            $ 1,635,000 Class B-2 Weighted Average Pass-Through Rate
            $ 2,452,000 Class B-3 Weighted Average Pass-Through Rate


                       GREENWICH CAPITAL ACCEPTANCE, INC.
                                    Depositor

                            ------------------------

                               FIRST REPUBLIC BANK

                               Seller and Servicer

                            ------------------------


--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-9 in this prospectus supplement and on page 6 in the prospectus.

This certificates represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the servicer, the trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The Certificates

o The certificates represent ownership interests in a trust consisting primarily of 30-year conventional adjustable-rate, first lien, residential mortgage loans.

o The Class A, Class X and Class A-R Certificates will be senior certificates. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be subordinate certificates.

o Only the Class A, Class X, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement and the accompanying prospectus. The Class B-4, Class B-5 and Class B-6 Certificates are not being offered by this prospectus supplement and the accompanying prospectus.

o Each class of offered certificates will bear interest at the applicable interest rate calculated as described in this prospectus supplement.

o The Class X Certificates will have no principal balance and will bear interest at the rate described in this prospectus supplement calculated on a notional balance.


Credit Enhancement

o Subordination - The subordinate certificates will be subordinate in right of certain payments to the senior certificates and may be subordinate to certain other classes of subordinate certificates as described in this prospectus supplement.

o Allocation of Losses - Losses on the mortgage loans generally will be allocated to the classes of subordinate certificates in reverse numerical order until the principal balances of those classes are reduced to zero. Thereafter, such losses will be allocated to the senior certificates.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The offered certificates are being offered by Greenwich Capital Markets, Inc., Salomon Smith Barney Inc., First Republic Securities, Keefe, Bruyette & Woods, Inc. and Sandler O'Neill & Partners L.P. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the offered certificates are expected to be approximately 100.51% plus accrued interest, if applicable, before deducting issuance expenses payable by the depositor, estimated to be approximately $504,000. See "Method of Distribution" in this prospectus supplement. The Class X and Class A-R Certificates will be purchased by the seller on the closing date.

Delivery of the offered certificates (other than the Class A-R Certificate) will be made in book-entry form through the facilities of The Depository Trust Company, or upon request through Clearstream, Luxembourg or the Euroclear System on or about December 4, 2001.

GREENWICH CAPITAL MARKETS, INC.

               SALOMON SMITH BARNEY

                            FIRST REPUBLIC SECURITIES

                                            KEEFE, BRUYETTE & WOODS

                                                      SANDLER O'NEILL & PARTNERS

                                November 29, 2001

                                TABLE OF CONTENTS



                   PROSPECTUS SUPPLEMENT

                                                   Page
                                                   ----

Summary of Terms....................................S-3
Risk Factors........................................S-9
The Mortgage Pool..................................S-17
The Seller and Servicer............................S-29
The Pooling and Servicing Agreement................S-35
Description of the Certificates....................S-44
Yield, Prepayment and Maturity Considerations......S-65
Material Federal Income Tax Consequences...........S-77
State Taxes........................................S-84
ERISA Considerations...............................S-84
Legal Investment Considerations....................S-87
Method of Distribution.............................S-87
Legal Matters......................................S-88
Ratings............................................S-88

                   PROSPECTUS

                                                   Page
                                                   ----

Table of Contents.....................................2
Important Notice About Information in This Prospectus
     and Each Accompanying Prospectus Supplement......5
Risk Factors..........................................6
The Trust Fund.......................................17
Use of Proceeds......................................34
The Depositors.......................................35
Loan Program.........................................35
Description of the Securities........................39
Credit Enhancement...................................49
Yield and Prepayment Considerations..................59
Operative Agreements.................................63
Material Legal Aspects of the Loans..................83
Material Federal Income Tax Consequences............105
State Tax Considerations............................150
ERISA Considerations................................150
Legal Investment Considerations.....................157
Method of Distribution..............................158
Legal Matters.......................................159
Financial Information...............................160
Available Information...............................160
Ratings.............................................160
Glossary of Terms...................................161

                                Summary of Terms

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read carefully this entire document and the accompanying prospectus.

         This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.


Offered Certificates

On the closing date, First Republic Mortgage Loan Trust 2001-FRB1 will issue nine classes of certificates. Only the Class A, Class X, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support the certificates will consist primarily of a pool of 30-year conventional adjustable rate, first lien, residential mortgage loans having the characteristics described in this prospectus supplement.

The mortgage pool consists of mortgage loans with an aggregate principal balance of approximately $408,805,922 as of the cut-off date.

Except for the Class A-R Certificate, the offered certificates will be book-entry securities clearing through The Depository Trust Company (in the U.S.) or upon request through Clearstream, Luxembourg or Euroclear (in Europe) in minimum denominations of $25,000. The Class A-R Certificate will be issued in fully registered certificated form.

Additional Certificates

In addition to the six classes of offered certificates, the trust will issue three other classes of certificates. These certificates will be designated the Class B-4, Class B-5 and Class B-6 Certificates and are not being offered by this prospectus supplement and the prospectus. Information about these classes is being included because they provide credit enhancement for the offered certificates. The Class B-4, Class B-5 and Class B-6 Certificates will have original aggregate principal balances of approximately $1,635,000, $1,226,000 and $1,228,822, respectively.

See "Description of the Certificates--General" and "--Book-Entry Certificates" in this prospectus supplement; and "The Mortgage Pool" in this prospectus supplement and "The Trust Fund--The Mortgage Loans--General" in the prospectus for additional information.

Cut-Off Date

November 1, 2001.

Closing Date

On or about December 4, 2001.

Seller and Servicer

First Republic Bank

See "The Seller and Servicer" in this prospectus supplement for additional information.

The Depositor

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830
(203) 625-2700

The Trustee

Wells Fargo Bank Minnesota, National Association.

See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement for additional information.

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

o    Offered Certificates

     Class A, Class X, Class A-R, Class B-1, Class B-2 and Class B-3
     Certificates.

o    Senior Certificates

     Class A, Class X and Class A-R Certificates.

o    Subordinate Certificates

     Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

o    Interest Only Certificates

     Class X Certificates.

o    Book-Entry Certificates

     All classes of offered certificates other than the Class A-R Certificate.

o    Residual Certificate

     Class A-R Certificate.

Mortgage Loans

A group of conventional first lien, fully amortizing mortgage loans with interest rates that adjust based either on 1-Month LIBOR or 6-Month LIBOR.

See "The Mortgage Pool" in this prospectus supplement for additional information.

Distribution Date

Beginning in December 2001, the trustee will make distributions on the certificates on the 15th day of each calendar month. If the 15th day of a month is not a business day, then the distribution will be made on the next business day.

Interest Payments on the Certificates

Class A

Interest on the Class A Certificates will be calculated at a rate equal to one-month LIBOR plus 0.35%, subject to a cap equal to the lesser of (i) the weighted average of the interest rates of the mortgage loans minus the sum of the rates at which the trustee fee and the servicing fee are calculated and (ii) 11.25%. If the servicer fails to exercise its option to purchase the mortgage loans as described in "The Pooling and Servicing Agreement - Termination", interest on the Class A Certificates will thereafter be calculated at a rate equal to one-month LIBOR plus 0.70%, subject to the cap described above.

Class X

Interest on the Class X Certificates will be calculated at a rate equal to the excess, if any, of the weighted average of the interest rates of the mortgage loans minus the sum of the rates at which the trustee fee and the servicing fee are calculated, over the weighted average of the pass-through rates of the Class A and Class B-1 Certificates (adjusted as necessary to account for different interest accrual periods).

The amount of interest payable on the Class X Certificates on any distribution date will be reduced after the carryover reserve fund is reduced to zero to the extent of any net WAC carryover amount payable on the Class A Certificates on such date.

Class A-R

Interest on the Class A-R Certificate will be calculated at a rate equal to the weighted average of the interest rates of the mortgage loans minus the sum of the rates at which the trustee fee and the servicing fee are calculated.

Class B-1, Class B-2 and Class B-3

Interest on the Class B-1 Certificates will be calculated at a rate equal to the weighted average of the interest rates of the mortgage loans minus (a) the sum of the rates at which the trustee fee and servicing fee are calculated and (b) 0.205%.

Interest on the Class B-2 and Class B-3 Certificates will be calculated at a rate equal to the weighted average of the interest rates of the mortgage loans minus the sum of the rates at which the trustee fee and the servicing fee are calculated.

Interest on the certificates will accrue on the basis of a 360-day year composed of twelve 30-day months; provided, however, that in the case of the Class A Certificates, for the initial interest accrual period only, interest will accrue on the basis of a 360-day year, a 30-day month and the actual number of days in such interest accrual period.

The interest accrual period with respect to the Class A Certificates for a distribution date is the period from the 15th day of the month prior to the month of the distribution date (or in the case of the first distribution date, the closing date) and ending on the 14th day of the month of the applicable distribution date. The interest accrual period for a distribution date for each class of certificates other than the Class A Certificates will be the calendar month immediately preceding the month in which such distribution date occurs.

See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.

Principal Payments on the Certificates

Principal will be paid to holders of the offered certificates (other than the Class X Certificates) on each distribution date in the amounts described in this prospectus supplement under "Description of the Certificates -Principal".

Payment Priorities

On each distribution date, the trustee will apply the amounts available for distribution generally in the following order of priority:

1.   interest on the senior certificates;

2. any net WAC carryover amount to the Class A Certificates but only to the extent of funds specifically available therefor from amounts otherwise payable to the Class X Certificates and deposited in the carryover reserve fund;

3.   principal of the senior certificates;

4.   certain amounts owing to the servicer for indemnification;

5. interest on, and then principal of, each class of subordinate certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates; and

6.   any remaining available funds to the Class A-R Certificate.

See "Description of the Certificates" in this prospectus supplement for additional information.

Advances

The servicer is required to make cash advances to cover delinquent payments of principal and interest unless it reasonably believes that the cash advances are not recoverable from future payments on the related mortgage loans. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicer is also required to make certain servicing related advances.

See "The Pooling and Servicing Agreement--Advances" in this prospectus supplement for additional information.

Optional Termination

The servicer may purchase all of the assets in the trust and retire all outstanding certificates when the aggregate principal balance of the mortgage loans and any real estate owned by the trust is 5% or less of the aggregate principal balance of the mortgage loans as of the cut-off date.

See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement for additional information.

Credit Enhancement

The senior certificates will have a prior right of payment over the subordinate certificates. Among the classes of subordinate certificates, the Class B-1 Certificates will have the highest payment priority and the Class B-6 Certificates will have the lowest payment priority.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses, first, among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and second, to the classes of senior certificates. However, special hazard losses, bankruptcy losses, and fraud losses realized on the mortgage loans in excess of the amounts set forth in this prospectus supplement are allocated simultaneously to the senior certificates and to the subordinate certificates in the manner specified in this prospectus supplement under "Description of the Certificates - Allocation of Losses".

In addition, until the distribution date in December 2011, the subordinate certificates will be locked out from receipt of any principal unless the senior certificates are paid down to zero or the credit enhancement provided by the subordinate certificates has, among other things, doubled prior to that date and certain performance triggers have been satisfied. After that time and subject to certain performance triggers, the subordinate certificates will receive their pro rata share of scheduled principal and increasing portions of principal prepayments over time.

See "Description of the Certificates--Principal", "--Allocation of Losses" and "--Subordination of the Subordinate Certificates" in this prospectus supplement.

Ratings

It is a condition to the issuance of the offered certificates that the senior certificates be rated "AAA" and "Aaa", that the Class B-1 Certificates be rated at least "AA" and "Aa2", that the Class B-2 Certificates be rated at least "A" and "A2" and that the Class B-3 Certificates be rated at least "BBB" and "Baa2" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc, respectively.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the rating agencies.

See "Ratings" in this prospectus supplement for additional information.

Tax Status

In the opinion of Sidley Austin Brown & Wood LLP, for federal income tax purposes, the trust (exclusive of the carryover reserve fund) will comprise several "real estate mortgage investment conduits" or REMICs organized in a tiered REMIC structure. The offered certificates (other than the Class A-R Certificate and the rights of holders of the Class A Certificates to the net WAC carryover amount) will constitute "regular interests" in the Upper Tier REMIC. The Class A-R Certificate will represent the sole class of "residual interests" in each REMIC created under the Pooling and Servicing Agreement.

The offered certificates (other than the Class A-R Certificate) generally will be treated as newly originated debt instruments for federal income tax purposes. The Class X Certificates will be treated as original issue discount securities for federal income tax purposes. Beneficial owners of the offered certificates (other than the Class A-R Certificate) will be required to report income on the offered certificates in accordance with the accrual method of accounting.

See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus for additional information.

ERISA Considerations

Subject to satisfaction of certain conditions, ERISA Plans may purchase the offered certificates (other than the Class A-R Certificate).

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

The senior certificates and the Class B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not be "mortgage related securities" for purposes of SMMEA.

See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus.

                                  Risk Factors

         The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Unpredictability of Prepayments and
Effect on Yields....................    While approximately 93.85% of the
                                        mortgage loans by aggregate principal
                                        amount as of the cut-off date provide
                                        for a prepayment penalty, borrowers may
                                        prepay their mortgage loans in whole or
                                        in part at any time. We cannot predict
                                        the rate at which borrowers will prepay
                                        their mortgage loans. A prepayment of a
                                        mortgage loan generally will result in a prepayment on the related offered certificates.

                                        o    If you purchase your certificates
                                             at a discount and principal is
                                             repaid slower than you anticipate,
                                             then your yield may be lower than
                                             you anticipate.

                                        o    If you purchase your certificates
                                             at a premium and principal is
                                             repaid faster than you anticipate,
                                             then your yield may be lower than
                                             you anticipate.

                                        o    If you purchase the Class X
                                             Certificates and principal of the
                                             mortgage loans is repaid at a very
                                             rapid rate, you may not recover
                                             your initial investment.

                                        o    The rate of prepayments on the
                                             mortgage loans will be sensitive to
                                             prevailing interest rates.
                                             Generally, if prevailing interest
                                             rates decline significantly below
                                             the interest rates on the mortgage
                                             loans, those mortgage loans are
                                             more likely to prepay than if
                                             prevailing interest rates remain at
                                             or above the interest rates on the
                                             mortgage loans. Conversely, if
                                             prevailing interest rates rise
                                             significantly, prepayments on the
                                             mortgage loans are likely to
                                             decrease.

                                        o    The seller is required to purchase
                                             from the trust any mortgage loan in
                                             the event certain breaches of
                                             representations and warranties
                                             occur and are not cured. Any such
                                             purchase will have the same effect
                                             on the holders of the offered
                                             certificates as a prepayment of the
                                             affected mortgage loans.

                                        o    If the rate of default and the
                                             amount of losses on the mortgage
                                             loans are higher than you expect,
                                             then your yield may be lower than
                                             you expect.

                                        o    The priorities governing payments
                                             of principal will have the effect
                                             of accelerating the rate of
                                             principal payments to holders of
                                             the classes of senior certificates
                                             relative to the classes of
                                             subordinate certificates.

                                        See "Yield, Prepayment and Maturity
                                        Considerations" in this prospectus
                                        supplement for a description of factors
                                        that may influence the rate and timing
                                        of prepayments on the mortgage loans.

Potential Inadequacy of
Credit Enhancement for
the Offered Certificates............    Credit enhancement will be provided for
                                        the offered certificates, first, by the
                                        right of the holders of offered
                                        certificates to receive payments before
                                        the classes subordinated to them and,
                                        second, by the allocation of realized
                                        losses on the mortgage loans to the
                                        subordinated classes in the reverse
                                        order of their numerical class
                                        designations. The first form of credit
                                        enhancement uses collections on the
                                        mortgage loans otherwise payable to
                                        holders of classes of subordinate
                                        certificates to pay interest or
                                        principal due on more senior classes.
                                        Collections otherwise payable to
                                        subordinated classes represent the sole
                                        source of funds from which this type of
                                        credit enhancement is provided. Except
                                        as described below, realized losses are
                                        allocated to the classes of subordinate
                                        certificates in the reverse order of
                                        their priority of payment, beginning
                                        with the class of subordinate
                                        certificates with the lowest payment
                                        priority, until the principal amount of
                                        that class has been reduced to zero.
                                        Accordingly, if the aggregate principal
                                        balance of each subordinate class were
                                        to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. Furthermore, the classes of subordinate certificates will provide only limited protection against certain categories of losses such as special hazard losses, bankruptcy losses and fraud losses as specified in this prospectus supplement. Once the specified loss amounts have been exceeded, holders of the senior certificates will bear their proportionate share of losses realized on the mortgage loans. Among the classes of subordinate certificates, the Class
                                        B-1 Certificates have the highest
                                        payment priority and the Class B-6
                                        Certificates have the lowest payment
                                        priority.

                                        See "Description of the Certificates --
                                        Allocation of Losses" and
                                        "--Subordination of the Subordinate
                                        Certificates" in this prospectus
                                        supplement for additional information.

Certain Interest Rate Scenarios
Will Reduce or Eliminate Interest
Payments on the Class X
Certificates......... ..............    Because of the manner in which interest
                                        on the Class X Certificates is
                                        calculated, the amount of interest that
                                        accrues during any interest accrual
                                        period may be reduced or eliminated as a result of changes in 1-Month LIBOR relative to changes in the interest rates on the mortgage loans.

                                        In addition, net WAC carryover amounts
                                        are created when the pass-through rate
                                        for the Class A Certificates is limited
                                        by the Net WAC of the mortgage loans.
                                        Any such net WAC carryover amounts will
                                        be paid after the carryover reserve fund has been reduced to zero from and to the extent of funds that would otherwise be payable as interest on the Class X Certificates.

                                        See "Material Federal Income Tax
                                        Consequences -- Taxation of Regular
                                        Interests" in this prospectus supplement for additional information.

Interest Payments May
Be Insufficient.....................    When a mortgage loan is prepaid in full,
                                        the borrower is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer is required to cover the shortfall in interest collections that are attributable to prepayments in full or in part, but only to the extent of the servicing fee. In addition, certain shortfalls in interest collections arising from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 will not be covered by the servicer.

                                        Any uncovered interest shortfall may
                                        adversely affect the yield on your
                                        investment.

Certain Features of
the Mortgage Loans May
Result in Losses....................    The mortgage loans contain features that
                                        create additional risks to investors,
                                        including those described below.

                                        o    Approximately 64.03% of the
                                             aggregate principal amount as of
                                             the cut-off date of the mortgage
                                             loans had principal balances
                                             greater than $1,000,000 as of that
                                             date. In addition, there are only
                                             411 mortgage loans in the mortgage
                                             pool. Because of the large
                                             principal balances, a default on a
                                             single mortgage loan may affect the
                                             performance of the certificates,
                                             which might not be true if the
                                             mortgage pool included a greater
                                             number of smaller balance loans.

                                        o    Approximately 93.05% of the
                                             aggregate principal amount as of
                                             the cut-off date of the mortgage
                                             loans require the borrowers to make
                                             monthly payments only of accrued
                                             interest for a fixed period
                                             following origination (either 60 or
                                             120 months). After such
                                             interest-only period, the
                                             borrower's monthly payment will be
                                             recalculated to cover both interest
                                             and principal so that the mortgage
                                             loan will be paid in full by its
                                             final payment date. If the monthly
                                             payment increases, the borrowers
                                             may not be able to pay the
                                             increased amount and may default or
                                             may refinance the loan to avoid the
                                             higher payment. Because no
                                             principal payments may be made on
                                             such mortgage loans for a period of
                                             time, certificateholders will
                                             receive smaller principal
                                             distributions during that period
                                             than they would have received if
                                             the related borrowers were required
                                             to make monthly payments of
                                             interest and principal for the
                                             entire lives of the mortgage loans.
                                             This slower rate of principal
                                             distributions may reduce the return
                                             on an investment in an offered
                                             certificate that is purchased at a
                                             discount to its principal amount.

Delay in Receipt of
Liquidation Proceeds;
Liquidation Proceeds
May Be Less than
Mortgage Loan Balance...............    Substantial delays could be encountered
                                        in connection with the liquidation of
                                        delinquent mortgage loans. Further,
                                        liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that loss.

High Loan-to-Value Ratios
Increase Risk of Loss...............    Mortgage loans with higher loan-to-value
                                        ratios may present a greater risk of
                                        loss than mortgage loans with
                                        loan-to-value ratios of 80% or below.
                                        Approximately 0.39% of the mortgage
                                        loans, based on their aggregate
                                        principal balances as of the cut-off
                                        date, had original loan-to-value ratios
                                        in excess of 80%, but not more than
                                        82.80%, at origination.

Certificates May Not Be
Appropriate for SomeInvestors.......    The offered certificates may not be an
                                        appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the offered certificates. This may be the case due to the reasons specified below.

                                        o    The yield to maturity of offered
                                             certificates purchased at a price
                                             other than par will be sensitive to
                                             the uncertain rate and timing of
                                             principal prepayments on the
                                             mortgage loans.

                                        o    The rate of principal distributions
                                             on and the weighted average lives
                                             of the offered certificates will be
                                             sensitive to the uncertain rate and
                                             timing of principal prepayments on
                                             the mortgage loans and the priority
                                             of principal distributions among
                                             the classes of certificates.
                                             Accordingly, the offered
                                             certificates may be an
                                             inappropriate investment if you
                                             require a distribution of a
                                             particular amount of principal on a
                                             specific date or an otherwise
                                             predictable stream of
                                             distributions.

                                        o    You may not be able to reinvest
                                             distributions on an offered
                                             certificate (which, in general, are
                                             expected to be greater during
                                             periods of relatively low interest
                                             rates) at a rate at least as high
                                             as the pass-through rate applicable
                                             to your certificate.

                                        o    A secondary market for the offered
                                             certificates may not develop or
                                             provide you with liquidity of
                                             investment.

Geographic Concentration
of the Mortgage Loans...............    It is expected that approximately 71.67%
                                        and 7.18% of the mortgage loans by
                                        aggregate principal balance as of the
                                        cut-off date are secured by property in
                                        California and New York, respectively.
                                        In particular, property in California
                                        may be more susceptible than homes
                                        located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

                                        In addition:

                                        o    Economic conditions in California
                                             and New York which may or may not
                                             affect real property values may
                                             affect the ability of borrowers to
                                             repay their loans on time.

                                        o    Declines in the residential real
                                             estate markets in California and
                                             New York may reduce the values of
                                             properties located in those states,
                                             which would result in an increase
                                             in the loan-to-value ratios.

                                        o    Any increase in the market value of
                                             properties located in California
                                             and New York would reduce the
                                             loan-to-value ratios and could,
                                             therefore, make alternative sources
                                             of financing available to the
                                             borrowers at lower interest rates,
                                             which could result in an increased
                                             rate of prepayment of the mortgage
                                             loans.

Not Recording Assignments of Florida
Mortgage Loans May Cause the Trust's
Security Interest in Those Loans to
Be Unperfected......................    Approximately 1.48% of the mortgage
                                        loans (by aggregate principal balance as of the cut-off date) are secured by mortgaged properties located in the state of Florida. Under Florida law, uncertainties exist with respect to the non-recordation of assignments of mortgage loans. Although the seller is required to deliver to the trustee assignments of mortgages in recordable form, the mortgage assignments generally are not expected to be recorded. As a result, it is possible that the trust's security interest in the related mortgage loans will not be perfected under Florida law.

Lack of Liquidity...................    There is currently no secondary market
                                        for the offered certificates and there
                                        can be no assurance that a secondary
                                        market for the offered certificates will develop. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

                                        The secondary markets for asset-backed
                                        securities have experienced periods of
                                        illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Servicer Alternatives
to Foreclosure......................    The servicer may foreclose on any
                                        delinquent mortgage loan or, subject to
                                        certain limitations set forth in the
                                        pooling and servicing agreement, work
                                        out an agreement with the related
                                        borrower, which may involve waiving or
                                        modifying any term of the mortgage loan.
                                        The servicer may also sell any mortgage
                                        loan that is at least 90 days delinquent subject to certain limitations set forth in the pooling and servicing agreement.

Insolvency or Bankruptcy May Affect
the Timing and Amount of
Distributions on the Certificates...    The transfer of the mortgage loans by
                                        First Republic Bank to the depositor
                                        will be characterized in the mortgage
                                        loan purchase agreement as a sale
                                        transaction. Nevertheless, in the event
                                        of the insolvency of First Republic
                                        Bank, the Federal Deposit Insurance
                                        Corporation (the "FDIC") as conservator
                                        or receiver, could attempt to
                                        recharacterize the sale of the mortgage
                                        loans to the depositor as a borrowing
                                        secured by a pledge of the mortgage
                                        loans.

                                        If such an attempt to recharacterize the transfer of the mortgage loans were successful, the FDIC could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding class principal balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-through rates. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of such payments could occur.

Recent Events.................          On September 11, 2001, certain tragic
                                        events occurred at the World Trade
                                        Center in New York City and at the
                                        Pentagon in Arlington, Virginia that
                                        have caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by holders of the offered certificates.

                                        In response to the events of September
                                        11, 2001, the United States commenced
                                        military operations on October 7, 2001.
                                        These military operations may increase
                                        the likelihood that shortfalls imposed
                                        by the Soldiers' and Sailors' Civil
                                        Relief Act of 1940 may occur.

                                The Mortgage Pool

         The information set forth in the following paragraphs has been provided by the Seller. None of the Depositor, the Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information that appears under this heading.

General

         The assets held by First Republic Mortgage Loan Trust 2001-FRB1 (the "Trust") will consist of a pool (the "Mortgage Pool") of conventional, adjustable rate, first lien, residential mortgage loans (the "Mortgage Loans"). The Mortgage Loans have interest rates that adjust based on 1-Month LIBOR or 6-Month LIBOR. The Mortgage Pool consists of 411 Mortgage Loans having an aggregate Principal Balance (the "Mortgage Loan Balance") of approximately $408,805,922 as of the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date whether or not received and also in each case subject to a permitted variance of plus or minus 10%. All weighted averages specified in this prospectus supplement are based on the Principal Balances of the Mortgage Loans as of the Cut-Off Date. The "Principal Balance" of a Mortgage Loan as of any date is equal to the principal balance of that Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on that Mortgage Loan since its origination. References in this prospectus supplement to percentages of the Mortgage Loans mean percentages based on the aggregate of the Principal Balances of the Mortgage Loans as of the Cut-Off Date, unless otherwise specified.

         Pursuant to a purchase agreement between the Seller and the Depositor (the "Mortgage Loan Purchase Agreement"), the Depositor will purchase the Mortgage Loans from the Seller, and pursuant to the Pooling and Servicing Agreement the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement" in this prospectus supplement.

         Each of the Mortgage Loans was selected from the Seller's portfolio of Mortgage Loans. All of the Mortgage Loans were originated by the Seller in the ordinary course of business and underwritten by the Seller in accordance with the underwriting standards described in this prospectus supplement under the heading "The Seller-Underwriting Standards".

         Under the Mortgage Loan Purchase Agreement, the Seller will make certain representations and warranties which will be assigned by the Depositor to the Trustee. The representations and warranties relate to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and certain characteristics of the Mortgage Loans and, subject to certain limitations, the Seller will be obligated to repurchase or substitute a similar mortgage loan for any such Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if the breach of the representation or warranty materially and adversely affects the Certificateholders' interests in the Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase or substitution obligations described above.

Mortgage Loan Statistics

         The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

         The Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments (each, a "Mortgage") creating first liens on one- to four-family residential properties consisting of detached or semi-detached one- to four-family dwelling units, individual condominium units and, in the case of Cooperative Loans, the related Cooperative Shares and Proprietary Leases (each, a "Mortgaged Property"). Approximately 0.39% of the Mortgage Loans had Loan-to-Value Ratios at origination in excess of 80%. With respect to each Mortgage Loan and any date of determination, the Loan-to-Value Ratio ("Loan-to-Value Ratio") is calculated as a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the appraised value of the Mortgage Property at the time of origination, or, in the case of a purchase loan, the lesser of (a) the appraised value of the Mortgaged Property at the time of origination and (b) the purchase price being paid by the borrower for the Mortgaged Property.

         All of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date").

         The Mortgage Loans have original terms to stated maturity ranging from 180 to 364 months with a weighted average of approximately 359 months. The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 353 months as of the Cut-Off Date. None of the Mortgage Loans had a first Due Date prior to April 1, 1986 or after December 1, 2001 or had a remaining term to stated maturity of less than 112 months or greater than 360 months as of the Cut-Off Date. The latest stated maturity date of any Mortgage Loan is November 1, 2031.

         The average Principal Balance of the Mortgage Loans at origination was approximately $1,006,341. The average Principal Balance of the Mortgage Loans as of the Cut-Off Date was approximately $994,662.

         No Mortgage Loan had a Principal Balance of greater than approximately $3,000,000 or less than approximately $46,487 as of the Cut-Off Date.

         Subject to the limitations described below, each Mortgage Loan provides for adjustment, on a monthly or semi-annual basis, to the rate at which interest accrues thereon (each, a "Loan Rate") and for corresponding adjustments to the monthly payment amount due thereon on each adjustment date applicable thereto (each such date, an "Adjustment Date").

         Interest Only Loans: Approximately 93.05% of the Mortgage Loans provide that for a period of 60 or 120 months after origination, the required monthly payments are limited to accrued interest (each, an "Interest Only Period"). At the end of each Interest Only Period for a Mortgage Loan, the monthly payments are recalculated to provide for amortization of the Principal Balance by the maturity date and payment of interest at the then-current Loan Rate.

         Loan Rate Adjustments. On each Adjustment Date for each Mortgage Loan, the Loan Rate thereon will be adjusted to equal the sum, generally rounded up to the nearest multiple of 0.125%, of the index applicable to determining the Loan Rate on each Mortgage Loan (the "Index") and a fixed percentage amount (the "Gross Margin"). The Mortgage Loans adjust according to 1-Month LIBOR or 6-Month LIBOR as discussed under "--The Indices" below. The Loan Rates on approximately 76.09% of the Mortgage Loans adjust monthly and are not subject to any periodic rate cap (a "Periodic Rate Cap"). Approximately 19.64% of the Mortgage Loans have Loan Rates that adjust semi-annually and are not subject to a Periodic Rate Cap. Approximately 4.28% of the Mortgage Loans have Loan Rates that adjust semi-annually and are subject to a Periodic Rate Cap equal to 1% per annum on each Adjustment Date. The Loan Rate on each Mortgage Loan will not exceed a specified maximum Loan Rate over the life of such Mortgage Loan (the "Maximum Loan Rate"). Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date (occurring after any applicable Interest Only Period), the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Loan Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Loan Rates, the Loan Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "--The Indices" below. None of the Mortgage Loans permits the related borrower (the "Mortgagor") to convert the adjustable Loan Rate thereon to a fixed Loan Rate.

         The Mortgage Loans had Loan Rates as of the Cut-Off Date of not less than 3.375% per annum and not more than 7.750% per annum and the weighted average Loan Rate was approximately 4.387% per annum. As of the Cut-Off Date, the Mortgage Loans had Gross Margins ranging from 0.800% to 2.350%, and Maximum Loan Rates ranging from 9.950% per annum to 13.950% per annum. As of the Cut-Off Date, the weighted average Gross Margin was approximately 1.440%, and the weighted average Maximum Loan Rate was approximately 11.977% per annum. The latest next Adjustment Date following the Cut-Off Date on any Mortgage Loan occurs on May 1, 2002 and the weighted average next Adjustment Date for all of the Mortgage Loans following the Cut-Off Date is approximately January 1, 2002.

         The Mortgage Loans had the following characteristics as of the Cut-Off Date (the sum in any column may not equal the total indicated due to rounding):

         Principal Balances of the Mortgage Loans as of the Cut-Off Date

                                                                                                 % of Aggregate
                                                                     Principal Balance         Principal Balance
                                                   Number of       Outstanding as of the       Outstanding as of
            Principal Balance ($)               Mortgage Loans         Cut-Off Date             the Cut-Off Date
            ---------------------               --------------         ------------             ----------------
       46,486.74 -      100,000.00..........            3         $       233,390.70                0.06%
      100,000.01 -      200,000.00..........           11               1,794,243.18                0.44
      200,000.01 -      300,000.00..........           18               4,807,662.08                1.18
      300,000.01 -      400,000.00..........           34              11,952,928.00                2.92
      400,000.01 -      500,000.00..........           34              15,975,475.67                3.91
      500,000.01 -      600,000.00..........           30              16,767,506.77                4.10
      600,000.01 -      700,000.00..........           30              19,643,566.21                4.81
      700,000.01 -      800,000.00..........           28              21,353,186.93                5.22
      800,000.01 -      900,000.00..........           23              19,716,290.99                4.82
      900,000.01 -    1,000,000.00..........           36              34,790,105.06                8.51
    1,000,000.01 -    2,000,000.00..........          137             189,099,456.54               46.26
    2,000,000.01 -    3,000,000.00..........           27              72,672,109.38               17.78
                                                      ---            ---------------              ------
             Total .........................          411            $408,805,921.51              100.00%
                                                      ===            ===============              ======

The average Principal Balance of the Mortgage Loans as of the Cut-Off Date was approximately $994,662.


            Remaining Terms to Stated Maturity of the Mortgage Loans

                                                                   Principal Balance      % of Aggregate Principal
                                                 Number of       Outstanding as of the     Balance Outstanding as
          Remaining Term (months)             Mortgage Loans          Cut-Off Date           of the Cut-Off Date
          -----------------------             --------------          ------------           -------------------
 112-114..................................            1          $        308,672.84               0.08%
 166-168..................................            1                 1,300,372.34               0.32
 310-312...................................           2                 1,270,771.87               0.31
 331-333...................................           1                   711,257.41               0.17
 337-339...................................           5                 6,388,778.26               1.56
 340-342...................................           7                 9,915,187.99               2.43
 343-345...................................           5                 6,030,560.00               1.48
 346-348...................................          23                24,801,150.24               6.07
 349-351...................................          50                52,868,803.94              12.93
 352-354...................................          47                51,658,781.15              12.64
 355-357...................................         145               134,343,824.07              32.86
 358-360...................................         124               119,207,761.40              29.16
                                                    ---              ---------------             ------
          Total............................         411              $408,805,921.51             100.00%
                                                    ===              ===============             ======


The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-Off Date was approximately 353 months.

                      Property Types of the Mortgage Loans

                                                                   Principal Balance      % of Aggregate Principal
                                                 Number of       Outstanding as of the     Balance Outstanding as
               Property Type                  Mortgage Loans          Cut-Off Date           of the Cut-Off Date
               -------------                  --------------          ------------           -------------------
Single Family............................            250             $269,898,002.66              66.02%
PUD......................................             57               55,849,714.88              13.66
Condominium..............................             61               45,900,889.20              11.23
Cooperative..............................             22               19,363,848.70               4.74
2-4 Units................................             21               17,793,466.07               4.35
                                                     ---             ---------------             ------
     Total...............................            411             $408,805,921.51             100.00%
                                                     ===             ===============             ======

                  Stated Occupancy Status of the Mortgage Loans

                                                                   Principal Balance      % of Aggregate Principal
                                                 Number of       Outstanding as of the     Balance Outstanding as
        Stated Occupancy Status (1)           Mortgage Loans          Cut-Off Date           of the Cut-Off Date
        ---------------------------           --------------          ------------           -------------------
  Primary...............................              309              $324,393,931.47              79.35%
  Second Home...........................               55                60,300,146.44              14.75
  Non-owner.............................               47                24,111,843.60               5.90
                                                      ---              ---------------             ------
     Total..............................              411              $408,805,921.51             100.00%
                                                      ===              ===============             ======

(1)      Occupancy as represented by the Mortgagor at the time of origination.


                          Purpose of the Mortgage Loans

                                                                   Principal Balance      % of Aggregate Principal
                                                 Number of       Outstanding as of the     Balance Outstanding as
                  Purpose                     Mortgage Loans          Cut-Off Date           of the Cut-Off Date
                  -------                     --------------          ------------           -------------------
  Purchase..............................              191              $194,544,400.36              47.59%
  Cash Out Refinance....................              150               137,010,039.33              33.51
  Rate/Term Refinance...................               70                77,251,481.82              18.90
                                                      ---              ---------------             ------
     Total..............................              411              $408,805,921.51             100.00%
                                                      ===              ===============             ======

               Original Loan-to-Value Ratios of the Mortgage Loans

                                                                   Principal Balance      % of Aggregate Principal
                                                 Number of       Outstanding as of the     Balance Outstanding as
     Original Loan-to-Value Ratio (%)         Mortgage Loans          Cut-Off Date           of the Cut-Off Date
     --------------------------------         --------------          ------------           -------------------
  5.80    -   10.00.......................             3         $      1,995,560.00               0.49%
 10.01    -   15.00.......................             9                4,934,754.82               1.21
 15.01    -   20.00........................            7                8,800,000.00               2.15
 20.01    -   25.00........................            9                9,614,404.91               2.35
 25.01    -   30.00........................           13               13,349,698.78               3.27
 30.01    -   35.00........................           17               14,440,408.51               3.53
 35.01    -   40.00........................           32               37,069,661.12               9.07
 40.01    -   45.00........................           20               19,685,821.22               4.82
 45.01    -   50.00........................           30               39,022,644.98               9.55
 50.01    -   55.00........................           28               27,377,831.29               6.70
 55.01    -   60.00........................           35               47,803,610.71              11.69
 60.01    -   65.00........................           42               39,873,151.62               9.75
 65.01    -   70.00........................           54               53,450,442.59              13.07
 70.01    -   75.00........................           47               51,536,474.14              12.61
 75.01    -   80.00........................           63               38,262,446.71               9.36
 80.01    -   82.80........................            2                1,589,010.11               0.39
                                                     ---             ---------------             ------
         Total.............................          411             $408,805,921.51             100.00%
                                                     ===             ===============             ======


The weighted average original Loan-to-Value Ratio of the Mortgage Loans as of the Cut-Off Date was approximately 55.90%.

               Geographic Distribution of the Mortgaged Properties

                                                                   Principal Balance      % of Aggregate Principal
                                                 Number of       Outstanding as of the     Balance Outstanding as
                   State                      Mortgage Loans          Cut-Off Date           of the Cut-Off Date
                   -----                      --------------          ------------           -------------------
Arizona...............................                 2              $   551,758.38               0.13%
California............................               308              293,002,530.38              71.67
Colorado..............................                 7               10,217,000.00               2.50
Connecticut...........................                13               17,575,000.00               4.30
District of Columbia..................                 2                4,000,000.00               0.98
Florida...............................                 5                6,034,984.00               1.48
Georgia...............................                 1                  377,900.00               0.09
Hawaii................................                 4                5,950,400.00               1.46
Idaho.................................                 1                1,400,000.00               0.34
Illinois..............................                 4                3,214,036.00               0.79
Massachusetts.........................                 8               11,052,455.36               2.70
Michigan..............................                 1                  435,000.00               0.11
Nevada................................                 1                2,500,000.00               0.61
New Hampshire.........................                 1                1,250,000.00               0.31
New Jersey............................                 5                4,191,000.00               1.03
New Mexico............................                 1                  950,000.00               0.23
New York..............................                30               29,354,807.39               7.18
North Carolina........................                 2                  525,800.00               0.13
Oregon................................                 1                  800,000.00               0.20
Pennsylvania..........................                 1                  450,000.00               0.11
Rhode Island..........................                 1                2,500,000.00               0.61
South Carolina........................                 1                  500,000.00               0.12
Texas.................................                 3                2,650,000.00               0.65
Utah..................................                 4                4,311,250.00               1.05
Virginia..............................                 3                4,502,000.00               1.10
Washington............................                 1                  510,000.00               0.12
                                                     ---             ---------------             ------
         Total........................               411             $408,805,921.51             100.00%
                                                     ===             ===============             ======

The greatest five-digit ZIP Code geographic concentration of the Mortgage Loans, by Principal Balance as of the Cut-Off Date, was approximately 5.84% in the 94123 ZIP Code.

             Loan Rates of the Mortgage Loans as of the Cut-Off Date

                                                                   Principal Balance      % of Aggregate Principal
                                                 Number of       Outstanding as of the     Balance Outstanding as
               Loan Rate (%)                  Mortgage Loans          Cut-Off Date           of the Cut-Off Date
               -------------                  --------------          ------------           -------------------
 3.375      -     3.500...................            25             $ 23,293,226.86               5.70%
 3.501      -     3.750...................            56               52,349,223.48              12.81
 3.751      -     4.000....................          118              125,909,629.37              30.80
 4.001      -     4.250....................           67               70,811,221.91              17.32
 4.251      -     4.500....................           22               21,469,547.96               5.25
 4.501      -     4.750....................            7                7,738,103.31               1.89
 4.751      -     5.000....................           16               15,099,179.34               3.69
 5.001      -     5.250....................           22               19,558,750.48               4.78
 5.251      -     5.500....................           31               29,601,065.70               7.24
 5.501      -     5.750....................           19               16,851,034.17               4.12
 5.751      -     6.000....................           10               10,048,528.68               2.46
 6.001      -     6.250....................           10                4,499,657.82               1.10
 6.251      -     6.500....................            1                1,560,000.00               0.38
 6.751      -     7.000....................            3                4,201,752.43               1.03
 7.501      -     7.750....................            4                5,815,000.00               1.42
                                                     ---             ---------------             ------
         Total.............................          411             $408,805,921.51             100.00%
                                                     ===             ===============             ======

The weighted average Loan Rate of the Mortgage Loans as of the Cut-Off Date was approximately 4.387%.


                    Maximum Loan Rates of the Mortgage Loans

                                                                   Principal Balance      % of Aggregate Principal
                                                 Number of       Outstanding as of the     Balance Outstanding as
           Maximum Loan Rate (%)              Mortgage Loans          Cut-Off Date           of the Cut-Off Date
           ---------------------              --------------          ------------           -------------------
  9.950     -    10.000....................            1            $   3,000,000.00               0.73%
 10.876     -    11.000....................            3                3,724,609.38               0.91
 11.251     -    11.375....................            1                  650,000.00               0.16
 11.376     -    11.500....................           16               13,517,875.16               3.31
 11.876     -    12.000....................          341              349,800,603.95              85.57
 12.126     -    12.250....................            1                  685,000.00               0.17
 12.376     -    12.500....................           37               28,041,386.26               6.86
 12.876     -    13.000....................            7                5,662,400.00               1.39
 13.376     -    13.500....................            2                1,922,859.58               0.47
 13.876     -    13.950....................            2                1,801,187.18               0.44
                                                     ---             ---------------             ------
         Total.............................          411             $408,805,921.51             100.00%
                                                     ===             ===============             ======

The weighted average Maximum Loan Rate of the Mortgage Loans as of the Cut-Off Date was approximately 11.977%.

                       Gross Margins of the Mortgage Loans

                                                 Number of         Principal Balance      % of Aggregate Principal
                                                 Mortgage          Outstanding as of       Balance Outstanding as
             Gross Margin (%)                      Loans            the Cut-Off Date         of the Cut-Off Date
             ----------------                      -----            ----------------         -------------------
 0.800      -     1.000....................           41             $ 36,053,716.97               8.82%
 1.001      -     1.250....................           67               68,039,188.73              16.64
 1.251      -     1.500....................          159              164,959,074.64              40.35
 1.501      -     1.750....................           92               95,617,878.63              23.39
 1.751      -     2.000....................           36               30,169,386.64               7.38
 2.001      -     2.250....................           10                9,643,730.29               2.36
 2.251      -     2.350....................            6                4,322,945.61               1.06
                                                     ---             ---------------             ------
         Total.............................          411             $408,805,921.51             100.00%
                                                     ===             ===============             ======


The weighted average Gross Margin of the Mortgage Loans as of the Cut-Off Date was approximately 1.440%.


                   Next Adjustment Date for the Mortgage Loans


                                                                   Principal Balance      % of Aggregate Principal
                                                 Number of       Outstanding as of the     Balance Outstanding as
           Next Adjustment Date               Mortgage Loans          Cut-Off Date           of the Cut-Off Date
           --------------------               --------------          ------------           -------------------
 December 2001............................           308             $316,094,352.17              77.32%
 January 2002.............................            23               20,725,727.47               5.07
 February 2002............................            27               27,459,884.45               6.72
 March 2002...............................            19               13,391,333.05               3.28
 April 2002...............................            16               12,924,295.87               3.16
 May 2002.................................            18               18,210,328.50               4.45
                                                     ---             ---------------             ------
         Total............................           411             $408,805,921.51             100.00%
                                                     ===             ===============             ======

                          Indices of the Mortgage Loans

                                                                   Principal Balance      % of Aggregate Principal
                                                 Number of       Outstanding as of the     Balance Outstanding as
                   Index                      Mortgage Loans          Cut-Off Date           of the Cut-Off Date
                   -----                      --------------          ------------           -------------------
1-Month LIBOR.........................               300             $311,048,069.77              76.09%
6-Month LIBOR.........................               111               97,757,851.74              23.91
                                                     ---             ---------------             ------
         Total........................               411             $408,805,921.51             100.00%
                                                     ===             ===============             ======


                    Periodic Rate Caps of the Mortgage Loans


                                                 Number of         Principal Balance      % of Aggregate Principal
                                                 Mortgage          Outstanding as of       Balance Outstanding as
           Periodic Rate Cap (%)                   Loans            the Cut-Off Date         of the Cut-Off Date
           ---------------------                   -----            ----------------         -------------------
None..................................               392             $391,327,216.55              95.72%
1.000.................................                19               17,478,704.96               4.28
                                                     ---             ---------------             ------
     Total............................               411             $408,805,921.51             100.00%
                                                     ===             ===============             ======


                Rate Adjustment Frequencies of the Mortgage Loans

                                                                                          % of Aggregate Principal
                                                                   Principal Balance       Balance Outstanding as
                                                 Number of       Outstanding as of the               of
         Rate Adjustment Frequency            Mortgage Loans          Cut-Off Date            the Cut-Off Date
         -------------------------            --------------          ------------            ----------------
Monthly...............................               300             $311,048,069.77              76.09%
Semi-annually.........................               111               97,757,851.74              23.91
                                                     ---             ---------------             ------
         Total........................               411             $408,805,921.51             100.00%
                                                     ===             ===============             ======

                       Credit Scores of the Mortgage Loans

                                                                   Principal Balance      % of Aggregate Principal
                                                 Number of       Outstanding as of the     Balance Outstanding as
               Credit Score                   Mortgage Loans          Cut-Off Date           of the Cut-Off Date
               ------------                   --------------          ------------           -------------------
 Not Available     ........................           11            $   8,943,491.56               2.19%
 501      -     550........................            1                  900,000.00               0.22
 551      -     600........................            9                5,538,136.96               1.35
 601      -     650........................           15               19,046,275.58               4.66
 651      -     700........................           71               82,191,454.08              20.11
 701      -     750........................          113              112,475,215.15              27.51
 751      -     800........................          154              150,851,376.88              36.90
 801      -     850........................           35               27,917,971.41               6.83
 851      -     900........................            2                  941,999.89               0.23
                                                     ---             ---------------             ------
          Total    ........................          411             $408,805,921.51             100.00%
                                                     ===             ===============             ======


The weighted average credit score of the Mortgage Loans as of the Cut-Off Date was approximately 736.


                 Prepayment Penalty Types of the Mortgage Loans

                                                                   Principal Balance      % of Aggregate Principal
                                                 Number of       Outstanding as of the     Balance Outstanding as
            Prepayment Penalty                Mortgage Loans          Cut-Off Date           of the Cut-Off Date
            ------------------                --------------          ------------           -------------------
Prepayment Penalty....................               378             $383,680,249.52              93.85%
No Prepayment Penalty.................                33               25,125,671.99               6.15
                                                     ---             ---------------             ------
         Total........................               411             $408,805,921.51             100.00%
                                                     ===             ===============             ======


                 Prepayment Penalty Terms of the Mortgage Loans

                                                                   Principal Balance      % of Aggregate Principal
                                                 Number of       Outstanding as of the     Balance Outstanding as
     Prepayment Penalty Term (months)         Mortgage Loans          Cut-Off Date           of the Cut-Off Date
     --------------------------------         --------------          ------------           -------------------
 No Prepayment Penalty....................            33             $ 25,125,671.99               6.15%
 12.......................................            28               30,700,700.25               7.51
 24.......................................             1                1,407,499.62               0.34
 36.......................................            28               28,107,400.90               6.88
 48.......................................           315              320,274,648.75              78.34
 60.......................................             6                3,190,000.00               0.78
                                                     ---             ---------------             ------
         Total............................           411             $408,805,921.51             100.00%
                                                     ===             ===============             ======

                               Interest Only Terms

                                                                   Principal Balance      % of Aggregate Principal
                                                 Number of       Outstanding as of the     Balance Outstanding as
        Interest Only Term (months)           Mortgage Loans          Cut-Off Date           of the Cut-Off Date
        ---------------------------           --------------          ------------           -------------------
Not Applicable........................                48             $ 28,429,028.22               6.95%
60....................................                 2                2,287,500.00               0.56
120...................................               361              378,089,393.29              92.49
                                                     ---             ---------------             ------
         Total........................               411             $408,805,921.51             100.00%
                                                     ===             ===============             ======


                    Amortization Types of the Mortgage Loans

                                                                   Principal Balance      % of Aggregate Principal
                                                 Number of       Outstanding as of the     Balance Outstanding as
             Amortization Type                Mortgage Loans          Cut-Off Date           of the Cut-Off Date
             -----------------                --------------          ------------           -------------------
Interest Only.........................               363             $380,376,893.29              93.05%
Fully Amortizing......................                48               28,429,028.22               6.95
                                                     ---             ---------------             ------
         Total........................               411             $408,805,921.51             100.00%
                                                     ===             ===============             ======

                             The Seller and Servicer

General

         First Republic Bank ("First Republic Bank" or the "Seller") is a commercial bank, specializing in real estate lending, private banking and investment management. The Seller is engaged in the business of originating non-conforming residential mortgage loans. Its executive offices are located at One Eleven Pine Street, San Francisco, California, 94111. The Seller originates residential mortgage loans through regional offices in San Francisco, Menlo Park/Palo Alto, Los Angeles, San Diego and New York. Certain functions, such as final credit approval, loan servicing and loan closing, are centralized.

         During the years ended December 31, 1998, December 31, 1999, and December 31, 2000, and the nine months ended September 30, 2001, the Seller originated one-to-four family residential first mortgage loans having aggregate principal balances of approximately $1.126 billion, $1.150 billion, $1.241 billion and $1.290 billion, respectively.

Underwriting Standards

         The Seller's mortgage origination business is a retail lending operation. The Mortgage Loans were originated by loan officers employed by the Seller generally in accordance with the underwriting criteria described herein. Although the underwriting policies used in originating the Mortgage Loans change from time to time, the policies described herein generally apply to the Mortgage Loans in all material respects.

         The Seller focuses on originating loans secured by residential mortgage loans, located in specific geographic areas, where the Seller has relationships with clients. The Seller's loans are of sufficient average size to justify executive management's involvement in most transactions. The Seller's Executive Loan Committee (which consists of the President, the Executive Vice Presidents, Chief Credit Officer and Senior Credit Officers) reviews all loan applications and approves all loan originations. Certain larger loans and loans to borrowers with significant relationships with the Seller are approved by the Seller's Director Loan Committee or the Seller's Board of Directors. The majority of all properties are visited by the originating loan officer, and, generally, an additional visit is made by one of the members of the Executive Loan Committee, prior to loan closing. The majority of the loans that the Seller originates are secured by properties located within 25 miles of one of the Seller's offices.

         The Seller's strategy includes lending to borrowers who are successful professionals, business executives, or entrepreneurs and who are buying or refinancing homes in supply-constrained, desirable, metropolitan communities. Repeat customers or their direct referrals account for the most important source of the loans originated by the Seller. Many of the borrowers have high liquidity and a substantial net worth, and are not first-time homebuyers. Additionally, the Seller offers specific loan programs for first-time homebuyers and borrowers with low- to moderate-incomes. The Seller's single family loans are secured by single family detached homes, condominiums, cooperative apartments, and two-to-four unit properties.

         The Seller offers a variety of loan products in addition to home mortgage loans, as well as deposit, trust services and investment products. Many of the Seller's customers are users of multiple products, currently averaging 6 products per customer. The Seller believes this additional interaction with its customers increases the level of financial information available to the Seller's loan officers concerning its customers and hence enhances the underwriting process.

         The Seller requires that its loan officers be involved, along with the Collections Department staff, in the collection activities relating to any delinquent mortgage loans originated by them. Annually, the loan officers employed by the Seller enter into an agreement which provides that future origination fees otherwise payable to the loan officer may be reduced if any loan originated by the loan officer suffers a loss. The Seller believes that these loan officer policies contribute to establishing a conservative approach to the underwriting process.

         The underwriting process is intended to assess both the prospective borrower's credit standing and ability to repay, and the value and adequacy of the mortgaged property as collateral. However, the Seller relies primarily on the borrower's ability to repay the loan. This includes analyzing the borrower's cash flow, verified liquidity, credit-standing, employment history, and overall financial condition. The value of the mortgaged property is considered as a measure of the extent of its recovery in the event of default. To determine the adequacy of the property as collateral for a loan, appraisals are obtained from qualified outside appraisers approved by the Seller. These appraisers are chosen from a small group of appraisers and their qualifications are reviewed at least annually.

         The Seller's appraisal requirements satisfy or exceed guidelines of Fannie Mae, Freddie Mac and the requirements prescribed in the FIRREA regulations. The Seller's focus on loans secured by a limited number of property types located in specific geographic areas enables management to maintain a continually updated knowledge of collateral values in the areas in which the Seller lends. The appraiser is instructed to inspect the interior and exterior of the property and to prepare a report that includes a market data analysis based on the estimated current cost of constructing a similar home. In addition, the loan officer and, in most cases, a member of the Executive Loan Committee perform a drive-by of every property prior to the final lending decision. Both the outside appraiser's report and the internal employees' drive-by provide the basis for the final determination of the collateral value.

         Each prospective borrower submits an application package that includes the applicant's federal income tax returns for at least the last two years (self-employed individuals are required to submit their personal and business tax returns for the past three years, as are individuals seeking larger loans) and information with respect to the applicant's bank and brokerage accounts, assets, liabilities, income, and employment history. In addition, the Seller, with the applicant's permission, obtains credit reports from three credit bureaus, including their respective credit scores. The Seller verifies the income, employment and liquid assets of the applicant to determine the borrower's ability to make timely payment. In all cases, the Seller obtains the applicant's permission to obtain copies of tax returns directly from the Internal Revenue Service to verify income information. The Seller will generally obtain a verification of mortgage and current mortgage statement for mortgage loans not reported on the credit report. Information relative to adverse credit and legal actions must be explained in writing by the applicant and must be acceptable to the Seller. The origination process also requires that adequate title insurance, standard fire and hazard insurance and, where necessary, flood insurance be obtained and maintained.

         Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has (1) sufficient income available to meet both housing and total debt obligation and
(2) sufficient post-loan liquidity to carry the debt in the event of any personal setback or regional economic downturn. The borrower's credit history and track record for accumulation of assets is another important factor in deciding the amount of credit to be extended. The amount of the loan may be limited by these factors, in addition to the established value of the mortgaged property.

         In some cases, the Seller may exceed its standard maximum loan-to-value guidelines and extend additional credit to a qualified borrower. In such cases, the Seller will require the borrower to pledge additional collateral to secure the mortgage loan, including marketable securities or certificates of deposit acceptable to the Seller. In other cases, the Seller may require a borrower to secure the mortgage loan with additional real estate collateral. The value of the additional collateral must be such that it brings the total collateral value within the Seller's standard loan-to-value guidelines. Securities and certificates of deposit, as additional collateral, are pledged specifically to secure the borrower's loan, and are marked to market daily and cannot be removed from the pledge agreement until the loan amount is within the Seller's conservative, standard loan to value requirements, and only upon the Seller's Executive Loan Committee's express approval. If the market value of the additional collateral declines below specified levels, the related borrower is required to pledge sufficient additional collateral to secure the mortgage loan or to pay down the mortgage loan balance to an acceptable level.

Servicing Activities

         Pursuant to the terms of the Pooling and Servicing Agreement, First Republic Bank will act as servicer (in such capacity, the "Servicer"). The Servicer's corporate headquarters are located at One Eleven Pine Street, San Francisco, CA, 94111. The Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement.

         As of September 30, 2001, the Servicer's total single family loan servicing portfolio of loans held on its balance sheet and sold to investors contained loans with an aggregate outstanding principal balance of approximately $3.821 billion. The loans contained in the Servicer's servicing portfolio include fixed and adjustable rate loans, first and second lien loans and one-to-four family loans, and therefore performance may differ significantly from the Mortgage Loans. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

         The Servicer applies its collection policies uniformly to both its portfolio loans and loans serviced for others. It is the Servicer's policy to discuss each loan with one or more past due payments at a weekly meeting of all lending personnel. The Servicer has policies requiring rapid notification of delinquency and the prompt initiation of collection actions. The Servicer primarily utilizes loan officers, credit administration personnel, and senior management in its collection activities in order to maximize attention and efficiency.

         When a mortgagor fails to make a required payment on a mortgage loan by the end of the 10- or 15-day grace period, the loan officer who originated the loan is required to establish telephone contact with the borrower. At the same time, the Collections Department sends the borrower a "friendly" reminder that the mortgage payment is past due. If these early contacts do not prompt the borrower to make the mortgage payment, and the loan continues to be delinquent then the borrower will receive a Notice of Intent to Foreclose, generally within five days of the end of the grace period. During this period, the loan officer and Collections Department maintain regular contact with the borrower to determine the likelihood of serious delinquent status and to formulate recommendations on how to proceed. In most cases, delinquencies are cured promptly. If the mortgage loan is not brought current, a notice of default is filed 45 to 50 days after the due date (thirty days after the grace period), and foreclosure proceedings are commenced according to standard servicing procedures and state law.

         The following table sets forth certain information regarding the delinquency, foreclosure and loss experience of the Servicer with respect to all the one- to four-family residential mortgage loans originated and serviced by it. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                 Delinquency, Foreclosure and Loss Experience(1)

                                                 December 31, 1998                                December 31, 1999
                               -----------------------------------------------   --------------------------------------------------
                                  Number     Dollar Amount   Percent of Total       Number      Dollar  Amount        Percent of
                                 of Loans                        Portfolio         of Loans                        Total Portfolio
                               ------------- -------------- ------------------   ------------- ----------------- ------------------
Total Portfolio...............     5,139       $2,543,156          100.00%           5,565          $2,973,952         100.00%

Delinquent Loans
  30-59 days delinquent.......         2          $ 1,717            0.07%               1           $ 1,200             0.04%
  60-89 days delinquent.......         0                0            0.00                0                 0             0.00
  90+ days delinquent.........         0                0            0.00                0                 0             0.00
REO...........................         0                0            0.00                0                 0             0.00
                               -------------   ------------     --------------     -----------     -------------     --------------
Total.........................         2          $ 1,717            0.07%               1           $ 1,200             0.04%

Losses(2).....................         0       $        0            0.00%               0           $     0             0.00%


                                              December 31, 2000                                 September 30, 2001
                               -----------------------------------------------   --------------------------------------------------
                                  Number     Dollar Amount   Percent of Total       Number     Dollar  Amount       Percent of
                                 of Loans                        Portfolio         of Loans                      Total Portfolio
                               ------------- -------------- ------------------   ------------- --------------- --------------------
Total Portfolio...............     5,969       $3,452,746         100.00%            6,307         $3,821,200        100.00%

Delinquent Loans
  30-59 days delinquent.......         3            $ 340           0.01%                3          $ 1,689            0.04%
  60-89 days delinquent.......         0                0           0.00                 0                0            0.00
  90+ days delinquent.........         1              419           0.01                 2            2,709            0.07
REO...........................         1            1,204           0.03                 0                0            0.00
                               -------------   ------------     --------------     -----------     -------------     --------------
Total.........................         5          $ 1,963           0.06%                5          $ 4,398            0.12%

Losses(2).....................         0       $        0           0.00%                0          $     0            0.00%


-------------

(1) Percentages in the table are rounded to the nearest 0.01%. Dollar amounts are in thousands and are rounded to the nearest thousand dollar. The sum in any column may not equal the total indicated due to rounding.

(2)      Losses are shown by year of loan origination.

                          PAGE INTENTIONALLY LEFT BLANK

         The above delinquency, foreclosure and loss statistics represent the recent experience of the Servicer. There can be no assurance, however, that the delinquency, foreclosure and loss experience on the Mortgage Loans will be comparable. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans. Further, the Mortgage Loans were not chosen from the Servicer's portfolio on the basis of any methodology, which could or would make them representative of the total pool of mortgage loans in the Servicer's portfolio. The actual loss and delinquency experience on the Mortgage Loans will depend on, among other things, the value of the real estate and cooperative shares securing such Mortgage Loans and the ability of the Mortgagors to make required payments. If the Servicer undertakes litigation or retains outside attorneys or investigators, the costs thereof will be borne by the Trust or the Certificateholders. The Servicer will not be required to advance funds for the conduct of such litigation or the hiring of such outside attorneys or investigators, if it reasonably believes that such advances will not be promptly reimbursed.

         The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

                       The Pooling and Servicing Agreement

General

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, the Seller, First Republic Bank, in its capacity as Servicer, and the Trustee. The Trust created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, including the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, together with any proceeds thereof,
(iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and (v) the rights of the Trustee to enforce the representations and warranties made by the Seller with respect to the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement.

Assignment of the Mortgage Loans

         On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each of the Mortgage Loans, together with the related mortgage notes, mortgages and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each Mortgage Loan due after the Cut-Off Date. The Trustee, concurrently with the transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-Off Date, its Loan Rate and certain additional information.

         The Pooling and Servicing Agreement will require that, upon certain conditions and within the time period specified therein, the Seller deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee's agent for such purpose) the mortgage files, which contain among other things, the original mortgage notes evidencing the Mortgage Loans endorsed to the Trustee on behalf of the Certificateholders and assignments in recordable form of the mortgage together with the other Related Documents. In lieu of delivery of an original Mortgage, if an original is not available or lost, the Seller may deliver or cause to be delivered a true and correct copy. Except upon the occurrence of certain conditions set forth in the Pooling and Servicing Agreement, the assignments of the Mortgage Loans to the Trustee will not be recorded in the applicable public office for real property records.

         Within 45 days after the receipt by the Trustee or its agent of the Related Documents, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement. If any Mortgage Loan or Related Document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the Seller by the Trustee (or a custodian, as the Trustee's agent for such purpose), the Seller will be obligated to either

         (i) substitute for the defective Mortgage Loan an Eligible Substitute Mortgage Loan (provided that a substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the Trust as a REMIC or result in a prohibited transaction tax under the
                  Code), or

         (ii) purchase the defective Mortgage Loan at a price (the "Purchase Price") equal to its outstanding Principal Balance as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer.

         The Purchase Price will be deposited in the Collection Account on or prior to the next Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a defective Mortgage Loan is the sole remedy regarding any defect in that Mortgage Loan and the Related Documents available to the Trustee or the Certificateholders.

         In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account, on or prior to the next Determination Date after such obligation arises, an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related defective Mortgage Loan over the Principal Balance of the Eligible Substitute Mortgage Loan.

         An "Eligible Substitute Mortgage Loan" is a Mortgage Loan substituted by the Seller for a defective Mortgage Loan which must, on the date of the substitution:

         o have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a single defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the defective Mortgage Loan;

         o have a Maximum Loan Rate and a Gross Margin not less than those of the defective Mortgage Loan and have the same Index as the defective Mortgage Loan;

         o  have the same Due Date as the defective Mortgage Loan;

         o have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the defective Mortgage Loan;

         o comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution);

         o have been underwritten or reunderwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Mortgage Loan being replaced;

         o be of the same or better credit quality as the Mortgage Loan being replaced; and

         o satisfy certain other conditions specified in the Pooling and Servicing Agreement.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished by it to the Trustee with respect to each Mortgage Loan (e.g., Principal Balance as of the Cut-Off Date and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things (i) at the time of transfer, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien, and
(ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan and Related Documents, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Seller will be obligated to (i) substitute for the defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase the defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of defective Mortgage Loans as a result of deficient documentation will apply to the substitution or purchase of a defective Mortgage Loan as a result of a breach of a representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Certificateholders.

         Pursuant to the Pooling and Servicing Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

         The Servicer shall establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined below). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit these amounts in the Collection Account. Amounts deposited in the Collection Account may be invested in Eligible Investments (as described in the Pooling and Servicing Agreement) maturing no later than one business day prior to the date on which the amount on deposit is required to be deposited in the Distribution Account.

         The Trustee will establish and maintain an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit in the Distribution Account may, at the option of the Trustee and for its own account, be invested in Eligible Investments maturing on or before the business day prior to the related Distribution Date unless such Eligible Investments are invested in investments managed or advised by the Trustee or one of its affiliates, in which case the Eligible Investments may mature on the related Distribution Date.

         An "Eligible Account" is a segregated account that is

         o an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated A-1 or its equivalent by S&P and P-1 by Moody's at the time any amounts are held on deposit therein,

         o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to the Rating Agencies, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained,

         o a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or

         o otherwise acceptable to the Rating Agencies without reduction or withdrawal of its then current ratings of the Offered Certificates as evidenced by a letter from each Rating Agency to the Trustee.

         Eligible Investments are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of each Rating Agency from time to time as being consistent with its then current ratings of the Offered Certificates.

Advances

         Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced not later than the business day prior to each Distribution Date its own funds, or funds in the Collection Account that are not included in the Available Funds for that Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an "Advance").

         Advances are required to be made unless they are deemed by the Servicer to be non-recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Subject to the recoverability standard above, the Servicer's obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all related liquidation proceeds.

         All Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which an unreimbursed Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the Servicer to be non-recoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Collection Account prior to payments on the Certificates. In the event the Servicer fails in its obligation to make an Advance, the Trustee, in its capacity as successor Servicer, will be obligated to make the Advance to the extent required in the Pooling and Servicing Agreement.

         In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgages. Each such expenditure will constitute a "Servicing Advance". The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement for them as provided in the Pooling and Servicing Agreement.

         The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released Mortgaged Property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which the unreimbursed amounts are owed, unless the amounts are deemed to be non-recoverable by the Servicer, in which event the Servicer will be reimbursed from general funds in the Collection Account.

Servicing Fee and Other Compensation and Payment of Expenses

         The Expense Fees are payable out of the interest payments on each Mortgage Loan. The Expense Fees accrue at a per annum rate (the "Expense Fee Rate") calculated on the Principal Balance of the related Mortgage Loan. The "Expense Fees" consist of (i) servicing compensation (the "Servicing Fee") to be paid to the Servicer in respect of its servicing activities for the Mortgage Loans at the rate of 0.30% per year (the "Servicing Fee Rate"), calculated on the Principal Balance of each Mortgage Loan and (ii) compensation payable to the Trustee at the rate of 0.005% per year (the "Trustee Fee Rate") calculated on the Principal Balance of each Mortgage Loan. The amount of the Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans." As additional servicing compensation, the Servicer is entitled to retain all Servicer-related fees, including assumption fees, modification fees, extension fees, prepayment penalty fees, late payment charges and other ancillary fees, to the extent collected from Mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts.

         The "Determination Date" with respect to any Distribution Date will be the 10th day of the calendar month in which that Distribution Date occurs or, if the 10th is not a business day, the business day immediately following the 10th.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

         When a Mortgagor makes a full or partial prepayment of a Mortgage Loan between Due Dates, the Mortgagor is required to pay interest on the amount prepaid only to the date of prepayment. Principal prepayments by Mortgagors received by the Servicer in a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to Certificateholders with respect to the prepaid Mortgage Loans may result (a "Prepayment Interest Shortfall"). Pursuant to the Pooling and Servicing Agreement, the Servicing Fee for any month will be reduced by an amount ("Compensating Interest") sufficient to pass through to Certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. If the Prepayment Interest Shortfall exceeds an amount equal to the Servicing Fee otherwise payable on the related Distribution Date, the amount of interest available to be distributed to Certificateholders will be reduced by the amount of the excess. See "Description of the Certificates--Interest."

The Trustee

         Wells Fargo Bank Minnesota, National Association, a national banking association, will act as Trustee (the "Trustee") under the Pooling and Servicing Agreement. For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), will have the power to appoint co-trustees or separate trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and the co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform some acts, singly upon the applicable co-trustee or separate trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In those circumstances, the Servicer will be obligated to appoint a successor trustee. However, any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         The Trustee's Corporate Trust Office is located, for Certificate surrender and transfer services, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services--Mortgage Loan Pass-Through Certificates, Series 2001-FRB1, and for all other purposes at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, attention: Corporate Trust Services--Mortgage Loan Pass-Through Certificates, Series 2001-FRB1. Offered Certificates may be surrendered at the Corporate Trust Office or at any other address as the Trustee may designate from time to time. The Depositor, the Servicer, the Seller and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

Voting Rights

         With respect to any date of determination, 1% of the voting rights will be allocated to the Class X Certificates and the remainder of the voting rights will be allocated to the other Classes of Certificates, pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes then outstanding; provided, however, that the Class A-R Certificate and the Subordinate Certificates will not be entitled to any voting rights for so long as any Senior Certificates remain outstanding; and, provided further, that when none of the Regular Certificates is outstanding, 100% of the voting rights will be allocated to the Holder of the Class A-R Certificate. The voting rights allocated to a Class of Certificates will be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Balance of each Certificate of such Class and the denominator of which is the Certificate Principal Balance of such Class.

Amendment

         The Pooling and Servicing Agreement may be amended by the Depositor, the Servicer, the Seller and the Trustee, without the consent of the holders of the Certificates, for any of the purposes set forth under "The Pooling and Servicing Agreement--Amendment" in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer, the Seller and the Trustee and the holders of a majority in interest of each Class of Offered Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any Class of Offered Certificates; provided, however, that no such amendment may

         o reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Class of Offered Certificates without the consent of the holders of all the affected Certificates;

         o adversely affect in any material respect the interests of the holders of any Class of Offered Certificates in a manner other than as described in the immediately preceding clause, without the consent of the holders of that Class evidencing percentage interests aggregating at least 66%; or

         o reduce the aforesaid percentages of the aggregate outstanding principal amounts of the Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those Certificates.

Termination

         The Servicer will have the right to repurchase all of the Mortgage Loans and REO Properties, and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 5% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date (the first date on which such option may be exercised being the "Optional Termination Date"). In the event that the option is exercised, the repurchase will be made at a price (the "Termination Price") generally equal to par plus accrued interest for each Mortgage Loan at the related Loan Rate up to but not including the first day of the month in which the Termination Price is paid plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer, if any. Proceeds from the repurchase will be included in Available Funds and will be distributed to the holders of the related Certificates in accordance with the Pooling and Servicing Agreement. Any repurchase of the Mortgage Loans and REO Properties in accordance with this paragraph will result in the early retirement of any outstanding Certificates.

Events of Servicing Termination

An "Event of Servicing Termination" will consist, among other things, of:

         o any failure by the Servicer to make an Advance and any other failure by the Servicer to deposit in the Collection Account or Distribution Account the required amounts or to remit to the Trustee any payment which continues unremedied for one business day following written notice to the Servicer;

         o any failure by the Servicer to make a Servicing Advance or to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the first date on which
            (x) the Servicer has actual knowledge of the failure or (y) written notice of the failure is given to the Servicer; or

         o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

Rights upon Event of Servicing Termination

         So long as an Event of Servicing Termination under the Pooling and Servicing Agreement remains unremedied, the Trustee or the holders of Offered Certificates evidencing not less than 51% of the voting rights may terminate all of the rights and obligations of the Servicer in its capacity as servicer with respect to the Mortgage Loans, as provided in the Pooling and Servicing Agreement, whereupon the Trustee will succeed or appoint a successor to succeed to all of the responsibilities and duties of the Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. There generally will be a period of transition, not to exceed 90 days, for the transfer of actual servicing of the Mortgage Loans to the Trustee or any successor Servicer appointed by it. In connection with the termination of the Servicer, the Trustee will be entitled to be reimbursed by the Trust Fund (in the event that the Servicer does not timely reimburse the Trustee) for all of the reasonable costs associated with the termination of the Servicer, appointment of any successor Servicer and the transfer of servicing to a successor Servicer, including without limitation all reasonable costs or expenses associated with the completion, correction or manipulation of servicing data as may be required to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the successor Servicer to service the Mortgage Loans properly and effectively. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the loss and delinquency experience of the Mortgage Loans.

         No holder of an Offered Certificate, solely by virtue of its status as a holder of an Offered Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless the holder previously has given to the Trustee written notice of default and unless the holders of Offered Certificates having not less than 51% of the Voting Rights so agree and have offered indemnity reasonably acceptable to the Trustee.

                         Description of the Certificates

General

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus supplement by reference.

         First Republic Mortgage Loan Trust 2001-FRB1 will issue the Class A, Class X and Class A-R Certificates (together, the "Senior Certificates"), the Class B-1, Class B-2 and Class B-3 Certificates (together with the Senior Certificates, the "Offered Certificates"), and the Class B-4, Class B-5 and Class B-6 Certificates (together with the Class B-1, Class B-2 and Class B-3 Certificates, the "Subordinate Certificates"). The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus supplement as the "Certificates." Only the Offered Certificates are offered by this prospectus supplement and the accompanying prospectus.

         The Classes of Offered Certificates (other than the Class X Certificates) will have the respective initial Certificate Principal Balances set forth on the cover page of this prospectus supplement. The initial Certificate Principal Balances may vary in the aggregate by 10%.

         The Class X Certificates will not have a Certificate Principal Balance and will be entitled only to interest on the Certificate Notional Balance. The "Certificate Notional Balance" will be equal to the aggregate Certificate Principal Balances of the Class A Certificates and Class B-1 Certificates. The initial Certificate Notional Balance of the Class X Certificates will be equal to approximately $400,629,000 (plus or minus 10% in the aggregate).

         The Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. The initial Certificate Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates will be equal to approximately $1,635,000, $1,226,000 and $1,228,822, respectively.

         The Offered Certificates, other than the Class A-R Certificate, will be issued in book-entry form as described below. The Offered Certificates, other than the Class A-R Certificate, will be issued in minimum dollar denominations (or, in the case of the Class X Certificates, minimum notional denominations) of $25,000 and integral multiples of $1 in excess thereof. The assumed final maturity date (each, an "Assumed Final Distribution Date") for each of the Class A, Class X, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates is the Distribution Date in November 2031.

         Distributions on the Offered Certificates will be made by the Trustee on the 15th day of each calendar month, or if the 15th day is not a business day, on the first business day after the 15th day, commencing in December 2001 (each, a "Distribution Date"), to the persons in whose names the Offered Certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date is (i) with respect to the Offered Certificates (other than the Class A Certificates for so long as they are Book-Entry Certificates), the last business day of the month immediately preceding the month in which such Distribution Date occurs (except that in case of the first Distribution Date, the Record Date for such Classes of Certificates will be the Closing Date), and (ii) with respect to the Class A Certificates for so long as they are Book-Entry Certificates, the business day immediately preceding such Distribution Date.

Book-Entry Certificates

         The Offered Certificates (other than the Class A-R Certificate) will be book-entry certificates ("Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold such Certificates through The Depository Trust Company ("DTC") in the United States, or upon request through Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of such systems (each, a "Participant"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of the Book-Entry Certificate will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations ("DTC's Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, DTC's Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective Participants. Under DTC's Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Consequences--REMIC Certificates--Regular Certificates--Non-U.S. Persons", "--Information Reporting and Backup Withholding" and "New Withholding Regulations" in the Prospectus.

         Transfers between Participants will occur in accordance with DTC's rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream Banking, societe anonyme (formerly Cedelbank, "Clearstream, Luxembourg"), 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream, Luxembourg is owned by banks, securities dealers and financial institutions, and currently has about 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream, Luxembourg's stock.

         Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML", the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream, Luxembourg currently accepts over 70,000 securities issues on its books.

         Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

         The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences--Tax Characterization of a Trust Fund as a Partnership--Tax Consequences to Holder of the Certificates--Tax Consequences to Foreign Certificateholders", "--Backup Withholding" and "New Withholding Regulations" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the Book-Entry Certificates, may be limited due to the lack of physical certificates for the Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with DTC's Rules, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will use all reasonable efforts to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee will not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Subordinate Certificates in the form of Book-Entry Certificates, and the Trustee will have no liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in this prospectus supplement and the Pooling and Servicing Agreement.

         According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Priority of Distributions of the Certificates

         As more fully described herein, on each Distribution Date distribution of Available Funds will be made in the following order of priority:

         (A) Available Funds:

            (i) to interest on the Classes of Senior Certificates;

            (ii) to the Carryover Reserve Fund in an amount equal to the Carryover Reserve Fund Deposit for such Distribution Date;

            (iii) to the Class A Certificates, from the Carryover Reserve Fund as a distribution of any Net WAC Carryover Amount for such Distribution Date; and

            (iv) to principal of the Classes of Senior Certificates (other than the Class X Certificates), calculated as described below under "--Principal".

         (B) All remaining Available Funds:

            (i) to the Servicer for any amounts to which the Servicer is entitled for indemnification, as described in the Pooling and Servicing Agreement;

            (ii) to interest on and then principal of each Class of Subordinate Certificates, in the order of their numerical Class designations, beginning with the Class B-1 Certificates, subject to certain limitations described below under "--Principal"; and

            (iii) to the Class A-R Certificate.

         "Available Funds" for any Distribution Date will be equal to the sum of the following with respect to the Mortgage Loans:

               1. all scheduled installments of interest (net of the related
            Expense Fees) and principal due in the Due Period related to such Distribution Date and received prior to the related Determination Date, together with any Advances in respect thereof;

               2. all proceeds of any insurance policies with respect to the
            Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") during the month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any (such net amount, "Net Liquidation Proceeds"));

               3. all partial or full prepayments of the Mortgage Loans received during the month preceding the month of such Distribution Date, together with any Compensating Interest on such prepayments; and

               4. amounts received with respect to such Distribution Date as the
            Substitution Adjustment or Purchase Price in respect of a defective Mortgage Loan repurchased by the Seller as of such Distribution Date;

reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer or the Trustee is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement.

Interest

         The Classes of Offered Certificates will have the respective pass-through rates described below.

         On each Distribution Date, to the extent of funds available therefor, each Class of Offered Certificates will be entitled to receive an amount allocable to interest for the related Interest Accrual Period. This interest distributable amount for any such Class will be equal to (a) the sum of (i) interest at the applicable Pass-Through Rate on the related Certificate Principal Balance or Certificate Notional Balance for such Interest Accrual Period and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

         The "Interest Accrual Period" for each Distribution Date will be (i) for the Class A Certificates, the period from the 15th day of the month prior to the month of the Distribution Date (or, in the case of the first Distribution Date, the Closing Date) through the 14th day of the month of the applicable Distribution Date, and (ii) for all other Certificates, the calendar month preceding the month of the Distribution Date.

         Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months; provided, however, that in the case of the Class A Certificates and the initial Interest Accrual Period only, interest will be calculated and payable on the basis of the actual number of days elapsed in the related Interest Accrual Period and a 360-day year and a 30-day month.

         The "Net WAC Carryover Amount" shall be, on any Distribution Date on which the Pass-Through Rate for the Class A Certificates is limited by the Net WAC of the Mortgage Loans, the sum of (i) the excess, if any, of (a) the amount of interest that would have accrued on such Class at the related Pass-Through Rate (without giving effect to the Net WAC of the Mortgage Loans, but only up to 11.25%) over (b) the amount of interest that accrued on such Class at the Net WAC of the Mortgage Loans and (ii) any Net WAC Carryover Amount remaining unpaid from the prior Distribution Date together with interest thereon at the related Pass-Through Rate (without giving effect to the Net WAC of the Mortgage Loans, but only up to 11.25%).

         Any Net WAC Carryover Amount on the Class A Certificates will be paid on the current Distribution Date or on future Distribution Dates from and to the extent of funds in the Carryover Reserve Fund.

         The amount of interest distributable to the holders of the Class X Certificates on any Distribution Date will be reduced to the extent of any amounts required to be deposited in the Carryover Reserve Fund.

         The interest entitlement described above for each Class of Certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls." With respect to any Distribution Date, the Net Interest Shortfall is equal to

         o any Net Prepayment Interest Shortfalls for that Distribution Date and

         o the amount of interest that would otherwise have been received with respect to any Mortgage Loan which was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those types of losses.

         Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all Classes of Senior Certificates and all Classes of the Subordinate Certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive (or, in the case of the Subordinate Certificates, deemed to be entitled to receive, as described more fully below) on such Distribution Date before taking into account any reduction in such amounts from such Net Interest Shortfalls.

         For purposes of allocating Net Interest Shortfalls to the Subordinate Certificates on any Distribution Date, the amount of interest each Class of Subordinate Certificates shall be deemed to be entitled to receive from Available Funds on that Distribution Date will be equal to an amount of interest at the related Pass-Through Rate on the related Certificate Principal Balance of such Class for that Distribution Date; provided, however, that on any Distribution Date after the aggregate Certificate Principal Balances of the Senior Certificates have been reduced to zero, Net Interest Shortfalls will be allocated to the Classes of Subordinate Certificates based on the amount of interest each such Class of Subordinate Certificates would otherwise be entitled to receive on that Distribution Date.

         A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus. With respect to any Distribution Date, the "Net Prepayment Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls experienced by the Mortgage Loans during the calendar month preceding the month of the Distribution Date exceeds the aggregate amount payable on the Distribution Date by the Servicer as described under "The Pooling and Servicing Agreement--Adjustment to Servicing Compensation in Connection with Prepaid Mortgage Loans" in this prospectus supplement.

         If on a particular Distribution Date, Available Funds in the Collection Account applied in the order described above under "--Priority of Distributions of the Certificates" are not sufficient to make a full distribution of the interest entitlement on the Certificates, interest will be distributed on each related Class of Certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each such Class of Certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Pass-Through Rates

         The "Pass-Through Rate" for the Class A Certificates for any Distribution Date will equal the sum of 1-Month LIBOR plus 0.35%, subject to a cap (the "Class A Cap") which will equal the lesser of (i) the Net WAC for that Distribution Date and (ii) 11.25%. On any Distribution Date after the Optional Termination Date, the Pass-Through Rate for the Class A Certificates will equal the sum of 1-Month LIBOR plus 0.70%, subject to the Class A Cap.

         The "Net WAC" for any Distribution Date will be equal to the difference between (x) the average of the Loan Rates of the Mortgage Loans, as of the first day of the month preceding the month of that Distribution Date (or, in the case of the first Distribution Date, the Cut-Off Date), weighted on the basis of the related Principal Balances as of the first day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, as of the Cut-Off Date) and (y) the related Expense Fee Rate.

         The "Pass-Through Rate" for the Class X Certificates for any Distribution Date will equal the excess of the Net WAC for such Distribution Date over the weighted average of the Pass-Through Rates of the Class A and Class B-1 Certificates for such Distribution Date (adjusted as necessary to account for different Interest Accrual Periods).

         The "Pass-Through Rate" for the Class A-R Certificate for any Distribution Date will equal the Net WAC for such Distribution Date.

         The "Pass-Through Rate" for the Class B-1 Certificates will equal the Net WAC for such Distribution Date minus 0.205%.

         The "Pass-Through Rate" for the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will equal the Net WAC for such Distribution Date.

         The Pass-Through Rate for the Class A Certificates for the first Distribution Date will be determined on the second LIBOR business day preceding the Closing Date and for each subsequent Distribution Date will be determined on the second LIBOR business day prior to the first day of the related Interest Accrual Period (each such date, a "LIBOR Determination Date"). The Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("One-Month LIBOR") for each Interest Accrual Period on the basis of the interbank offered rate for one-month U.S. dollar deposits, in the London market as quoted on Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used in this section "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market with an established place of business in London and which have been designated as such by the Trustee.

         On each LIBOR Determination Date, if One-Month LIBOR does not appear on Telerate Page 3750 or any page replacing such Telerate Page 3750, One-Month LIBOR for the related Interest Accrual Period will be established by the Trustee as follows:

         (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.001%).

         (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.001%) of the one-month U.S. dollar lending rates which New York City banks selected by the Depositor are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that such quotations are not available (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Depositor are quoting on such LIBOR Determination Date to leading European banks.

         The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to each Class of Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal

         General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between the related Senior Certificates (other than the Class X Certificates) and Subordinate Certificates.

         Principal Distribution Amount. On each Distribution Date, the Principal Distribution Amount will be applied as principal of the related Classes of Certificates.

         The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of:

               (i) each scheduled payment of principal collected or advanced on the Mortgage Loans by the Servicer in the related Due Period;

               (ii) that portion of the Purchase Price representing principal of any repurchased Mortgage Loan deposited in the Collection Account during the related Prepayment Period;

               (iii) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the related Prepayment Period;

               (iv) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to the Mortgage Loans that are not yet Liquidated Mortgage Loans;

               (v) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans; and

               (vi) the principal portion of all partial and full principal prepayments of the related Mortgage Loans received during the related Prepayment Period.

         Senior Principal Distribution Amount. On each Distribution Date, the Principal Distribution Amount, up to the Senior Principal Distribution Amount, will be distributed as principal of the Senior Certificates (other than the Class X Certificates), sequentially to (i) the Class A-R Certificate and then
(ii) the Class A Certificates until their respective Certificate Principal Balances are reduced to zero;

         The "Certificate Principal Balance" of any Class of Offered Certificates on any Distribution Date will be equal to its Certificate Principal Balance on the Closing Date (the "Original Certificate Principal Balance") reduced by the sum of:

         o all amounts actually distributed in respect of principal of that Class on all prior Distribution Dates and

         o all Realized Losses applied in reduction of principal of that Class on all prior Distribution Dates.

         A "Due Period" for any Distribution Date is the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

         The "Senior Credit Support Depletion Date" is the date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero.

         The "Prepayment Period" for any Distribution Date means the calendar month preceding the month in which that Distribution Date occurs.

         The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of:

         o the Senior Percentage of all amounts described in clauses (i) through (iv) of the definition of "Principal Distribution Amount" for such Distribution Date;

         o for each Mortgage Loan that became a Liquidated Mortgage Loan prior to the related Determination Date, the lesser of

            (a) the Senior Percentage of the Stated Principal Balance of that
                Mortgage Loan and

            (b) either

                (i) the Senior Prepayment Percentage of the amount of the Net
                    Liquidation Proceeds allocable to principal received on that Mortgage Loan;

                                       or

               (ii) if an Excess Loss was sustained on the Liquidated Mortgage
                    Loan during the preceding calendar month, the Senior Percentage of the applicable amount of the Net Liquidation Proceeds allocable to principal received on that Mortgage Loan; and

            o the Senior Prepayment Percentage of the amounts described in clause (vi) of the definition of "Principal Distribution Amount" for that Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, such Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the principal portion of the Bankruptcy Loss.

         "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid Principal Balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Net Liquidation Proceeds received and to the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related Mortgagor. The "Pool Balance" with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the first day of the month preceding the month of the Distribution Date.

         The "Pro Rata Senior Percentage" for each Distribution Date will be the percentage equivalent of a fraction the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date and the denominator of which is the Pool Balance for such Distribution Date.

         Except as described below, the "Senior Percentage" for any Distribution Date occurring before December 2011 will equal 100%. The Senior Percentage for any Distribution Date occurring (i) before December 2011 but in or after November 2004 on which the Two Times Test is satisfied, or (ii) in or after December 2011, is the Pro Rata Senior Percentage. If the Two Times Test is satisfied prior to November 2004, the Senior Percentage for such Distribution Date is the Pro Rata Senior Percentage plus 50% of an amount equal to 100% minus the Pro Rata Senior Percentage. The "Subordinate Percentage" with respect to the Subordinate Certificates and any Distribution Date will be equal to the difference between 100% and the Senior Percentage on such Distribution Date.

         The "Senior Prepayment Percentage" for any Distribution Date occurring before December 2011 will equal 100%, except as described below. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates while, in the absence of Realized Losses, increasing the interest in the Pool Balance evidenced by the Subordinate Certificates. Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates. The "Subordinate Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

         The Senior Prepayment Percentage for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

         o for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for the Distribution Date;

         o for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for the Distribution Date;

         o for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for the Distribution Date;

         o for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for the Distribution Date; and

         o for any Distribution Date thereafter, the Senior Percentage for the Distribution Date,

unless on any such Distribution Date the Pro Rata Senior Percentage exceeds the initial Pro Rata Senior Percentage, in which case such Senior Prepayment Percentage for the Distribution Date will once again equal 100%.

         Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied with respect to the Mortgage Loans:

         first, the outstanding Principal Balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Certificate Principal Balance of the Subordinate Certificates, does not equal or exceed 50%, and second, cumulative Realized Losses on the Mortgage Loans do not exceed

                           o   for the Distribution Date on the tenth
                               anniversary of the first Distribution Date, 30% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date (the "Original Subordinate Certificate Principal Balance"),

                           o for the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the Original Subordinate Certificate Principal Balance,

                           o for the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the Original Subordinate Certificate Principal Balance,

                           o for the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the Original Subordinate Certificate Principal Balance, and

                           o for the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the Original Subordinate Certificate Principal Balance.

         Notwithstanding the preceding paragraphs, if on any Distribution Date

                  (a) the Aggregate Subordinated Percentage is at least two times the Aggregate Subordinated Percentage as of the Closing Date,

                  (b)   the delinquency test set forth above is satisfied, and

                  (c) cumulative Realized Losses do not exceed 30% of the Original Subordinate Certificate Principal Balance (collectively, the "Two Times Test"),

the Senior Prepayment Percentage will equal the Senior Percentage.

         For any Distribution Date, the "Aggregate Subordinated Percentage" is the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such Distribution Date and the denominator of which is the Pool Balance for such Distribution Date.

         If on any Distribution Date the allocation to the Class or Classes of Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding Certificate Principal Balance of the Class or Classes below zero, the distribution to the Class or Classes of Senior Certificates of the Senior Percentage or the Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Certificate Principal Balance(s) to zero.

         Subordinate Principal Distribution Amount. Except as provided in the next paragraph, each Class of Subordinate Certificates will be entitled to receive on each Distribution Date its pro rata share of the Subordinate Principal Distribution Amount (based on its respective Certificate Principal Balance), in each case to the extent of the amount available from Available Funds for distribution of principal on such Class, as described above under "--Priority of Distributions Among Certificates." Distributions of principal of the Subordinate Certificates will be made on each Distribution Date sequentially to the Classes of Subordinate Certificates in the order of their numerical Class designations, beginning with the Class B-1 Certificates, until each such Class has received its respective pro rata share for such Distribution Date.

         With respect to each Class of Subordinate Certificates, if on any Distribution Date the sum of the related Class Subordination Percentages of such Class and all Classes of Subordinate Certificates which have higher numerical Class designations than such Class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for such Class on the date of issuance of the Certificates (the "Original Applicable Credit Support Percentage"), no distribution of principal prepayments will be made to any such Classes (the "Restricted Classes") and the amount otherwise distributable to the Restricted Classes in respect of such principal prepayments will be allocated among the remaining Classes of Subordinate Certificates, pro rata, based upon their respective Certificate Principal Balances, and distributed in the order described above.

         The "Class Subordination Percentage" with respect to any Distribution Date and each Class of Subordinate Certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Certificate Principal Balance of the Class of Subordinate Certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates immediately before the Distribution Date.

         The approximate Original Applicable Credit Support Percentages for the Subordinate Certificates on the date of issuance of the certificates are expected to be as follows:

                    Class B-1                        3.00%
                    Class B-2                        2.00%
                    Class B-3                        1.60%
                    Class B-4                        1.00%
                    Class B-5                        0.60%
                    Class B-6                        0.30%

         The "Subordinate Principal Distribution Amount" for any Distribution Date will be equal to:

         the sum of:

            (i)   the Subordinate Percentage of all amounts described in clauses
                  (i) through (iv) of the definition of "Principal Distribution Amount" for that Distribution Date,

            (ii) for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, that portion of the Net Liquidation Proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bullet point in the definition of "Senior Principal Distribution Amount" up to the related Subordinate Percentage of the Stated Principal Balance of the Mortgage Loan; and

            (iii) the Subordinate Prepayment Percentage of the applicable amounts described in clause (vi) of the definition of "Principal Distribution Amount" for that Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinate Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the principal portion of the Bankruptcy Loss.

Carryover Reserve Fund

         The Pooling and Servicing Agreement also established an account (the "Carryover Reserve Fund") with an initial deposit of $5,000. The Carryover Reserve Fund will be held in trust by the Trustee on behalf of the holders of the Class A Certificates. The Carryover Reserve Fund will not be an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.

         The amount (the "Carryover Reserve Fund Deposit") required to be deposited in the Carryover Reserve Fund on any Distribution Date will equal the greater of (i) the Net WAC Carryover Amount for such Distribution Date and (ii) the amount, if any, required to be deposited so that the amount on deposit in the Carryover Reserve Fund will be equal to $5,000 (after taking into account the amount otherwise on deposit therein); provided that the Carryover Reserve Fund Deposit will not exceed the amount of interest otherwise payable to the Class X Certificates on such Distribution Date.

         On each Distribution Date for which a Net WAC Carryover Amount exists, the Trustee shall withdraw amounts from the Carryover Reserve Fund and pay such amounts to the holders of the Class A Certificates as necessary. Any investment earnings on amounts on deposit in the Carryover Reserve Fund will be paid to (and held for the benefit of) the holders of the Class X Certificates and will not be available to pay any Net WAC Carryover Amount.

Allocation of Losses

         On each Distribution Date, all Realized Losses, other than Excess Losses, with respect to the Mortgage Loans will be allocated, first, to the Subordinate Certificates in the reverse order of their numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation), in each case until the Certificate Principal Balances of the respective Classes of Subordinate Certificates have been reduced to zero, and then to the Senior Certificates (other than the Class X Certificates). If on any Distribution Date, the aggregate of the Certificate Principal Balances of all Classes of Certificates (after giving effect to all distributions and allocations of Realized Losses on such Distribution Date) exceeds the Pool Balance as of the first day of the month of such Distribution Date, the Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of the excess.

         On each Distribution Date, the principal portion of Excess Losses will be allocated pro rata to the Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates, based upon their respective Certificate Principal Balances, immediately prior to such Distribution Date; provided, however, that on any Distribution Date on and after the Senior Credit Support Depletion Date, any such Excess Loss will be allocated pro rata among the Classes of Senior Certificates, based on their respective Certificate Principal Balances immediately prior to such Distribution Date.

         In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid Principal Balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds applied to the Principal Balance of the related Mortgage Loan.

         "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount.

         "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

         A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement--Special Hazard Insurance Policies."

Subordination of the Subordinate Certificates

         The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Senior Certificates and the rights of the holders of each Class of Subordinate Certificates (other than the Class B-1 Certificates) to receive the distributions will be further subordinated to the rights of the Class or Classes of Subordinate Certificates with lower numerical Class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination among the Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses, other than Excess Losses. In addition, the Subordinate Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs. Realized Losses, other than Excess Losses, will be allocated to the Class of Subordinate Certificates then outstanding with the highest numerical Class designation.

         The Subordinate Certificates will provide limited protection to the Classes of Certificates of higher relative priority against

         o Special Hazard Losses in an initial amount expected to be up to approximately $12,264,822 (the "Special Hazard Loss Coverage Amount"),

         o Bankruptcy Losses in an initial amount expected to be up to approximately $100,000 (the "Bankruptcy Loss Coverage Amount") and

         o Fraud Losses in an initial amount expected to be up to approximately $8,176,118 (the "Fraud Loss Coverage Amount").

         The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

         o the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date, and

         o  the greatest of

            o  1% of the aggregate of the Principal Balances of the Mortgage
               Loans,

            o  twice the Principal Balance of the largest Mortgage Loan and

            o the aggregate Principal Balances of the Mortgage Loans secured by Mortgaged Properties located in the single California five-digit ZIP Code area having the highest aggregate Principal Balance of any such ZIP Code area.

         All Principal Balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

         The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Subordinate Certificates. In addition, on each anniversary of the Cut-Off Date, the Fraud Loss Coverage Amount will be reduced as follows:

         o on the first, second, third and fourth anniversaries of the Cut-Off Date, to an amount equal to the lesser of (a) 1.00% of the then current Pool Balance and (b) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-Off Date (or, in the case of the first anniversary, as of the Cut-Off Date) over the cumulative amount of Fraud Losses allocated to the Subordinate Certificates since such preceding anniversary or the Cut-Off Date, as the case may be, and

         o  on the fifth anniversary of the Cut-Off Date, to zero.

         The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Subordinate Certificates.

         The amount of coverage provided by each Class of Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

         A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of a Mortgaged Property at an amount less than the then outstanding Principal Balance of the Mortgage Loan secured by the Mortgaged Property or may reduce the outstanding Principal Balance of the related Mortgage Loan. In the case of a reduction in that value of the related Mortgaged Property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding Principal Balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation with respect to any Mortgage Loan so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

Reports to Certificateholders

         On each Distribution Date, the Trustee will make available to each holder of a Certificate and will forward to the Rating Agencies a statement (based on information received from the Servicer) generally setting forth, among other things:

         1. the amount of the distributions, separately identified, with respect to each Class of Certificates;

         2. the amount of the distributions set forth in item 1 above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included therein;

         3. the amount of the distributions set forth in item 1 above allocable to interest and the calculation thereof;

         4. the amount of any unpaid interest shortfall amount with respect to each Class of Certificates for such Distribution Date for each applicable Class;

         5. the Certificate Principal Balance of each Class of Certificates (or the Certificate Notional Balance in the case of the Class X Certificates) after giving effect to the distribution of principal on that Distribution Date;

         6.       Net WAC at the end of the related Prepayment Period;

         7. the Senior Percentage and Subordinate Percentage for the following Distribution Date;

         8. the Senior Prepayment Percentage and Subordinate Prepayment Percentage for the following Distribution Date;

         9. the amount of the Servicing Fee paid to or retained by the Servicer;

         10.      the amount of Advances for the related Due Period;

         11. the number and aggregate Principal Balance of Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure)(1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

         12.      the rolling six-month delinquency rate for that Distribution
                  Date;

         13. for any Mortgage Loan as to which the related Mortgaged Property was acquired by the Trust in foreclosure or by deed in lieu of foreclosure (any such property, an "REO Property") during the preceding calendar month, the loan number, the Principal Balance of that Mortgage Loan as of the close of business on the last day of the related Due Period and the date of acquisition thereof;

         14. the total number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

         15. the aggregate amount of Realized Losses incurred during the preceding calendar month;

         16.      the cumulative amount of Realized Losses;

         17. the aggregate amount of Special Hazard Losses, Bankruptcy Losses and Fraud Losses incurred during the preceding calendar month;

         18. the cumulative amount of Special Hazard Losses, Bankruptcy Losses and Fraud Losses;

         19. the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date;

         20. the Realized Losses and Excess Losses, if any, allocated to each Class of Certificates on that Distribution Date; and

         21. the Pass-Through Rate for each Class of Certificates for that Distribution Date.

         The Trustee will make such statement available each month, to any interested party, via the Trustee's website. The Trustee's website can be accessed at "http://www.ctslink.com".

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

                  Yield, Prepayment and Maturity Considerations

General

         The effective yields to the holders of the Offered Certificates (other than the Class A Certificates) will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of such Certificates because monthly distributions will not be payable to those holders until generally the 15th day of the month following the month in which interest accrues on the Mortgage Loans, without any additional distribution of interest or earnings thereon in respect of the delay.

         Delinquencies on the Mortgage Loans which are not advanced by the Servicer or the Trustee as successor Servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the Senior Certificates and the Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates in the reverse order of their numerical Class designations, and then by the Senior Certificates. If, as a result of these shortfalls, the aggregate of the Certificate Principal Balances of all Classes of Certificates (after giving effect to all distributions and allocations of Realized Losses on any Distribution Date) exceeds the Pool Balance as of the first day of the month of such Distribution Date, the Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of the excess.

         Net Interest Shortfalls will adversely affect the yields on the Senior Certificates and the Subordinate Certificates. In addition, although all losses initially will be borne by the Subordinate Certificates, in the reverse order of their numerical Class designations, Excess Losses will be borne by the Senior Certificates and the Subordinate Certificates in the manner set forth in this prospectus supplement under "Description of the Certificates--Allocation of Losses" and "--Subordination of the Subordination Certificates." As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses, on the Mortgage Loans. Excess Losses could occur at a time when one or more Classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

Prepayment Considerations and Risks

         The rate of principal payments on the Offered Certificates (other than the Class X Certificates), the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans generally. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller. The Mortgage Loans may be prepaid by the Mortgagors at any time but may subject the Mortgagor to a prepayment penalty. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" in this prospectus supplement.

         Prepayments, liquidations and purchases of the Mortgage Loans, including any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund, in each case as described in this prospectus supplement, will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the applicable Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, a faster than anticipated rate of principal payments on the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under "The Mortgage Pool--General" and "-- Mortgage Loan Statistics" in this prospectus supplement. As is the case with fixed rate mortgage loans, if prevailing interest rates were to fall significantly below the Loan Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on the Mortgage Loans because the Mortgagors may seek to "lock in" a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. The existence of a periodic rate cap on some of the Mortgage Loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment.

         The particular features of the Mortgage Loans may affect the prepayment experience. The interest-only feature of some of the Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market rates of interest or to avoid adjustments in the Loan Rates. However, as a Mortgage Loan with such feature nears the end of its interest-only period, the Mortgagor may be more likely to refinance the Mortgage Loan, even if market rates are only slightly less than the Loan Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

         The rate of prepayment may affect the Pass-Through Rates on the Offered Certificates. In the case of the Senior Certificates (other than the Class X Certificates), prepayments of Mortgage Loans with Loan Rates (net of the Expense Fee Rate) in excess of the then current Net WAC may (and, in the case of the Class X Certificates and Subordinate Certificates, will) reduce the related Pass-Through Rates. Mortgage Loans with higher Adjusted Net Loan Rates, and consequently higher Loan Rates, may prepay at faster rates than Mortgage Loans with relatively lower Loan Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may reduce the Pass-Through Rate on the Certificates.

         As described herein under "Description of the Certificates--Principal," the Senior Prepayment Percentage of all principal prepayments on the Mortgage Loans will be distributed to the Classes of Senior Certificates then entitled to receive principal distributions. This may result in all or a disproportionate percentage of principal prepayments being distributed to holders of Senior Certificates and none or less than their pro rata share of principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

The Subordinate Certificates

         The weighted average lives of, and the yields to maturity on, the Subordinate Certificates, in increasing order of their numerical Class designations, will be progressively more sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans are higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of that Certificate may be lower than the yield expected by the holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Certificate Principal Balances of the applicable Class of Subordinate Certificates to the extent of any losses allocated thereto (as described under "Description of the Certificates--Allocation of Losses"), without the receipt of cash attributable to such reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation if and to the extent that the aggregate of the Certificate Principal Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Balance as of the first day of the month of such Distribution Date. As a result of these reductions, less interest will accrue on such Class of Subordinate Certificates than otherwise would be the case. The yields to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds.

         If on any Distribution Date the Applicable Credit Support Percentage for any Class of Subordinate Certificates is less than its Original Applicable Credit Support Percentage, all principal prepayments available for distribution on the Subordinate Certificates will be allocated solely to all other Classes of Subordinate Certificates with lower numerical designations, thereby accelerating the amortization thereof relative to that of the Restricted Classes and reducing the weighted average lives of such Classes of Subordinate Certificates receiving such distributions. Accelerating the amortization of the Classes of Subordinate Certificates with lower numerical designations relative to the other Classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by such other Classes.

Weighted Average Lives

         The projected weighted average life of each Class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is scheduled to be repaid to the investors in that Class. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth in this prospectus supplement under "The Mortgage Pool."

         In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Certificates. See "Description of the Certificates--Principal" in this prospectus supplement.

         The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Certificate Principal Balances, variability in the weighted average lives of such Classes of Offered Certificates will result in variability in the related yields to maturity.

         The assumed final maturity date for each Class of Offered Certificates is as set forth in this prospectus supplement under "Description of the Certificates--General" above. The assumed final maturity date for each Class of Offered Certificates is the Distribution Date immediately following the latest maturity date of any Mortgage Loan. The weighted average life of each Class of Offered Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the related assumed final maturity date because (i) prepayments are likely to occur, and (ii) the Servicer may cause a termination of the Trust as provided in this prospectus supplement.

Structuring Assumptions

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Mortgage Loans is the "Prepayment Vector". 100% of the Prepayment Vector assumes a constant prepayment rate ("CPR") of 3% per annum of the then unpaid principal balance of the Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 0.7714% (precisely 27/35 of 1%) per annum in each month thereafter until the 36th month. Beginning in the 36th month and in each month thereafter during the life of such Mortgage Loans, the Prepayment Vector assumes a CPR of 30%. This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

         The tables on pages S-72 and S-73 were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables on pages S-72 and S-73 In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Classes of Offered Certificates may be made earlier or later than indicated in the tables.

         The percentages and weighted average lives in the tables on pages S-72 and S-73 and the Class X pre-tax yield table on page S-74 were determined assuming that (the "Structuring Assumptions"):

         1. the Mortgage Pool consists of Mortgage Loans with the characteristics set forth in the table below,

         2. distributions on the Certificates are received, in cash, on the 15th day of each month, commencing in December 2001,

         3. the Mortgage Loans prepay at the indicated percentages of the Prepayment Vector or the indicated constant percentages, as applicable,

         4. (a) no defaults or delinquencies occur in the payment by the mortgagors of principal and interest on the Mortgage Loans and
                  (b) no shortfalls due to the application of the Relief Act are incurred,

         5. no Mortgage Loan is purchased by the Seller or Servicer from the Trust Fund pursuant to any obligation or option under the Pooling and Servicing Agreement except as indicated in the calculation of weighted average life in the rows entitled "To Optional Termination (1)(2)",

         6. scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in December 2001, and are computed prior to giving effect to any prepayments received in the prior month,

         7. prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month (commencing in November 2001) and include 30 days' interest thereon,

         8. the scheduled monthly payment for each Mortgage Loan is calculated based on its Principal Balance, Loan Rate and original and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining Principal Balance of such Mortgage Loan by its remaining term to maturity (taking into account any interest-only period),

         9. interest accrues on each Certificate at the applicable rate described in this prospectus supplement under "Description of the Certificates--Pass-Through Rates,"

         10. the initial Certificate Principal Balances or initial Certificate Notional Balance, as applicable, of the Certificates are those set forth on the cover of this prospectus supplement or as described herein,

         11. the Expense Fee Rate is 0.305%, 1-Month LIBOR and One-Month LIBOR are 2.08% and 6-Month LIBOR is 1.97375%, and

         12.      the Certificates are purchased on December 4, 2001.

                      Assumed Mortgage Loan Characteristics

                                         Remaining
                                         Interest      Initial
                       Cut-Off Date        Only         Loan       Original    Remaining
                         Principal        Period        Rate         Term        Term       Gross
     Loan Index         Balance ($)      (months)        (%)       (months)     (months)   Margin (%)
     ----------         -----------      --------        ---       --------     --------   ----------
   1-Month LIBOR        12,499,605.27       N/A       4.06950         341         336        1.44066
   6-Month LIBOR         5,277,521.79       N/A       6.05930         360         354        1.96972
   6-Month LIBOR        10,651,901.16       N/A       5.32449         355         343        1.83029
   1-Month LIBOR       298,548,464.50       114       4.07232         359         354        1.34686
   6-Month LIBOR        12,201,183.17       113       5.72658         358         352        1.75490
   6-Month LIBOR        69,627,245.62       117       5.28970         360         356        1.68622




                                                       Months
                                                    to Next Rate        Rate
                                        Periodic     Adjustment      Adjustment
                         Maximum        Rate Cap        Date         Frequency
     Loan Index        Loan Rate (%)      (%)         (months)        (months)
     ----------        -------------      ---         --------        --------
   1-Month LIBOR          12.04415         N/A            1               1
   6-Month LIBOR          12.61989          1             5               6
   6-Month LIBOR          12.29894         N/A            3               6
   1-Month LIBOR          11.94222         N/A            1               1
   6-Month LIBOR          12.13302          1             4               6
   6-Month LIBOR          11.98986         N/A            3               6



                                         Prepayment Scenarios (1)
           ---------------------------------------------------------------------------------------
           Scenario I         Scenario II       Scenario III        Scenario IV         Scenario V
           ----------         -----------       ------------        -----------         ----------
               50%                75%               100%               125%                150%

--------------

         (1)      Percentage of the Prepayment Vector.

         There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the following tables. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding (and the weighted average lives) of the Offered Certificates set forth in the following tables. In addition, to the extent that the actual Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Offered Certificates may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Principal Balance of each such Class that would be outstanding after each of the Distribution Dates shown, at various constant prepayment percentages. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the prepayment experience and the principal balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the Prepayment Vector.

          Percent of Original Certificate Principal Balance Outstanding

                              Class A Certificates

Distribution Date                            Scenario I   Scenario II  Scenario III  Scenario IV  Scenario V
-----------------                            ----------   -----------  ------------  -----------  ----------
Initial Percentage...................            100          100          100           100          100
November 15, 2002....................             94           91           88            85           83
November 15, 2003....................             84           77           70            63           56
November 15, 2004....................             71           59           49            39           31
November 15, 2005....................             60           45           34            25           17
November 15, 2006....................             51           35           24            15            9
November 15, 2007....................             43           27           17            10            5
November 15, 2008....................             36           21           12             6            3
November 15, 2009....................             31           16            8             4            2
November 15, 2010....................             26           13            6             2            1
November 15, 2011....................             22           10            4             1            0
November 15, 2012....................             18            7            3             1            0
November 15, 2013....................             15            5            2             1            0
November 15, 2014....................             12            4            1             0            0
November 15, 2015....................             10            3            1             0            0
November 15, 2016....................              8            2            1             0            0
November 15, 2017....................              6            2            0             0            0
November 15, 2018....................              5            1            0             0            0
November 15, 2019....................              4            1            0             0            0
November 15, 2020....................              3            1            0             0            0
November 15, 2021....................              2            0            0             0            0
November 15, 2022....................              2            0            0             0            0
November 15, 2023....................              1            0            0             0            0
November 15, 2024....................              1            0            0             0            0
November 15, 2025....................              1            0            0             0            0
November 15, 2026....................              1            0            0             0            0
November 15, 2027....................              0            0            0             0            0
November 15, 2028....................              0            0            0             0            0
November 15, 2029....................              0            0            0             0            0
November 15, 2030....................              0            0            0             0            0
November 15, 2031....................              0            0            0             0            0

Weighted Average Life (years)
  To Maturity (1)....................             6.56         4.70         3.66          3.01         2.56
  To Optional Termination (1)(2).....             6.38         4.55         3.54          2.91         2.48


---------

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on that Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on that Class of Certificates.

(2)  Assumes exercise of the optional termination on the earliest possible date.

          Percent of Original Certificate Principal Balance Outstanding

                 Class B-1, Class B-2 and Class B-3 Certificates

Distribution Date                                  Scenario I  Scenario II  Scenario III  Scenario IV  Scenario V
-----------------                                  ----------  -----------  ------------  -----------  ----------
Initial Percentage...................                  100          100          100          100          100
November 15, 2002....................                  100          100          100          100          100
November 15, 2003....................                  100          100          100          100          100
November 15, 2004....................                  100          100          100           89           80
November 15, 2005....................                  100           96           72           56           44
November 15, 2006....................                  100           74           50           35           24
November 15, 2007....................                   90           57           35           22           13
November 15, 2008....................                   76           44           25           13            7
November 15, 2009....................                   65           34           17            8            4
November 15, 2010....................                   55           27           12            5            2
November 15, 2011....................                   46           20            8            3            1
November 15, 2012....................                   37           15            6            2            1
November 15, 2013....................                   31           11            4            1            0
November 15, 2014....................                   25            8            3            1            0
November 15, 2015....................                   20            6            2            0            0
November 15, 2016....................                   16            5            1            0            0
November 15, 2017....................                   13            3            1            0            0
November 15, 2018....................                   10            2            0            0            0
November 15, 2019....................                    8            2            0            0            0
November 15, 2020....................                    7            1            0            0            0
November 15, 2021....................                    5            1            0            0            0
November 15, 2022....................                    4            1            0            0            0
November 15, 2023....................                    3            0            0            0            0
November 15, 2024....................                    2            0            0            0            0
November 15, 2025....................                    2            0            0            0            0
November 15, 2026....................                    1            0            0            0            0
November 15, 2027....................                    1            0            0            0            0
November 15, 2028....................                    0            0            0            0            0
November 15, 2029....................                    0            0            0            0            0
November 15, 2030....................                    0            0            0            0            0
November 15, 2031....................                    0            0            0            0            0

Weighted Average Life (years)
  To Maturity (1)....................                 10.67         7.58         5.84         4.85         4.27
  To Optional Termination (1)(2).....                 10.29         7.26         5.58         4.62         4.06


-------------

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on that Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on that Class of Certificates.

(2)  Assumes exercise of the optional termination on the earliest possible date.

Sensitivity of the Class X Certificates

         The yield to maturity of the Class X Certificates will be highly sensitive to the principal prepayment, repurchase and default experience of the Mortgage Loans. Investors should carefully consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans or repurchases of Mortgage Loans could result in the failure of investors in the Class X Certificates to recover their initial investments. The yield to holders of the Class X Certificates could also be adversely affected in the event that the Servicer exercises its right under the Pooling and Servicing Agreement to repurchase all remaining Mortgage Loans and REO Properties in the Trust and thereby effects the early retirement of the Certificates, as described in "The Pooling and Servicing Agreement--Termination" in this prospectus supplement.

         The following table demonstrates the sensitivity of the pre-tax yields on the Class X Certificates to various percentages of CPR by projecting the aggregate payments of interest on the Class X Certificates and calculating the corresponding pre-tax yields on a corporate bond equivalent basis, assuming distributions on the Mortgage Loans are made as set forth under "--Weighted Average Lives" above.

           Pre-Tax Yields to Maturity (%) on the Class X Certificates


                                                       Percentage of CPR
                                 ---------------------------------------------------------------
             Assumed
            Purchase
            Price* (%)               20%           30%          40%            50%          60%
             -------                -----         -----        -----          ----         ----
             0.50000                170.1         146.9        121.8          94.4         63.5
             0.56250                143.4         121.7         98.2          72.5         43.4
             0.62500                122.9         102.4         80.1          55.7         28.1
             0.68750                106.8          87.1         65.9          42.5         15.9
             0.75000                 93.8          74.9         54.4          31.8          6.1
             0.81250                 83.1          64.8         45.0          23.0         -2.0

----------------

     * The prices shown above do not include accrued interest. Accrued interest has been added to the prices in calculating the yields set forth in the table above.

         The pre-tax yields set forth in the preceding yield table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed streams of cash flows to the Closing Date to equal the assumed purchase prices (plus accrued interest), and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account the interest rates at which funds received by holders of the Class X Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered.

         It is highly unlikely that the Mortgage Loans will prepay at the same rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class X Certificates is likely to differ from those shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the Mortgage Loans (or their Loan Rates) for any period or over the life of the Class X Certificates or as to the yield on the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

                    Material Federal Income Tax Consequences

General

         For federal income tax purposes, the Trust Fund (exclusive of the rights in respect of the Carryover Reserve Fund) will consist of several segregated asset pools, each of which shall constitute a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes.

         It is anticipated that the Certificates (other than the Class A-R Certificate and exclusive of the Carryover Reserve Fund) will constitute "regular interests" in the upper tier REMIC for tax purposes. The Class A-R Certificate will represent beneficial ownership of the sole Class of "residual interests" in each REMIC created pursuant to the Pooling and Servicing Agreement. Upon issuance of the Offered Certificates, Sidley Austin Brown & Wood LLP ("Tax Counsel") will deliver its opinion concluding, assuming compliance with the Agreement, for U.S. federal income tax purposes, each REMIC created pursuant to the Agreement will be characterized as a REMIC within the meaning of section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

Taxation of Regular Interests

         A holder of a Class of Offered Certificates (other than the Class A-R Certificate and any right or obligation under the Interest Rate Cap Agreement (as described below)) will be treated for federal income tax purposes as owning a regular interest in a REMIC. See "Certain Federal Income Tax Considerations" in the accompanying prospectus.

         In addition, the Class A Certificates will represent a beneficial interest in the right to receive interest otherwise payable on the Class X Certificates pursuant to the provisions of the Pooling and Servicing Agreement. Due to their entitlement to such payments, the Class A Certificates will be treated as also representing beneficial interests in contractual rights that would either be treated for United States federal income tax purposes as an interest rate cap agreement (the "Interest Rate Cap Agreement") treated as a notional principal contract or as an interest in an entity taxable as a partnership with the Holders of the Class X Certificates in respect of entitlement to interest for federal income tax purposes. In the event that the rights of the Class A Certificates to Net WAC Carryover Amounts are treated as representing beneficial interests in an entity taxable as a partnership for federal income tax purposes, such Certificateholders may be subject to different tax timing consequences and withholding on such amounts with respect to holders of the Class A Certificates who are Non-U.S. Persons. Prospective investors in the Class A Certificates should consult their tax advisors regarding the tax treatment of the rights of the holders of such Certificates to Net WAC Carryover Amount.

         A holder of a Class A Certificate must allocate its purchase price for such Certificate between its two components--the REMIC regular interest component and the Interest Rate Cap Agreement component or the partnership interest component, as applicable. For information reporting purposes, the Trustee will assume that, with respect to any Class A Certificate, the Interest Rate Cap Agreement component or the partnership interest component, as applicable, will have only nominal value relative to the value of the regular interest component. The IRS could argue, however, that the Interest Rate Cap Agreement component or the partnership interest component, as applicable, has significant value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount).

         Upon the sale, exchange, or other disposition of a Class A Certificate, the holder must allocate the amount realized between the two components of the Class A Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Class A Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interests in the Interest Rate Cap Agreement component or the partnership interest component, as applicable, should be capital gain or loss, and, gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Class A Certificate realized by an investor who holds such Certificate as a capital asset will be gain or loss and will be long term or short term depending on whether the Certificate has been held for the long term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if the Certificate is hold as part of a "conversion transaction" as described in section 1258(c) of the Code, up the amount of interest that would have accrued on the Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under section 1274(d) of the Code in effect at the time the holder entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Holder if its yield on such Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Certificate. In addition, gain or loss recognized from the sale of a Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code. Long term capital gains of certain non-corporate taxpayers are subject to a lower minimum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

         The following discussion assumes that the right of each of the holders of the Class A Certificates to receive payments from the Carryover Reserve Fund will be treated as an interest rate cap agreement for federal income tax purposes. As indicated above, a portion of the purchase price paid by a holder to acquire a Class A Certificate will be attributable to the Interest Rate Cap Agreement component of such Certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreement component must be amortized over the life a Class A Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method the level yield constant interest method the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreement component of a Class A Certificate.

         Any payments made to a holder of a Class A Certificate from interest otherwise payable to the Class X Certificates will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Interest Rate Cap Agreement component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

         Interest on the Offered Certificates must be included in income by a Certificateholder under the accrual method of accounting, regardless of the Certificateholder's regular method of accounting. In addition, the Class X Certificates will, and the other Classes of Certificates may, be considered to have been issued with OID. See "Certain Federal Income Tax Considerations" in the prospectus. OID must be included in income as it accrues on a constant yield method, regardless of whether the Certificateholder receives currently the cash attributable to such OID. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be 100% of the Prepayment Vector. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

The Class X Certificates

         The holders of the Class X Certificates will be treated as purchasing a REMIC regular interest, and receiving a premium payment for writing the Interest Rate Cap Agreement. The Class X Certificates, obligation to pay the Net WAC Carryover Amount will be treated as a notional principal contract or as an interest in an entity taxable as a partnership with the Class A Certificateholders. In the event that the Interest Rate Cap Agreement is treated as representing beneficial interests in an entity taxable as a partnership for federal income tax purposes, such Certificateholders may be subject to different tax timing consequences and, if any such holder is a Non-U.S. person, withholding on such amounts.

         Pursuant to the Pooling and Servicing Agreement, the Trustee is directed to treat the initial $5,000 deposit in the Carryover Reserve Fund as the premium amount paid to the Class X Certificateholders for writing the Interest Rate Cap Agreement. Assuming the Interest Rate Cap Agreement is not treated as a partnership, the deemed payment received by the Class X Certificateholders for writing the Interest Rate Cap Agreement may be amortized and treated as income over the life of the Class X Certificates. In addition, the Class X Certificateholders would be able to deduct any payments made to the Class A Certificateholders under the Interest Rate Cap Agreement.

         Upon the sale, exchange, or other disposition of a Class X Certificate, the holder will be deemed to have paid an amount to the purchaser for relief of its obligation under the Interest Rate Cap Agreement and as receiving the amount realized (plus any deemed payments for the Interest Rate Cap Contract) for the REMIC regular interest. Assuming that a Class X Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interests in the Interest Rate Cap Agreement component should be capital gain or loss, and, gain or loss on the disposition of the regular interest component should, subject to the limitation described above, be capital gain or loss.

         Holders are urged to consult their tax advisors concerning the treatment of the Interest Rate Cap Agreement component of the Class X Certificates.

The Residual Certificate

         The holder of the Class A-R Certificate must include the taxable income of the REMIC in its federal taxable income. The resulting tax liability of such holder may exceed cash distributions to such holder during certain periods. All or a portion of the taxable income from the Class A-R Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, is subject to U.S. federal income tax.

         The Class A-R Certificate is subject to various restrictions on transfer. For a description of these restrictions, see "Certain Federal Income Tax Consequences--REMIC Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a REMIC residual certificateholder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) of the Code to any taxable year beginning after December 31, 1995.

         Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor which, if satisfied, provides that transfers of noneconomic residual interests are not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of
(i) any consideration given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to applicable federal rate. The Proposed Regulations indicate that the effective date of the modification to the safe harbor requirements could be as early as February 4, 2000.

         Also, purchasers of the Class A-R Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Certain Federal Income Tax Consequences--REMIC Certificates--Residual Certificates" in the Prospectus. Specifically, prospective holders of the Class A-R Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Class A-R Certificate will be treated as a "non-economic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residential interest. See "Certain Federal Income Tax Consequences--REMIC Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Certificates" in the Prospectus. In Revenue Procedure 2001-12, the IRS expanded the safe harbor for transfers of noneconomic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer do not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. Additionally, for information regarding prohibited transactions and treatment of Realized Losses, see "Certain Federal Income Tax Consequences--REMIC Certificates--Prohibited Transactions and Other Taxes" and "--REMIC Certificates--Regular Certificates--Treatment of Realized Losses" in the Prospectus.

Status of the Offered Certificates

         In general, the regular interest component of the Class A and the Class X Certificates and all other Certificates other than the Class A-R Certificate will be treated as (i) assets described in section 7701(a)(19)(C) of the Code and (ii) "real estate assets" under section 856(c)(4)(A) of the Code.

Non-U.S. Persons

         For purposes of the following discussion, the term "Non-U.S. Person" means any person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) certain trusts.

A non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Certificate, unless such non-U.S. Person is a direct or indirect 10% or greater residual holder of the issuer, a controlled foreign corporation related to the issuer or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

o is signed under penalties of perjury by the beneficial owner of the Certificate,
o        certifies that such owner is not a U.S. Person, and
o        provides the beneficial owner's name and address.

A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. Person (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

         A foreign Certificateholder whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

         Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

         Generally, a non-U.S. Person will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a non-U.S. Person should consult its tax advisor in this regard.

         The Certificates will not be includible in the estate of a non-U.S. Person unless at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Prohibited Transactions Tax and Other Taxes

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates.

         In addition, certain contributions to a trust that elects to be treated as a REMIC made after the day on which such trust issues all of its interests could result in the imposition of a tax on the trust equal to 100% of the value of the contributed property (the "Contributions Tax"). It is anticipated that the Trust will not engage in any prohibited transactions and will not accept contributions that would subject it to such tax.

         In addition, a trust that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust will recognize net income from foreclosure property subject to federal income tax.

Backup Withholding

         Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

         The Trustee will be required to report annually to the Internal Revenue Service (the "IRS"), and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only holder of record of a Class of Offered Certificates is Cede & Co., as nominee of DTC, the IRS and Certificate Owners of such Class will receive tax and other information, including the amount of interest paid on such Certificates owned, from Participants and Financial Intermediaries rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Financial Intermediaries and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Financial Intermediaries (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the related Certificates and the Pooling and Servicing Agreement.

                                   State Taxes

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA Considerations

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit "parties in interest" (under ERISA) and "disqualified persons" (under the Code) with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to section 4975 of the Code (each of the foregoing, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. However, any such plan which is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in section 503 of the Code.

         Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

         The U.S. Department of Labor has granted to Greenwich Capital Markets, Inc. Prohibited Transaction Exemption 90-59, Application No. D-8374, 55 Fed. Reg. 36724 (September 6, 1990) as amended by PTE 97-34 (Exemption Application No. D-10245 and D-10246) and PTE 2000-58 (Exemption Application No. D-10829) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts with respect to which Greenwich Capital Markets, Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

         Among the conditions which must be satisfied for the Exemption to apply are the following:

                  (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P, Moody's or Fitch, Inc.;

                  (3) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the trust assets to the trust represents not more than the fair market value of such assets; and the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith;

                  (4) The trustee is not an affiliate of any underwriter, the depositor, the seller, any servicer, any borrower whose obligations constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (together with the trustee, the "Restricted Group");

                  (5) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended; and

                  (6) For certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions to ensure that the issuer's assets may not be received by creditors of the seller in the event of the bankruptcy or insolvency of the seller.

         In addition, (i) the investment pool must consist only of assets of types enumerated in the Exemption which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

         The Exemption will not apply to a Plan's investment in a certificate if the Plan fiduciary responsible for the decision to invest in the certificates is a mortgagor or obligor with respect to obligations held in the Trust or an affiliate of such a person, unless: (1) in the case of an acquisition in connection with the initial issuance of any certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (2) a Plan's investment in any Class of Certificates does not exceed 25% of the outstanding certificates of that Class at the time of acquisition; (3) immediately after such acquisition, no more than 25% of the assets of any Plan with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; (4) the Plan is not sponsored by any member of the Restricted Group; and (5) the fiduciary (or its affiliates) is an obligor with respect to 5% or less of the fair market value of obligations contained in the Trust.

         It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class A, Class X, Class B-1, Class B-2 and Class B-3 Certificates and that all conditions of the Exemption other than those within the control of the investors will be met.

         The Class A-R Certificate will not be transferred and the Trustee will not register any proposed transfer of the Class A-R Certificate unless it receives (i) a representation substantially to the effect that the proposed transferee is not a Plan, is not acquiring the Class A-R Certificate on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or (ii) an opinion of counsel in form and substance satisfactory to the Trustee and the Depositor that the purchase or holding of the Class A-R Certificate by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the Trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or any similar law or subject the Trustee, the Servicer or the Depositor to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In the event that such representation is violated or any transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         Legal Investment Considerations

         The Class A, Class X, Class A-R, and Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the prospectus.

                             Method of Distribution

         Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor, Greenwich Capital Markets, Inc. ("Greenwich Capital"), which is an affiliate of the Depositor, Salomon Smith Barney Inc. ("Salomon Smith Barney"), First Republic Securities ("First Republic Securities"), which is an affiliate of the Seller, Keefe, Bruyette & Woods, Inc. ("Keefe, Bruyette") and Sandler O'Neill & Partners L.P. ("Sandler O'Neill" and, together with Greenwich Capital, Salomon Smith Barney, First Republic Securities and Keefe, Bruyette, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase from the Depositor, the principal balances of the Offered Certificates set forth below opposite their respective names.

                                                   Class A             Class X               Class A-R
              Underwriter                        Certificates       Certificates            Certificates
              -----------                        ------------       ------------            ------------
        Greenwich Capital ..................     $265,725,000       $400,629,000                 $100
        Salomon Smith Barney ...............       91,204,000                  0                    0
        First Republic Securities...........       13,204,000                  0                    0
        Keefe, Bruyette.....................       13,204,000                  0                    0
        Sandler O'Neill.....................       13,204,000                  0                    0

                                                   Class B-1          Class B-2              Class B-3
              Underwriter                        Certificates       Certificates            Certificates
              -----------                        ------------       ------------            ------------
        Greenwich Capital ..................        $4,088,000        $1,635,000           $2,452,000
        Salomon Smith Barney ...............                 0                 0                    0
        First Republic Securities...........                 0                 0                    0
        Keefe, Bruyette.....................                 0                 0                    0
        Sandler O'Neill.....................                 0                 0                    0

         Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act.

                                  Legal Matters

         Certain legal matters in connection with the issuance of the Offered Certificates will be passed upon by Sidley Austin Brown & Wood LLP, as counsel for the Depositor and the Underwriters. Certain legal matters will be passed upon for the Seller and Servicer by Lionel, Sawyer and Collins, Reno, Nevada, Nevada counsel to the Seller, and by Tobin & Tobin, San Francisco, California, special counsel to the Seller and Servicer. Certain federal income tax consequences with respect to the Certificates will be passed upon for the Trust by Sidley Austin Brown & Wood LLP.

                                     Ratings

         It is a condition to the issuance of the Offered Certificates that the Senior Certificates be rated "AAA" and "Aaa", that the Class B-1 Certificates be rated at least "AA" and "Aa2", that the Class B-2 Certificates be rated at least "A" and "A2" and that the Class B-3 Certificates be rated at least "BBB" and "Baa2" by, respectively, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies").

         The ratings assigned by each Rating Agency to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which those certificates are issued. Each Rating Agency's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with those certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by those certificates. Each Rating Agency's ratings on those certificates do not, however, constitute a statement regarding frequency of prepayments on the related Mortgage Loans.

         The ratings of each Rating Agency do not address the possibility that, as a result of principal prepayments, holders of the Offered Certificates may receive a lower than anticipated yield or that holders of the Class X Certificates may fail to recoup their initial investments.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

         The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by that rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                                 Page
                                                 ----
Adjustment Date..................................S-18
Advance..........................................S-39
Aggregate Subordinated Percentage................S-59
Applicable Credit Support Percentage.............S-59
Assumed Final Distribution Date..................S-44
Bankruptcy Loss Coverage Amount..................S-62
Bankruptcy Losses................................S-61
beneficial owner.................................S-45
Book-Entry Certificates..........................S-45
Carryover Reserve Fund...........................S-60
Carryover Reserve Fund Deposit...................S-61
Certificate Notional Balance.....................S-44
Certificate Owners...............................S-45
Certificate Principal Balance....................S-56
Certificateholder................................S-45
Certificates.....................................S-44
Class A Cap......................................S-53
Class Subordination Percentage...................S-59
Clearstream, Luxembourg..........................S-47
Clearstream, Luxembourg Participants.............S-47
Code.............................................S-77
Collection Account...............................S-38
Compensating Interest............................S-40
Contributions Tax................................S-83
Cooperative......................................S-48
CPR..............................................S-69
Debt Service Reduction...........................S-63
Deficient Valuation..............................S-63
Definitive Certificate...........................S-45
Determination Date...............................S-40
Distribution Account.............................S-38
Distribution Date................................S-44
DTC..............................................S-45
DTC's Rules......................................S-45
Due Date.........................................S-18
Due Period.......................................S-56
Eligible Account.................................S-38
Eligible Substitute Mortgage Loan................S-37
ERISA............................................S-84

                                                 Page
                                                 ----
Euroclear........................................S-47
Euroclear Operator...............................S-48
Euroclear Participants...........................S-47
European Depositaries............................S-45
Event of Servicing Termination...................S-43
Excess Losses....................................S-61
Exemption........................................S-85
Expense Fee Rate.................................S-40
Expense Fees.....................................S-40
FDIC.............................................S-15
Financial Intermediary...........................S-45
First Republic Bank..............................S-29
First Republic Securities........................S-87
Fitch............................................S-88
Fraud Loss Coverage Amount.......................S-62
Fraud Losses.....................................S-62
Greenwich........................................S-87
Gross Margin.....................................S-19
IML..............................................S-47
Index............................................S-19
Insurance Proceeds...............................S-51
Interest Accrual Period..........................S-51
Interest Only Period.............................S-18
Interest Rate Cap Agreement......................S-77
IRS..............................................S-83
Keefe, Bruyette..................................S-87
LIBOR Determination Date.........................S-54
Liquidated Mortgage Loan.........................S-62
Liquidation Proceeds.............................S-51
Loan Group Available Funds.......................S-51
Loan Rate........................................S-18
Loan to Value Ratio..............................S-18
Maximum Loan Rate................................S-19
Mortgage.........................................S-18
Mortgage Loan Balance............................S-17
Mortgage Loan Purchase Agreement.................S-17
Mortgage Loan Schedule...........................S-36
Mortgage Loans...................................S-17
Mortgage Pool....................................S-17
Mortgaged Property...............................S-18
Mortgagor........................................S-19
Net Interest Shortfalls..........................S-52
Net Liquidation Proceeds.........................S-51

                                                 Page
                                                 ----
Net Prepayment Interest Shortfall................S-53
Net WAC..........................................S-53
Net WAC Carryover Amount.........................S-52
New Proposed Regulations.........................S-80
Non-U.S. Person..................................S-81
Offered Certificates.............................S-44
OID..............................................S-78
One-Month LIBOR..................................S-54
Optional Termination Date........................S-42
Original Applicable Credit Support Percentage....S-59
Original Certificate Principal Balance...........S-56
Original Subordinate Certificate Principal
  Balance........................................S-58
Participant......................................S-45
Pass-Through Rate................................S-53
Periodic Rate Cap................................S-19
Plan.............................................S-84
Pool Balance.....................................S-57
Pooling and Servicing Agreement..................S-35
Prepayment Interest Shortfall....................S-40
Prepayment Period................................S-56
Prepayment Vector................................S-69
Principal Balance................................S-17
Principal Distribution Amount....................S-55
Pro Rata Senior Percentage.......................S-57
Prohibited Transactions Tax......................S-83
Purchase Price...................................S-36
Rating Agencies..................................S-88
Realized Loss....................................S-61
Record Date......................................S-44
Reference Banks..................................S-54
Related Documents................................S-36
Relevant Depositary..............................S-45
Relief Act.......................................S-39
Relief Act Reduction.............................S-53
REMIC............................................S-77
REO Property.....................................S-65
Residual Interest.................................S-7

                                                 Page
                                                 ----
Restricted  Group................................S-85
Restricted Classes...............................S-59
S&P..............................................S-88
Salomon Smith Barney.............................S-87
Sandler O'Neill..................................S-87
Seller...........................................S-29
Senior Certificates..............................S-44
Senior Credit Support Depletion Date.............S-56
Senior Percentage................................S-57
Senior Prepayment Percentage.....................S-57
Senior Principal Distribution Amount.............S-56
Servicer.........................................S-31
Servicing Advance................................S-40
Servicing Fee....................................S-40
Servicing Fee Rate...............................S-40
SMMEA............................................S-87
Special Hazard Loss Coverage Amount..............S-62
Special Hazard Losses............................S-61
Special Hazard Mortgage Loan.....................S-62
Stated Principal Balance.........................S-57
Structuring Assumptions..........................S-70
Subordinate Certificates.........................S-44
Subordinate Percentage...........................S-57
Subordinate Prepayment Percentage................S-57
Subordinate Principal Distribution Amount........S-60
Substitution Adjustment..........................S-37
Tax Counsel......................................S-77
Termination Price................................S-42
Terms and Conditions.............................S-48
Trust............................................S-17
Trustee..........................................S-41
Trustee Fee Rate.................................S-40
Two Times Test...................................S-59
Underwriters.....................................S-87
W-8BEN...........................................S-82
Withholding Agent................................S-82

                       This page intentionally left blank.

Prospectus Supplement
(To Prospectus dated November 27, 2001)

                           $341,836,406 (Approximate)

              GE ReREMIC Mortgage Trust Certificates, Series 2001-1

     Senior Certificates       Class Principal Balance        Pass-Through Rate
     -------------------       -----------------------        -----------------
 Class A-1 Certificates            $    250,435,934               6.00%
 Class A-2 Certificates            $     13,981,400               6.00%
 Class A-3 Certificates            $     76,000,000               6.00%
 Class A-4 Certificates            $      1,294,972               6.00%
 Class A-R Certificate             $            100               6.00%


                       Greenwich Capital Acceptance, Inc.
                                    Depositor


--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-6 in this prospectus supplement and on page 6 in the prospectus.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Greenwich Capital Acceptance, Inc., Greenwich Capital Markets, Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------



The trust will issue six classes of certificates. Only the five classes of certificates listed above are being offered by this prospectus supplement and the accompanying prospectus.

The Certificates

o        The certificates represent ownership interests in assets of the trust.

o The trust assets consist primarily of a previously issued mortgage pass-through security representing a senior ownership interest in a pool of mortgage loans.

o Distributions on the certificates will be made on the 25th day of each month, or if such day is not a business day, the first business day immediately following the 25th day, commencing on December 26, 2001.

Credit Enhancement

o Certain other interests issued from the underlying trust fund are subordinate in right of payment to the underlying mortgage pass-through security.

o Certain losses on the mortgage loans in the mortgage pool will be allocated to the subordinate interests before they are allocated to the underlying mortgage pass-through security.

o Each class of offered certificates will receive the benefits of the subordination feature available to the underlying mortgage pass-through security.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The offered certificates are being offered by Greenwich Capital Markets, Inc. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the offered certificates are expected to be approximately 100.95%, before deducting issuance expenses payable by the depositor, estimated to be approximately $300,000. See "Method of Distribution" in this prospectus supplement.

Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company or, upon request, through Clearstream or the Euroclear System, on or about November 30, 2001.

GREENWICH CAPITAL
--------------------------------------------------------------------------------


                              --------------------

November 27, 2001

                                Table of Contents


Prospectus Supplement
                                                           Page

Summary of Terms .......................................   S-3
Risk Factors ...........................................   S-6
Description of the Certificates ........................   S-10
Description of the Underlying Security .................   S-20
Description of the Underlying Mortgage Loans ...........   S-23
The Depositor ..........................................   S-23
Yield, Prepayment and Maturity Considerations ..........   S-24
Use of Proceeds ........................................   S-31
Material Federal Income Tax Consequences ...............   S-31
ERISA Considerations ...................................   S-33
Legal Investment Considerations ........................   S-35
Method of Distribution .................................   S-36
Legal Matters ..........................................   S-36
Ratings ................................................   S-36
Index of Defined Terms .................................   S-38
Appendix I .............................................   I-1
Exhibit A--Excerpts from the Underlying Prospectus......   A-1
Exhibit B--Remittance Date Statement ...................   B-1
Exhibit C--Global Clearance, Settlement and Tax
 Documentation Procedures ..............................   C-1



Prospectus
                                                           Page

Table of Contents ......................................     2
Important Notice About Information in This
   Prospectus and Each Accompanying
   Prospectus Supplement ...............................     5
Risk Factors ...........................................     6
The Trust Fund .........................................    17
Use of Proceeds ........................................    34
The Depositors .........................................    34
Loan Program ...........................................    35
Description of the Securities ..........................    39
Credit Enhancement .....................................    49
Yield and Prepayment Considerations ....................    59
Operative Agreements ...................................    63
Material Legal Aspects of the Loans ....................    83
Material Federal Income Tax Consequences ...............   105
State Tax Considerations ...............................   150
ERISA Considerations ...................................   150
Legal Investment Considerations ........................   157
Method of Distribution .................................   158
Legal Matters ..........................................   159
Financial Information ..................................   160
Available Information ..................................   160
Ratings ................................................   160
Glossary of Terms ......................................   161

                                Summary of Terms

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read carefully this entire document and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of the calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we project in our forward-looking statements.

The Certificates

On the closing date, GE ReREMIC Mortgage Trust 2001-1 will issue six classes of certificates: the Class A-1, Class A-2, Class A-3, Class A-4, Class T and Class A-R Certificates. The certificates will represent the beneficial ownership interests in the trust assets and will be issued pursuant to a trust agreement between the depositor and the trustee. All of the certificates, except the Class T Certificate, are offered pursuant to this prospectus supplement and the accompanying prospectus. The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be book-entry securities clearing through DTC (in the United States) or, upon request, through Clearstream or Euroclear (in Europe), in minimum denominations of $25,000. The Class T Certificate and the Class A-R Certificate will be issued in fully registered, certificated form.

See "Description of the Certificates--General" and "--Book-Entry Registration and Definitive Certificates" in this prospectus supplement.

Components

The Class A-3, Class A-4 and Class T Certificates each will consist of two payment components: the A-3A and A-3B Components, the A-4A and A-4B Components and the T-A and T-B Components, respectively, as further described in this prospectus supplement. The components are not separately issued or transferable.


The Depositor

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut   06830
(203) 625-2700

The Trustee

State Street Bank and Trust Company

The Trust Assets

The assets of the trust will consist primarily of a previously issued mortgage pass-through security. This underlying mortgage pass-through security represents a senior ownership interest in an underlying trust fund. The assets of the underlying trust fund consist primarily of fixed-rate, fully amortizing mortgage loans secured by mortgages, deeds of trust or other security instruments creating first liens on one- to four-family residential properties.

The following table identifies the mortgage pass-through security held in the trust.


                                   Class Designation of        Principal Balance of        Aggregate Principal
                                    Underlying Mortgage         Underlying Mortgage       Balance of Underlying
     Underlying Trust Fund         Pass-Through Security      Pass-Through Security*         Mortgage Loans**
     ---------------------         ---------------------      ----------------------      ---------------------
GE Capital Mortgage Services,
Inc. REMIC Multi-Class
Pass-Through Certificates,
Series 1998-23                            Class A                 $341,836,406.80            $361,983,425.85
---------------------

*  Ending balance as of November 26, 2001.
** Ending scheduled balance as of November 26, 2001.



Cut-off Date

November 26, 2001

Closing Date

On or about November 30, 2001

Distribution Dates

The trustee will make monthly distributions on the certificates on the 25th day of each calendar month, or if such 25th day is not a business day, on the first business day immediately following such 25th day, beginning on December 26, 2001. Distributions will be made to the holders of record of the certificates as of the close of business on the last business day of the month preceding the month of such distribution.

Distributions on the Certificates

Interest Distributions

On each distribution date, interest payable on each class of offered certificates will be calculated based on the pass-through rate specified on the cover of this prospectus supplement, subject to the limitations described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.


Interest payable on the offered certificates on a distribution date will accrue during the calendar month preceding the month in which such distribution date occurs. Interest will be calculated on the basis of an assumed 360-day year consisting of twelve 30-day months.

Principal Distributions

On each distribution date, principal of the classes of offered certificates will be paid from available funds in the trust in the order of priority described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

See "Description of the Certificates" in this prospectus supplement.

Servicer of the Underlying Mortgage Loans

G.E. Capital Mortgage Services, Inc. is the servicer for the underlying mortgage loans. Wells Fargo Bank Minnesota, National Association is currently the sub-servicer.

Advances

The servicer of the mortgage loans held in the underlying trust fund will make cash advances to cover delinquent payments of principal and interest on the underlying mortgage loans, net of the applicable servicing fee, to the extent that the servicer reasonably believes that the cash advances are recoverable from future payments on the related mortgage loans.

See "Description of the Underlying Security--Advances" in this prospectus supplement.

Optional Termination of the Trust

The depositor may purchase the remaining assets of the trust when the principal balance of the underlying mortgage pass-through security is less than 5% of its principal balance as of the cut-off date.

See "Description of the Certificates--Termination of the Trust" in this prospectus supplement.

Optional Termination of the Underlying Trust Fund

The depositor of the mortgage loans held in the underlying trust fund may terminate that trust fund on any distribution date for the underlying mortgage pass-through certificate after the aggregate outstanding principal amount of the mortgage loans in that trust fund is less than 10% of the aggregate principal amount of the mortgage loans as of November 1, 1998.

See "Description of the Underlying Security--Optional Termination of the Underlying Trust Fund" in this prospectus supplement.

Ratings

It is a condition of the issuance of the offered certificates that they be assigned a rating of "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and by Fitch, Inc.

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement.

Tax Status

An election will be made to treat the trust as a "real estate mortgage investment conduit" or "REMIC". The Class A-1, Class A-2, Class A-3, Class A-4 and Class T Certificates will represent "regular interests" in the REMIC. The Class A-R Certificate will represent the sole class of "residual interests" in the REMIC. The holder of the Class A-R Certificate will be subject to special federal income tax rules that may significantly reduce the after-tax yield of that certificate.

See "Material Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Considerations" in the prospectus.

ERISA Considerations

Assuming the accuracy of certain statements included in the disclosure documentation prepared in connection with the public offering of the underlying mortgage pass-through security, the offered certificates (other than the Class A-R Certificate) may be purchased by or with plan assets of a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code of 1986, as amended, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in an non-exempt prohibited transaction.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

Assuming the accuracy of certain representations contained in the agreement under which the underlying trust fund was created (which information is not subject to independent verification) and on the basis of certain assumptions derived from statements included in the disclosure documentation prepared in connection with the public offering of the underlying mortgage pass-through security, the offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus.

Listing

The certificates are not listed, and no party to the transaction intends to list the offered certificates, on any stock exchange or to quote them in the automated quotation system for a registered securities association.

Risk Factors

There are risks associated with an investment in the offered certificates. You should consider carefully the material risks disclosed under the heading "Risk Factors" beginning on page S-6 of this prospectus supplement and beginning on page 6 of the accompanying prospectus.

                                  Risk Factors

         The following information, together with the information set forth under "Risk Factors" in the prospectus which you should carefully consider, identify the principal risk factors of an investment in the certificates.


Only Limited Information is         The information about the underlying
Available about the Underlying      mortgage pass-through security and the
Mortgage Pass-Through Security      related mortgage loans disclosed in this
and Underlying Mortgage Loans       prospectus supplement has been obtained from
                                    the disclosure documents prepared in
                                    connection with the initial offering of the underlying mortgage pass-through security as well as from reports and other information received from the trustee of the underlying trust fund by the depositor as holder of the underlying mortgage pass-through security.
                                    Such information has not been independently verified by the depositor or otherwise covered by representations to the trust as to accuracy and completeness, and neither the trustee of the underlying trust fund nor the trustee of the trust will have any responsibility to prospective investors in the offered certificates for the accuracy or completeness of such information or its sufficiency for any purpose. Additionally, the agreement under which the underlying mortgage pass-through security was issued and the disclosure documents prepared in connection with its public offering contain information only as of the dates of those documents. You should be aware, however, that material changes may have occurred since the preparation of those documents and the composition of the related mortgage pool may have changed significantly. As a result, there may be considerable differences between the current mortgage loan characteristics and the characteristics described in connection with the issuance of the underlying mortgage pass-through security, and the underlying mortgage pass-through security may not have performed as originally anticipated. The depositor did not prepare the underlying agreement or disclosure documents and neither the depositor nor the underwriter makes any representation as to the accuracy or completeness of information provided in those documents. Prospective investors are advised to consider the limited nature of such available information in evaluating the suitability of any investment in the offered certificates.

The Effect of Prepayments           Borrowers may prepay their mortgage loans in
on Yields Is Unpredictable          whole or in part at any time without
                                    penalty.

                                    We cannot predict the rate at which
                                    borrowers will repay their mortgage loans. A prepayment of a mortgage loan may result in an accelerated payment on the underlying mortgage pass-through security, which in turn would result in an accelerated payment on the offered certificates.

                                    o        If you purchase your certificates
                                             at a discount and principal is
                                             repaid slower than you anticipate,
                                             then your yield may be lower than
                                             you anticipate.

                                    o        If you purchase your certificates
                                             at a premium and principal is
                                             repaid faster than you anticipate,
                                             then your yield may be lower than
                                             you anticipate.

                                    o        The rate of prepayments on the
                                             mortgage loans will be sensitive to
                                             prevailing interest rates.
                                             Generally, if prevailing interest
                                             rates decline significantly below
                                             the interest rates on the mortgage
                                             loans, those mortgage loans are
                                             more likely to prepay than if
                                             prevailing rates remain above the
                                             interest rates on such mortgage
                                             loans. Conversely, if prevailing
                                             interest rates rise significantly,
                                             the prepayments on the mortgage
                                             loans are likely to decrease.

                                    o        The seller of a mortgage loan to
                                             the underlying trust fund may be
                                             required to purchase the mortgage
                                             loan from that trust fund due to
                                             certain breaches of representations
                                             and warranties made by the seller
                                             which have not been cured. These
                                             purchases will have the same effect
                                             on the offered certificates as a
                                             prepayment of a mortgage loan.

                                    o        So long as the subordinate
                                             interests in the underlying trust
                                             fund are outstanding, liquidations
                                             of defaulted mortgage loans in that
                                             trust fund generally will have the
                                             same effect on the offered
                                             certificates as a prepayment of a
                                             mortgage loan.

                                    If the rate of default and the amount of losses on the mortgage loans in the underlying trust fund is higher than you expect, then your yield on the offered certificates may be lower than you expect.

Certain Interest Shortfalls Will    When a borrower makes a full or partial
Be Allocated to the Certificates    voluntary prepayment on a mortgage loan, the
                                    amount of interest which the borrower is required to pay may be less than the amount of interest that would otherwise be due on the underlying mortgage pass-through security with respect to the prepaid mortgage loan. In addition, the interest rate on underlying mortgage loans may be reduced due to application of the Soldiers' and Sailors' Civil Relief of 1940. The
                                    Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time. In addition, the Relief
                                    Act imposes certain limitations that would impair the servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

                                    The servicer is required to cover any
                                    shortfalls in interest collections that are attributable to voluntary prepayments and application of the Relief Act, but only up to certain amounts as described in this prospectus supplement. Any remaining shortfall in interest generally will produce a lower yield on the underlying mortgage pass-through security, and accordingly on the certificates, than would otherwise be the case.

                                    The interest distributable on the underlying mortgage pass-through security, and accordingly on the certificates, will also be reduced under certain loss scenarios and this will also produce a lower yield. See "Description of the Certificates--Allocation of Realized Losses on the Certificates" beginning on page A-8 of "Exhibit A--Excerpts from the Underlying Prospectus."

September 11 Attacks Increase       On September 11, 2001, the World Trade
Likelihood of Relief Act            Center in New York City and the Pentagon in
Shortfalls and May Pose             Arlington, Virginia were attacked. In
Other Risks                         response to the attacks of September 11,
                                    2001, the United States commenced military operations on October 7, 2001. These military operations may increase the likelihood that shortfalls imposed by the Relief Act may occur.

                                    The attacks have also caused significant uncertainty with respect to global capital markets. The short term and long term impact of these events is uncertain but they may have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the underlying mortgage loans and servicing decisions that may be taken with respect to them. Any adverse impact as a result of these events would be borne by holders of the offered certificates.

Credit Enhancement Is               Credit enhancement is provided for the
Potentially Inadequate to           offered certificates first by the right of
Prevent Losses on the               the holders of the underlying mortgage
Offered Certificates                pass-through security to receive certain
                                    payments prior to the related subordinate interests. This form of credit enhancement is provided solely from collections on the mortgage loans otherwise payable to the holders of those subordinate interests.
                                    Credit enhancement also is provided by the allocation of certain realized losses on mortgage loans first to the subordinate interests. Accordingly, if the aggregate principal balance of the subordinate interests were to be reduced to zero, delinquencies and defaults on mortgage loans would reduce the amount of funds available for payments on the underlying mortgage pass-through security. This reduction in funds would in turn reduce the amount of funds available for distributions on the offered certificates.

High Concentration of Mortgaged     As of the cut-off date, approximately 47.88%
Properties in Certain States May    of the mortgaged properties securing the
Increase the Risk of Losses         mortgage loans held in the underlying trust
                                    fund (by principal balance) are located in California. Property in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

                                    In addition, the conditions described below will have a disproportionate impact on the mortgage loans.

                                    o        Economic conditions in California
                                             that may or may not affect real
                                             property values may affect the
                                             ability of borrowers to repay their
                                             loans on time.

                                    o        Declines in the residential real
                                             estate markets in California may
                                             reduce the values of properties
                                             located in California, which would
                                             result in an increase in the
                                             loan-to-value ratios.

                                    Any increase in the market values of
                                    properties located in California would
                                    reduce the loan-to-value ratios. Lower
                                    loan-to-value ratios could make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Excess Losses on Mortgage           Realized losses on mortgage loans in the
Loans in the Underlying Trust       underlying trust fund that exceed the
Fund Will Reduce Yields             applicable coverage amounts for special
on the Offered Certificates         hazard losses, fraud losses and bankruptcy
                                    losses are referred to as "excess losses."
                                    Excess losses on the underlying mortgage loans will be allocated on a pro rata basis to all interests relating to those mortgage loans, including the underlying mortgage pass-through security. As a result, any excess losses on those mortgage loans will directly affect the offered certificates and will reduce their yields.

Optional Termination                The depositor may purchase the assets in the
of the Trust or the                 trust, in whole but not in part, on or after
Underlying Trust Fund               the distribution date on which the principal
May Shorten the Weighted            balance of the underlying mortgage
Average Lives of the                pass-through security is less than 5% of its
Offered Certificates                principal balance as of the cut-off date.
                                    Any purchase of the assets will result in your receiving principal payments that could affect the yield to maturity on the offered certificates and have the effect of shortening the weighted average life of your certificate.

                                    In addition, the depositor of the mortgage loans held in the underlying trust fund may terminate that trust fund on any distribution date after the aggregate outstanding principal amount of the mortgage loans in that trust fund is less than 10% of the aggregate principal amount of the mortgage loans on November 1, 1998. For the holder of an offered certificate, any termination of the underlying trust fund will result in the receipt of principal payments that could affect the yield to maturity on your certificate and will have the effect of shortening the weighted average life of your certificate. It is possible that the exercise of this termination option will occur while the principal balance of the underlying mortgage pass-through security is greater than 5% of its principal balance as of the cut-off date.





Investment in the Offered           The offered certificates may not be an
Certificates May Not Be             appropriate investment for investors who do
Appropriate for Some Investors      not have sufficient resources or expertise
                                    to evaluate the particular characteristics of the certificates. This may be the case due to the reasons specified below.

                                    o        The yield to maturity of offered
                                             certificates purchased at a price
                                             other than par will be sensitive to
                                             the uncertain rate and timing of
                                             principal prepayments on the
                                             mortgage loans.

                                    o        The rate of principal distributions
                                             on, and the weighted average lives
                                             of, the offered certificates will
                                             be sensitive to the uncertain rate
                                             and timing of principal prepayments
                                             on the underlying mortgage loans
                                             and the priority of principal
                                             distributions among the classes of
                                             offered certificates. Accordingly,
                                             the offered certificates may be an
                                             inappropriate investment if you
                                             require a distribution of a
                                             particular amount of principal on a
                                             specific date or an otherwise
                                             predictable stream of
                                             distributions.

                                    o        You may not be able to reinvest
                                             distributions on your certificates
                                             at a rate at least as high as the
                                             pass-through rate applicable to
                                             your certificates, since
                                             distributions generally are
                                             expected to be greater during
                                             periods of relatively low interest
                                             rates.

It May Be Difficult to              The secondary markets for asset-backed
Resell Your Certificates            securities have experienced periods of
                                    illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                         Description of the Certificates

General

         Set forth below are summaries of the specific terms and provisions pursuant to which the Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The Certificates will be issued pursuant to a trust agreement, dated as of November 1, 2001 (the "Trust Agreement"), between the Depositor and State Street Bank and Trust Company (the "Trustee"), and will represent the entire beneficial ownership interest in GE ReREMIC Mortgage Trust, Series 2001-1 (the "Trust"). The assets of the Trust will consist primarily of REMIC Multi-Class Pass-Through Certificates, Series 1998-23, Class A (the "Underlying Security"), a previously issued mortgage pass-through security representing the senior ownership interest in the trust fund (the "Underlying Trust Fund") from which the Underlying Security was issued. The Certificates will consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class T Certificate and the Class A-R Certificate (the "Class A-R Certificate" or "Residual Certificate" and together with the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the "Offered Certificates"). The Offered Certificates and the Class T Certificate are collectively referred to in this prospectus supplement as the "Certificates". Only the Offered Certificates are offered hereby.

         The Class T Certificate represents the Trustee's fee and will have an initial principal balance of $124,000.00.

         The Offered Certificates (other than the Class A-R Certificate) will be issuable in denominations of not less than $25,000 principal amount and in integral multiples of $1,000 in excess thereof, with the exception of one Certificate of each Class which may be issued in a lesser amount. The Class A-R Certificate will be issued in fully registered certificated form as a single Certificate in a denomination of $100.

         The Offered Certificates (other than the Class A-R Certificate) initially will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Beneficial Owners") will hold such Certificates through The Depository Trust Company ("DTC"), in the United States or, upon request, through Clearstream Banking, societe anonyme ("Clearstream") or The Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates initially will be registered in the name of Cede & Co., the nominee of DTC.

Assignment of the Underlying Security

         On the Closing Date, the Depositor will deliver the Underlying Security to the Trustee. The Underlying Security will be registered in the name of the Trustee or its nominee, and all monthly distributions on each Underlying Remittance Date for the Underlying Security after the Cut-off Date will be made to the Trustee.

Distributions--General

         Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such 25th day is not a Business Day, on the first Business Day following such 25th day, beginning in December 2001 (each a "Distribution Date"). A "Business Day" is any day other than a Saturday or Sunday or a day on which banking institutions in New York City or the principal city in which the corporate trust business of the Trustee is administered (currently Boston, Massachusetts) are authorized or obligated by law or executive order to be closed. If on any Underlying Remittance Date the Trustee does not receive the cash distribution, if any, on the Underlying Security required to be made under the Underlying Agreement, the Trustee will make the distribution set forth above no later than the Business Day immediately following the date on which the Trustee receives the required cash distribution.

         Distributions will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of that Distribution Date (each, a "Record Date").

Deposits to the Certificate Account

         The Trustee will establish and maintain a separate trust account (the "Certificate Account") for the benefit of the holders of the Certificates. The Certificate Account will be an Eligible Account (as defined herein). Upon receipt by the Trustee of amounts in respect of the Underlying Security, the Trustee will deposit such amounts in the Certificate Account. Amounts so deposited may be invested in Permitted Investments (as described and defined in the Trust Agreement) maturing no later than one Business Day prior to the Distribution Date unless the Permitted Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case the Permitted Investments may mature on the related Distribution Date.

         An Eligible Account is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and by Fitch, Inc. ("Fitch" and, together with S&P, the "Rating Agencies") at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which will be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Permitted Investments are specified in the Trust Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

Withdrawals from the Certificate Account

         The Trustee is permitted from time to time to withdraw funds from the Certificate Account for the following purposes:

         o to make payments to Certificateholders in the amounts and in the manner as described under "--Allocation of Available Funds" below;

         o to reimburse the Depositor for any expenses incurred by and reimbursable to the Depositor pursuant to the Trust Agreement;

         o        to pay any taxes imposed on the Trust; and

         o to clear and terminate the Certificate Account upon termination of the Trust Agreement.

Allocation of Available Funds

         On each Distribution Date, the Trustee will withdraw from the Certificate Account an amount (the "Available Funds") equal to (a) the amount received by the Trustee on and prior to that Distribution Date as a distribution on the Underlying Security, reduced by (b) the sum of any expenses reimbursable to the Depositor and any taxes imposed upon the Trust.

         On each Distribution Date, the Trustee will distribute the Available Funds in the following order of priority:

         (i) to the holders of the Classes of Offered Certificates and the Class T Certificate, pro rata, interest accrued on the respective Class Principal Balances thereof during the preceding Interest Accrual Period (defined below) at their respective Pass-Through Rates (less any Net Interest Shortfalls and the interest portion of any losses allocated to the Classes of Offered Certificates as provided herein), together with any accrued and unpaid interest thereon from prior Distribution Dates; provided, however, that prior to the A-4A Component Accretion Termination Date, the amount of interest accrued on the Component Principal Balance of the A-4A Component during the preceding Interest Accrual Period will not be distributed as interest on the Class A-4 Certificates but instead will be added as principal to the Class Principal Balance of the Class A-4 Certificates (allocated to the A-4A Component), and the identical amount will be distributed as set forth in clause (ii) below; and provided, further, that prior to the A-4B Component Accretion Termination Date, the amount of interest accrued on the Component Principal Balance of the A-4B Component during the preceding Interest Accrual Period will not be distributed as interest on the Class A-4 Certificates but instead will be added as principal to the Class Principal Balance of the Class A-4 Certificates (allocated to the A-4B Component), and the identical amount will be distributed as set forth in clause
(iii) below;

         (ii) as principal, the A-4A Component Accrual Distribution Amount, sequentially, to the holders of the Class A-R Certificate, the Class A-1 Certificates and the Class A-3 Certificates (allocable to the A-3A Component), in that order, until the Class Principal Balances of the Class A-R Certificate and the Class A-1 Certificates and the Component Principal Balance of the A-3A Component are reduced to zero, and thereafter, as principal, to the holders of the Class A-4 Certificates (allocable to the A-4A Component);

         (iii) as principal, the A-4B Component Accrual Distribution Amount, sequentially, to the holders of the Class A-2 Certificates and the Class A-3 Certificates (allocable to the A-3B Component), in that order, until the Class Principal Balance of the Class A-2 Certificates and the Component Principal Balance of the A-3B Component are reduced to zero, and thereafter, as principal, to the holders of the Class A-4 Certificates (allocable to the A-4B Component); and

         (iv) as principal, to the holders of the related Classes, concurrently, as follows:

                  (a) 99.963725339374% of the Priority Distribution Amount, sequentially, to the holders of the Class A-2 Certificates, Class A-3 Certificates (allocable to the A-3B Component) and Class A-4 Certificates (allocable to the A-4B Component), in that order, until the Class Principal Balance of the Class A-2 Certificates and Component Principal Balances of the A-3B and A-4B Components, respectively, are reduced to zero, and

                  (b) 0.036274660626% of the Priority Distribution Amount to the holder of the Class T Certificate (allocable to the T-B Component), until the Component Principal Balance of the T-B Component is reduced to zero; and

         (v) as principal, to the holders of the related Classes, concurrently, as follows:

                  (a) 99.963725338052% of the remaining funds, sequentially, to the holders of the Class A-R Certificate, Class A-1 Certificates, Class A-3 Certificates (allocable to the A-3A Component) and Class A-4 Certificates (allocable to the A-4A Component), in that order, until the Class Principal Balances of the Class A-R and Class A-1 Certificates and Component Principal Balances of the A-3A and A-4A Components, respectively, are reduced to zero, and

                  (b) 0.036274661948% of the remaining funds to the holder of the Class T Certificate (allocable to the T-A Component), until the Component Principal Balance of the T-A Component is reduced to zero; and

         (vi) as principal, to the holders of the related Classes, concurrently, as follows:

                  (a) 99.963725339374% of the remaining funds, sequentially, to the holders of the Class A-2 Certificates, Class A-3 Certificates (allocable to the A-3B Component) and Class A-4 Certificates (allocable to the A-4B Component), in that order, until the Class Principal Balance of the Class A-2 Certificates and Component Principal Balances of the A-3B and A-4B Components, respectively, are reduced to zero, and

                  (b) 0.036274660626% of the remaining funds, to the holder of the Class T Certificate (allocable to the T-B Component), until the Component Principal Balance of the T-B Component is reduced to zero.

         On each Distribution Date, any Net Interest Shortfalls (as that term is defined beginning on page A-5 of "Exhibit A--Excerpts from the Underlying Prospectus") will be allocated, pro rata, to the Classes and Components of the Offered Certificates on the basis of the interest amounts otherwise distributable on such respective Classes and Components when calculated solely on the basis of their respective Pass-Through Rates.

         On each Distribution Date preceding the A-4A Component Accretion Termination Date, the A-4A Component Accrual Distribution Amount will be added to the Component Principal Balance of the A-4A Component (and, accordingly, to the Class Principal Balance of the Class A-4 Certificates).

         On each Distribution Date preceding the A-4B Component Accretion Termination Date, the A-4B Component Accrual Distribution Amount will be added to the Component Principal Balance of the A-4B Component (and, accordingly, to the Class Principal Balance of the Class A-4 Certificates).

         The "A-4A Component Accretion Termination Date" will be the Distribution Date following the Distribution Date on which the Component Principal Balance of the A-3A Component has been reduced to zero.

         The "A-4A Component Accrual Distribution Amount" for any Distribution Date will be equal to the current interest allocated but not distributed with respect to the A-4A Component on that Distribution Date in accordance with clause (ii) of "--Allocation of Available Funds--General" above.

         The "A-4B Component Accretion Termination Date" will be the Distribution Date following the Distribution Date on which the Component Principal Balance of the A-3B Component has been reduced to zero.

         The "A-4B Component Accrual Distribution Amount" for any Distribution Date will be equal to the current interest allocated but not distributed with respect to the A-4B Component on that Distribution Date in accordance with clause (iii) of "--Allocation of Funds--General" above.

         The "Certificate Principal Balance" with respect to any Certificate and any date of determination is (a) the principal balance of that Certificate as of the Closing Date less (b) all distributions made in respect of principal of that Certificate on all Distribution Dates preceding that date of determination less
(c) all losses allocated to that Certificate on all prior Distribution Dates plus (d) in the case of the Certificate Principal Balance of each of the Class A-4 Certificates, all additions to the Component Principal Balances of the A-4A and A-4B Components of the A-4A Component Accrual Distribution Amounts and A-4B Component Accrual Distribution Amounts, respectively.

         The "Class Principal Balance" with respect to any Class and any date of determination is the sum of the Certificate Principal Balances of the Certificates of that Class with respect to that date.

         The "Component Principal Balance" of a Component with respect to any date of determination will be equal to the following:

          Component              Initial Component Principal Balance
          ---------              -----------------------------------

           A-3A                        $   38,000,000.00
           A-4A                        $      879,127.00
           A-3B                        $   38,000,000.00
           A-4B                        $      415,845.00
            T-A                        $      104,986.18
            T-B                        $       19,013.82

minus, in each case, (i) all distributions made in respect of principal on the related Class of Certificates (allocable to that Component) on all Distribution Dates preceding that date of determination and (ii) all losses allocated to the related Class of Certificates (allocable to that Component) on that Distribution Date, plus, in the case of the A-4A and A-4B Components, all additions of the A-4A Component Accrual Distribution Amount and A-4B Accrual Distribution Amount to the Component Principal Balances of the Class A-4A Component and Class A-4B Component, respectively.

         The "Interest Accrual Period" with respect to any Distribution Date is the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The "Pass-Through Rate" with respect to each Class and any Distribution Date is 6.00% per annum.

         The "Principal Prepayment Distribution Amount" for any Distribution Date will be the portion of Available Funds attributable to principal distributed on the Underlying Security on such date pursuant to the "Senior Optimal Principal Amount" and computed on the basis of the "Senior Prepayment Percentage," as such terms are defined on pages A-6 and A-7, respectively, of Exhibit A hereto.

         The "Priority Distribution Amount" for any Distribution Date will be the sum of (i) the Priority Pro Rata Distribution Amount and (ii) the Priority Prepayment Distribution Amount for that date.

         The "Priority Prepayment Distribution Amount" for any Distribution Date will be the product of (a) the Principal Prepayment Distribution Amount, (b) the Priority Pro Rata Percentage and (c) the Shift Percentage for that date.

         The "Priority Pro Rata Distribution Amount" for any Distribution Date will be the product of (a) the Priority Pro Rata Percentage and (b) the Scheduled Principal Distribution Amount for that date.

         The "Priority Pro Rata Percentage" for any Distribution Date will equal a fraction, the numerator of which is the sum of the Class Principal Balance of the Class A-2 Certificates and the Component Principal Balances of the A-3B Component, the A-4B Component and the T-B Component on that date and the denominator of which is the sum of the Class Principal Balances of all Classes of Certificates on that Distribution Date.

         The "Scheduled Principal Distribution Amount" for any Distribution Date will be the portion of Available Funds attributable to principal distributed on the Underlying Security on such date pursuant to the "Senior Optimal Principal Amount" and computed on the basis of the "Senior Percentage," as such terms are defined on pages A-6 and A-7, respectively, of Exhibit A hereto.

         The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

         Distribution Date occurring in              Shift Percentage
         -------------------------------             ---------------

         December 2001 through November 2006                 0%

         December 2006 through November 2007                30%

         December 2007 through November 2008                40%

         December 2008 through November 2009                60%

         December 2009 through November 2010                80%

         December 2010 and thereafter                      100%

         In the event that on any Underlying Remittance Date, the Trustee shall not have received the cash distribution, if any, required to be made under the Underlying Agreement in respect of the Underlying Security, the Trustee shall effect the distribution set forth above on the business day immediately following the date on which the cash distribution so required shall have been received by the Trustee.

Allocation of Losses

         The principal portion of "Realized Losses" or "Excess Losses", as applicable, allocated to the Underlying Security will in turn be allocated to the Classes of Offered Certificates (and Components thereof) and applied in reduction of their Certificate Principal Balances (and Component Principal Balances, as applicable), pro rata, based on their respective Certificate Principal Balances (and Component Principal Balances, as applicable). The interest portion of "Realized Losses" or "Excess Losses", as applicable, allocated to the Underlying Security will in turn be allocated, pro rata, to the Classes of Offered Certificates (and Components thereof) and applied in reduction of the interest distributions thereon, based on the interest amounts otherwise distributable on such respective Classes (and Components) when calculated solely on the basis of their respective Pass-Through Rates. See "Exhibit A--Excerpts from the Underlying Prospectus" under the headings "Description of the Certificates--Distributions on the Certificates" and "--Allocation of Realized Losses on the Certificates" for a further description.

Statements to Certificateholders

         Concurrently with each distribution on a Distribution Date, the Trustee will forward to the holder of each Certificate a statement generally setting forth the following information:

                  (i) the Available Funds, the A-4A Component Accrual Distribution Amount, the A-4B Component Accrual Distribution Amount and the Priority Distribution Amount for that Distribution Date;

                  (ii) with respect to that Distribution Date, the aggregate amount of principal and interest, stated separately, distributed to holders of each Class (and in respect of each Component of each applicable Class) of Certificates;

                  (iii) with respect to such Distribution Date, the amount of any interest shortfall (including any Net Interest Shortfall) for each Class of Certificates, together with the amount of any unpaid interest shortfall for that Class immediately following that Distribution Date;

                  (iv) with respect to each Class of Certificates, the losses allocated to that Class with respect to that Distribution Date;

                  (v) the Class Principal Balance of each Class of Certificates, after giving effect to (a) distributions of principal on those Certificates on that Distribution Date, (b) any losses allocated to those Certificates and (c) in the case of the Class A-3 and Class A-4 Certificates, any addition to their Class Principal Balances; and

                  (vi) any additional amount distributed to the holder of the Residual Certificate on that Distribution Date.

         In addition, the Trustee upon written request will furnish to Certificateholders copies of the statements received by the Trustee for each Underlying Remittance Date as the holder of the Underlying Security on behalf of the Trust.

         Within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each person who at any time during the previous calendar year was a Certificateholder of record a statement containing the information required to satisfy any requirements of the Code, the REMIC Provisions and regulations thereunder as from time to time are in force.

Representations and Warranties

         The Depositor will represent and warrant to the Trustee as of the Closing Date that (i) the Depositor was the sole owner of the Underlying Security free and clear of any lien, pledge, charge or encumbrance of any kind;
(ii) the Depositor had not assigned any interest in the Underlying Security or any distributions thereon, except as contemplated in the Trust Agreement; and
(iii) the endorsements and other documents furnished to the Trustee in connection with the Underlying Security are sufficient to effect the transfer of the Underlying Security to the Trustee. Upon discovery of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the Underlying Security, the Depositor or the Trustee shall give prompt written notice to the other and to the Certificateholders. On or prior to the Distribution Date in March 2002, the Depositor will be obligated to cure such breach in all material respects or, if such breach cannot be cured, repurchase the Underlying Security if so directed in writing by holders of at least 51% of the Percentage Interests (the "Majority in Interest") of each Class of Offered Certificates. The "Percentage Interest" for any Class of Offered Certificates will equal the percentage obtained by dividing the Certificate Principal Balance of that Certificate by the aggregate Certificate Principal Balance of the related Class of Certificates.

Termination of the Trust

         The Depositor may at its option purchase the Underlying Security, in whole but not in part, on or after the Distribution Date on which the principal balance of the Underlying Security is less than 5% of the principal balance thereof as of the Cut-off Date. The purchase price will be equal to the balance of the Underlying Security (after giving effect to all distributions thereon on such Distribution Date). The obligations created by the Trust Agreement will terminate upon the payment to Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Trust Agreement after the final payment or other liquidation of the Underlying Security, including any exercise of the optional purchase described above. In no event, however, will the Trust continue beyond a date specified in the Trust Agreement. Written notice of termination of the Trust Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency as specified in the notice of termination.

The Trustee

         State Street Bank and Trust Company will act as Trustee for the Certificates pursuant to the Trust Agreement. The Trustee's principal corporate trust offices are located at 2 Avenue de Lafayette, Boston, Massachusetts 02111 (telephone 617-662-1310). The Trustee's fee is represented by payments of principal and interest on the Class T Certificate.

Amendment of the Trust Agreement

         The Trust Agreement may be amended by the Depositor and the Trustee, without the consent of any of the Certificateholders, (i) to cure any error or ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, (iii) to permit any other provisions with respect to matters or questions arising under the Trust Agreement which are not inconsistent with the provisions of the Trust Agreement,
(iv) to comply with the Securities Act of 1933, as amended (the "Securities Act") or the Investment Company Act of 1940, as amended (the "Investment Company Act"), (v) to amend any of the exhibits to the Trust Agreement pursuant to the terms of the Trust Agreement or (vi) if such amendment is reasonably necessary, as evidenced by an opinion of counsel, to comply with any requirements imposed by the Internal Revenue Code of 1986 (the "Code") or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust at least from the effective date of such amendment; provided that such action (except any amendment described in (vi) above) shall not, as evidenced by an opinion of counsel, which opinion of counsel shall not be an expense of the Trustee, delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided, further, that any such amendment shall be deemed not to adversely affect in any material respect the interests of any Certificateholder of the Offered Certificates if the person requesting the amendment obtains letters from the Rating Agencies to the effect that such amendment would not result in a downgrade or withdrawal of the ratings then assigned to the Offered Certificates. The Trust Agreement may also be amended by the Depositor and the Trustee with the consent of the holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Certificate without the consent of the holder of such Certificate, (b) adversely affect in any material respect the interest of the holders of the Certificates of any Class in a manner other than as described in clause (a) above without the consent of the holders of Certificates of such Class representing not less than 66% of the Percentage Interests represented by such Class or (c) reduce the aforesaid percentages of Certificates the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates then outstanding. In no event will the Trustee consent to any amendment unless the Trustee shall have obtained an opinion of counsel to the effect that such amendment will not cause the Trust to fail to qualify as a REMIC at any time that Certificates deemed to be "regular interests" are outstanding.

Voting Under the Underlying Agreement

         In the event that there are any matters arising under the Underlying Agreement which require the vote or direction of the holder of the Underlying Security issued thereunder, the Trustee, as holder of the Underlying Security on behalf of the Trust, will vote the Underlying Security in accordance with instructions received from the holders of a Majority in Interest of the Certificates. In the absence of any such instructions, the Trustee will not vote the Underlying Security; provided, however, that, notwithstanding the absence of such instructions, in the event a required distribution pursuant to the Underlying Agreement shall not have been made, the Trustee shall, subject to the provisions of the Trust Agreement, pursue such remedies as may be available to it as holder of the Underlying Security in accordance with the terms of the Underlying Agreement.

Book-Entry Registration and Definitive Certificates

         The Offered Certificates (other than the Class A-R Certificate) initially will be book-entry certificates. Persons and entities that acquire beneficial ownership interests in the book-entry certificates will be deemed "certificate owners" and will hold their Certificates through The Depository Trust Company (DTC) in the United States or, upon request, through Clearstream or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of book-entry certificates will be issued in the form of one or more global certificates which equal the Class Principal Balance of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry certificates in minimum denominations of $25,000. Except as described below, no beneficial owner of a book-entry certificate will be entitled to receive a definitive (i.e., physical) certificate. Unless and until definitive certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners of book-entry certificates will not be "Certificateholders" as that term is used in the Trust Agreement. Beneficial owners of book-entry certificates are only permitted to exercise their rights indirectly through DTC participants.

         A certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the owner's account for such purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a participant, and on the records of Clearstream or Euroclear, as appropriate).

         Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the trustee through DTC and DTC participants. So long as the book-entry certificates are outstanding (except under the circumstances described below), DTC's rules (consisting of all the rules, regulations and procedures creating and affecting DTC and its operations), require that DTC

         o make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates, and

         o receive and transmit distributions of principal of, and interest on, the book-entry certificates.

Participants and indirect participants with which certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, DTC's rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

         Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, Certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through participants and indirect participants by instructing such participants and indirect participants to transfer the book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see "Material Federal Income Tax Consequences--REMIC Certificates--Regular Certificates--Non-U.S. Persons", "--Information Reporting and Backup Withholding" and "--New Withholding Regulations" in the accompanying prospectus.

         Transfers between participants will occur in accordance with DTC's rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons or entities holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the relevant European depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

         DTC is a New York-chartered limited purpose trust company, and performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the DTC's rules as in effect from time to time.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.


         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, (the Luxembourg Monetary Authority), which supervises Luxembourg banks.

         Clearstream holds securities for Clearstream participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Morgan Guaranty Trust as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through, or maintain a custodial relationship with, an account holder of Clearstream.

         The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries in a manner generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which establishes policy for Euroclear on behalf of the Euroclear participants. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear Clearance Systems. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear. The related operating procedures of the Euroclear System and applicable Belgian law govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the respective amounts to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. In turn, each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant European depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--REMIC Certificates--Regular Certificates--Non-U.S. Persons" and "--Information and Backup Withholding" in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in DTC, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates. In addition, issuance of certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with DTC's rules, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

         DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

         Definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to DTC, only if

         o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor; or

         o the depositor, at its sole option, with the consent of the trustee, elects to terminate the book-entry system through DTC; or

         o after the occurrence of an event of default under the pooling and servicing agreement, beneficial owners having percentage ownership interests aggregating not less than 51% of the book-entry certificates advise the trustee and DTC, through the financial intermediaries and the DTC participants in writing, that the continuation of the book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will use all reasonable efforts to notify the beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as "Certificateholders" under the pooling and servicing agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, which may be discontinued at any time.

         Neither the Depositor nor the Trustee will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

                     Description of the Underlying Security

         All of the information contained herein with respect to the Underlying Security is based solely on (i) information contained in the Underlying Agreement and (ii) information obtained from the monthly statement received by the Depositor from the Underlying Trustee in connection with the November 2001 Underlying Remittance Date for the Underlying Security. None of the Depositor, the Underwriter or the Trustee has the ability independently to verify the accuracy of this information and, accordingly, none of the Depositor, the Underwriter or the Trustee will make any representation or warranty as to the accuracy of such information. Prospective investors are advised to consider the limited nature of such available information when evaluating the suitability of any investment in the Offered Certificates.

General

         The Trust assets will consist primarily of 100% of REMIC Multi-Class Mortgage Pass-Through Certificates, Series 1998-23, Class A (the "Underlying Security") issued pursuant to a pooling and servicing agreement (the "Underlying Agreement"), dated as of November 1, 1998, between GE Capital Mortgage Services, Inc., as seller and servicer (in such capacities, the "Underlying Seller" and the "Servicer," respectively), and State Street Bank and Trust Company, as trustee (in such capacity, the "Underlying Trustee"). The Servicer is responsible for servicing the Underlying Mortgage Loans (as defined below).

         The Underlying Security evidences a senior interest in the Underlying Trust Fund established pursuant to the Underlying Agreement and was issued together with certain subordinate interests (the "Underlying Subordinate Interests") and certain residual interests. The Underlying Trust Fund consists primarily of a pool of conventional, fixed-rate mortgage loans (the "Underlying Mortgage Loans") secured by first liens on one- to four-family residential properties. The aggregate outstanding scheduled principal balance of the Underlying Mortgage Loans (the "Mortgage Pool Principal Balance") as of the Underlying Remittance Date in November 2001 was $361,983,425.85.

         Prior to the occurrence of a Trigger Event (as that term is defined on page A-12 of Exhibit A), the Servicer is not required to deposit into the related collection account (the "Underlying Security Account") on a daily basis the payments and collections on the Underlying Mortgage Loan net of its servicing fee and any expenses of liquidating defaulted Underlying Mortgage Loans or property acquired in respect thereof. Instead, the will transfer to the Underlying Security Account the Available Funds for the related Distribution Date on the business day immediately preceding that Distribution Date.

         The Underlying Subordinate Interests are subordinate to the Underlying Security with respect to the right to receive distributions from the Underlying Trust Fund and, accordingly, no distributions will be made on the Underlying Subordinate Interests on any Underlying Remittance Date until all required distributions have been made on the Underlying Security for that date. In addition, losses on the Underlying Mortgage Loans generally will be borne first by the Underlying Subordinate Interests before being borne by the Underlying Security.

         Based solely on the monthly statements received by the Depositor from the Underlying Trustee in connection with the November 2001 Underlying Remittance Date for the Underlying Security, which statement has not been independently verified for accuracy, the Underlying Security had a principal balance of approximately $341,836,406.80, after giving effect to the November 2001 distributions thereon, representing approximately 94.43% of the Mortgage Pool Principal Balance.

Distributions on the Underlying Security

         Distributions of principal and interest on the Underlying Security will be made on the 25th day of each month or, if such day is not a business day, the next succeeding business day (each, an "Underlying Remittance Date").

         Scheduled principal received on the Underlying Mortgage Loans held in the Underlying Trust Fund will be passed through monthly on the Underlying Remittance Date occurring in the month in which the related Due Date occurs. With respect to the Underlying Security, principal prepayments received during the period from the first day of any month to the last day of such month will be passed through on the Underlying Remittance Date occurring in the month following receipt. As used herein, the "Due Date" is the first day of each calendar month, being the day of the month on which a payment of interest and principal is due for each Underlying Mortgage Loan, exclusive of any days of grace.

         Interest received on each Underlying Mortgage Loan will be passed through monthly on the Underlying Remittance Date occurring in the month in which the Due Date occurs, at the pass-through rate for such Underlying Mortgage Loan subject to certain limitations described below. The Underlying Security bears interest at a rate of 6.00% per annum (the "Underlying Pass-Through Rate").

         On each Underlying Remittance Date, there will be distributed from, and to the extent of, available funds in the Underlying Trust Fund, to the Underlying Security, an amount up to the amount required to be paid in respect of the Underlying Security.

         For a further description of the distribution of principal on the Underlying Security, see "Exhibit A--Excerpts from the Underlying Prospectus" under the heading "Description of the Certificates."

Subordinated Interests

         The Underlying Security, which represent a senior interest in the Underlying Trust Fund, evidences the right of the holders thereof to receive distributions on the Underlying Mortgage Loans before any distributions have been made to holders of the Underlying Subordinate Interests. This subordination is intended to enhance the likelihood of regular receipt of the full amount of monthly distributions due on the Underlying Security and to protect it against losses and other cash flow shortfalls. If, on any Underlying Remittance Date, the amount paid on the Underlying Security is less than the amount due on that date, the interest in the Underlying Trust Fund represented by the Underlying Security will vary so as to preserve the entitlement of the Underlying Security to unpaid principal of the Underlying Mortgage Loans and interest thereon.

         If at any time the Underlying Subordinate Interests have been extinguished, all future losses or shortfalls due to delinquent payments on the Underlying Mortgage Loans for which no advance is made by the Servicer will be borne by the Underlying Security.

         Amounts actually paid at any time on the Underlying Security in accordance with the terms of the Underlying Agreement will not be subsequently recoverable.

Interest on the Mortgage Loans May Be Insufficient

         The amount of interest actually paid on the Underlying Security on any Distribution Date may be less than the interest accrued thereon if one or more Underlying Mortgage Loans prepay, go into default and produce a loss, or have their interest rates reduced by federal law because the borrower is on active military duty. You should refer to "Exhibit A--Excerpts from the Underlying Prospectus" under the headings "Description of Certificates--Distributions on the Certificates--Interest" and "Description of the Certificates--Allocation of Realized Losses on the Certificates" for a description of how any such event may produce a shortfall or loss. Any such shortfalls or losses of interest on the Underlying Security will be allocated among the Classes and Components of the Offered Certificates, pro rata, based on the interest amounts otherwise distributable on such Classes and Components when calculated solely on the basis of their respective Pass-Through Rates.

Advances

         In the event that a borrower fails to make any required interest or principal payment on an Underlying Mortgage Loan, the Servicer is responsible for advancing the entire payment amount, net of the applicable servicing fee. However, the Servicer is not under any obligation to make an advance with respect to any Underlying Mortgage Loan if the Servicer determines, in its sole discretion, that such advance will not be recoverable from future payments and collections on the Underlying Mortgage Loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Underlying Security, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer out of amounts received on the Underlying Mortgage Loans. See "Exhibit A--Excerpts from the Underlying Prospectus" under the heading "The Pooling and Servicing Agreement--Advances" beginning on page A-12.

Optional Termination of the Underlying Trust Fund

         The Underlying Depositor may, on any Underlying Remittance Date, purchase from the Underlying Trust Fund all Underlying Mortgage Loans remaining outstanding at such time as the aggregate unpaid principal balance of the Underlying Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Underlying Mortgage Loans as of November 1, 1998 (the date on which the Underlying Security was issued). The purchase price will be distributed on the Underlying Security in the month following the month of such purchase.

         For additional information on the Underlying Security, investors should carefully review (i) the excerpts from the prospectus supplement related to the Underlying Security (the "Underlying Prospectus") attached hereto as Exhibit A, and (ii) the statement for the Underlying Security for November 2001 Underlying Remittance Date (the "Underlying Remittance Date Statement"), an excerpt of which is attached hereto as Exhibit B. Certain information regarding the Underlying Security, including but not limited to information regarding related payment priorities and allocation of losses, is set forth in the attached Exhibits. Any information set forth in this Prospectus Supplement (including Appendix I and the Exhibits hereto) with respect to the Underlying Security or the Underlying Mortgage Loans has been obtained by the Depositor from the Underlying Prospectus or Underlying Remittance Date Statement received by the Depositor from the Underlying Trustee or the Servicer, and has not been independently verified by the Depositor, the Underwriter or the Trustee. The Underlying Prospectus and all other offering materials described above for the Underlying Security were prepared by the Underlying Seller. None of the Depositor, the Underwriter or the Trustee makes any representation as to the accuracy or completeness of the information in the Underlying Prospectus, other related materials or the Underlying Remittance Date Statement.

                  Description of the Underlying Mortgage Loans

         All of the information contained herein with respect to the Underlying Mortgage Loans is based solely on (i) information contained in the related Underlying Prospectus and (ii) information obtained from the Underlying Trustee in connection with the Underlying Remittance Date Statement. None of the Depositor, the Underwriter or the Trustee has the ability independently to verify the accuracy of this information and, accordingly, none of the Depositor, the Underwriter or the Trustee will make any representation or warranty as to the accuracy of such information. Prospective investors are advised to consider the limited nature of such available information when evaluating the suitability of any investment in the Offered Certificates.

         Origination and Underwriting. Each Underlying Mortgage Loan was originated with credit, appraisal and underwriting guidelines applied by the Underlying Seller to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral in accordance with applicable federal and state laws and regulations. For a description of the underwriting policies applied to the Underlying Mortgage Loans, see "Exhibit A--Excerpts from the Underlying Prospectus" under the heading "Description of the Mortgage Pool and the Mortgaged Properties--General."

         Selected Underlying Mortgage Loan Data. The tables on pages I-1 through I-3 summarize certain characteristics of the Underlying Mortgage Loans as such Underlying Mortgage Loans were constituted as of October 31, 2001. It is expected that the information set forth herein will be representative of the characteristics of the Underlying Mortgage Loans as of the date hereof.

                                  The Depositor

         Greenwich Capital Acceptance, Inc. (the "Depositor"), is a Delaware corporation organized on April 23, 1987 for the limited purpose of acquiring, owning and transferring certain mortgage-related assets and selling interests therein or bonds secured by those assets. It is an indirect, limited purpose finance subsidiary of Royal Bank of Scotland Plc and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

         Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

                  Yield, Prepayment and Maturity Considerations

Yield Considerations

         If the purchaser of an Offered Certificate offered at a discount calculates the anticipated yield to maturity of such Offered Certificate based on an assumed rate of payment of principal that is faster than that actually received on the Underlying Security, the actual yield to maturity will be lower than that so calculated. If the purchaser of an Offered Certificate offered at a premium calculates the anticipated yield to maturity of such Offered Certificate based on an assumed rate of payment of principal that is slower than that actually received on the Underlying Security, the actual yield to maturity will be lower than that so calculated.

         The yield to maturity and the aggregate amount of distributions on the Offered Certificates will relate to the timing and amount of principal distributions on the Underlying Security, which in turn will be related to the rate of payment of principal (including prepayments) on the Underlying Mortgage Loans and the allocation of such principal payments in accordance with the priorities specified in the excerpts from the Underlying Prospectus contained in Exhibit A hereto. The rate of principal payments on the Underlying Mortgage Loans will itself be affected by the amortization schedules of the Underlying Mortgage Loans and by the timing and amount of principal prepayments thereon (for this purpose, the term "prepayment" also includes payments resulting from refinancings and liquidations of the Underlying Mortgage Loans due to defaults, casualties, condemnations and purchases of the Underlying Mortgage Loans).

         The model used in this Prospectus Supplement (the "PSA") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Underlying Mortgage Loans. A 100% PSA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of the Underlying Mortgage Loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of such Underlying Mortgage Loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, 0% PSA assumes prepayment rates equal to 0% of the 100% PSA (i.e., no prepayments). Correspondingly, 300% PSA assumes prepayment rates equal to 300% of the 100% PSA, and so forth.

         The decrement tables on the following pages (the "DEC Tables") indicate the weighted average lives of the Offered Certificates and set forth the percentage of the original principal amount of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of PSA assuming that there is no optional termination of the Trust or the Underlying Trust Fund. See "Yield and Prepayment Considerations" in the Prospectus.

         Variations in actual prepayment experience (including prepayments resulting from defaults) for the Underlying Mortgage Loans will increase or decrease the percentages of principal amounts (and weighted average lives) relative to the percentages shown in the DEC Tables. Actual payments of the Underlying Mortgage Loans may not conform to the percentages of PSA described in the DEC Tables. Among other things, the DEC Tables assume that the Underlying Mortgage Loans prepay at the indicated constant rates, notwithstanding the fact that such Underlying Mortgage Loans may vary substantially as to geography, interest rate and remaining terms.

Factors Affecting Prepayments on the Underlying Mortgage Loans

         The Underlying Mortgage Loans in the Underlying Trust Fund are fixed-rate mortgage loans. The rate of payments (including prepayments) on pools of mortgage loans are influenced by a variety of economic, geographic, social, tax, legal and other factors. If prevailing mortgage rates fall significantly below the then current fixed rates on the Underlying Mortgage Loans, the rate of prepayment resulting from refinancing would be expected to increase, particularly because the availability of fixed or adjustable rate mortgage loans at competitive interest rates may encourage borrowers to prepay their Underlying Mortgage Loans. Conversely, if prevailing mortgage rates rise significantly above the then current fixed rates on the Underlying Mortgage Loans, the rate of prepayments on the Underlying Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged premises and servicing decisions. The Underlying Mortgage Loans may be prepaid at any time by borrowers. Investors are cautioned that past prepayment rates are unlikely to be indicative of future prepayment rates. No assurance can be given as to the rate of principal payments or prepayments on the Underlying Mortgage Loans and, consequently, on the Offered Certificates.

Early Termination of the Underlying Trust Fund

         As noted in "Description of the Underlying Security--Optional Termination of the Underlying Trust Fund" herein, the Underlying Depositor may redeem the Underlying Security on or after any Underlying Remittance Date on which, after taking into account payments of principal and allocations of realized losses, if any, to be made on that date, the aggregate outstanding principal amount of the Underlying Mortgage Loans is less than 10% of their aggregate principal amount as of November 1, 1998 (the cut-off date for the Underlying Trust Fund). In such event, the Underlying Trust Fund may be terminated. The termination of the Underlying Trust Fund will result in the receipt by holders of the applicable Class or Classes of Offered Certificates of principal payments that could affect the yields to maturity on those Certificates and will have the effect of shortening the weighted average lives of those Certificates.

Weighted Average Lives of the Certificates

         Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of each Class of Offered Certificates will be influenced by the (i) rate at which principal of the Underlying Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment" includes payments resulting from refinancings, liquidations of such Underlying Mortgage Loans due to defaults, casualties, indemnifications and purchases by or on behalf of the Servicer), (ii) the rate of payments on the Offered Certificates, (iii) optional termination with respect to the Trust and the Underlying Trust Fund and (iv) any required repurchase by the Underlying Seller of Underlying Mortgage Loans as a result of a breach of certain representations and warranties.

Assumed Final Distribution Dates

         The assumed final Distribution Date for each Class of Certificates is the "latest possible distribution date" for the Underlying Security. No event of default, change in the priorities for distribution among the various Classes and Components or other provisions under the Trust Agreement will arise or become applicable solely by reason of the failure to retire the entire Class Principal Balance of any Class of Certificates on or before its assumed final Distribution Date.

Modeling Assumptions

         The DEC Tables have been prepared on the basis of the actual characteristics of each of the Underlying Mortgage Loans as of October 31, 2001 and the following modeling assumptions:

                  (i) all scheduled payments on the Underlying Mortgage Loans are timely received on the first day of each month, commencing in December 2001;

                  (ii) the Underlying Mortgage Loans will prepay monthly at the specified percentages of PSA;

                  (iii) all principal prepayments constitute prepayments in full of the Underlying Mortgage Loans, are received on the last day of each month, commencing in November 2001 and include 30 days' interest thereon;

                  (iv) there are no defaults, losses or interest shortfalls on the Underlying Mortgage Loans prior to or after the Closing Date;

                  (v) the Closing Date is November 30, 2001, and cash distributions are received by the Certificateholders on the 25th day of each month, commencing in December 2001 (distributions will not include any distributions received on the Underlying Security prior to the December 2001 Underlying Remittance Date);

                  (vi) the Underlying Mortgage Loans have been amortized using the respective scheduled payments, outstanding principal balances (prior to giving effect to prepayments received during the related prepayment period), and interest rates;

                  (vii) no optional termination of the Trust Fund or the Underlying Trust Fund occurs; and

                  (viii) payments of principal on the Underlying Trust Fund are made in accordance with the methodologies and priorities set forth in the Underlying Prospectus.

          Percent of Initial Class Principal Balance Outstanding of the
           Class A-1 Certificates at the Following Percentages of PSA+

Distribution Date        0%    50%   125%   250%   300%   375%   550%
---------------------   ---    ---    ---    ---    ---    ---    ---
Initial Percent .....   100%   100%   100%   100%   100%   100%   100%
November 2002 .......    98     94     88     77     73     66     51
November 2003 .......    97     88     76     58     51     41     19
November 2004 .......    95     83     66     42     33     22      0
November 2005 .......    93     77     57     29     19      7      0
November 2006 .......    91     72     48     18      9      0      0
November 2007 .......    88     67     41     10      1      0      0
November 2008 .......    86     62     35      4      0      0      0
November 2009 .......    83     58     29      0      0      0      0
November 2010 .......    80     53     24      0      0      0      0
November 2011 .......    77     49     20      0      0      0      0
November 2012 .......    74     45     16      0      0      0      0
November 2013 .......    70     41     13      0      0      0      0
November 2014 .......    66     37      9      0      0      0      0
November 2015 .......    62     33      6      0      0      0      0
November 2016 .......    58     29      3      0      0      0      0
November 2017 .......    53     24      1      0      0      0      0
November 2018 .......    49     20      0      0      0      0      0
November 2019 .......    43     16      0      0      0      0      0
November 2020 .......    38     12      0      0      0      0      0
November 2021 .......    32      8      0      0      0      0      0
November 2022 .......    25      4      0      0      0      0      0
November 2023 .......    19      1      0      0      0      0      0
November 2024 .......    11      0      0      0      0      0      0
November 2025 .......     4      0      0      0      0      0      0
November 2026 .......     0      0      0      0      0      0      0
November 2027 .......     0      0      0      0      0      0      0
November 2028 .......     0      0      0      0      0      0      0
November 2029 .......     0      0      0      0      0      0      0
November 2030 .......     0      0      0      0      0      0      0
November 2031 .......     0      0      0      0      0      0      0

Weighted Average Life
in Years(1) .........   15.44  10.28  5.86   2.89   2.37   1.85   1.19


(1) The weighted average life is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

+        Rounded to nearest whole percentage.

          Percent of Initial Class Principal Balance Outstanding of the
           Class A-2 Certificates at the Following Percentages of PSA+





Distribution Date         0%     50%    125%    250%    300%    375%     550%
---------------------   ----    ----    ----    ----    ----    ----     ----
Initial Percent .....    100%    100%    100%    100%    100%    100%     100%
November 2002 .......     95      95      95      95      95      95       95
November 2003 .......     89      89      89      89      89      89       89
November 2004 .......     82      82      82      82      82      82       82
November 2005 .......     76      76      76      76      76      76       76
November 2006 .......     69      69      69      69      69      69        0
November 2007 .......     61      58      53      45      41      35        0
November 2008 .......     53      46      35      17      10       0        0
November 2009 .......     44      31      13       0       0       0        0
November 2010 .......     34      15       0       0       0       0        0
November 2011 .......     24       0       0       0       0       0        0
November 2012 .......     13       0       0       0       0       0        0
November 2013 .......      2       0       0       0       0       0        0
November 2014 .......      0       0       0       0       0       0        0
November 2015 .......      0       0       0       0       0       0        0
November 2016 .......      0       0       0       0       0       0        0
November 2017 .......      0       0       0       0       0       0        0
November 2018 .......      0       0       0       0       0       0        0
November 2019 .......      0       0       0       0       0       0        0
November 2020 .......      0       0       0       0       0       0        0
November 2021 .......      0       0       0       0       0       0        0
November 2022 .......      0       0       0       0       0       0        0
November 2023 .......      0       0       0       0       0       0        0
November 2024 .......      0       0       0       0       0       0        0
November 2025 .......      0       0       0       0       0       0        0
November 2026 .......      0       0       0       0       0       0        0
November 2027 .......      0       0       0       0       0       0        0
November 2028 .......      0       0       0       0       0       0        0
November 2029 .......      0       0       0       0       0       0        0
November 2030 .......      0       0       0       0       0       0        0
November 2031 .......      0       0       0       0       0       0        0

Weighted Average Life
in Years(1) .........   6.94    6.12    5.61    5.20    5.10    4.97     3.91

(1) The weighted average life is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

+        Rounded to nearest whole percentage.

          Percent of Initial Class Principal Balance Outstanding of the
           Class A-3 Certificates at the Following Percentages of PSA+


Distribution Date           0%    50%   125%   250%   300%   375%   550%
------------------------   ---    ---    ---    ---    ---    ---    ---
Initial Percent ........   100%   100%   100%   100%   100%   100%   100%
November 2002 ..........   100    100    100    100    100    100    100
November 2003 ..........   100    100    100    100    100    100    100
November 2004 ..........   100    100    100    100    100    100     97
November 2005 ..........   100    100    100    100    100    100     55
November 2006 ..........   100    100    100    100    100     90     44
November 2007 ..........   100    100    100    100    100     70     28
November 2008 ..........   100    100    100    100     87     57     18
November 2009 ..........   100    100    100     97     70     42     11
November 2010 ..........   100    100     98     79     55     33      7
November 2011 ..........   100     99     93     64     43     24      4
November 2012 ..........   100     96     88     52     33     18      2
November 2013 ..........   100     93     83     42     25     13      1
November 2014 ..........    98     90     79     33     19      9      *
November 2015 ..........    96     86     76     26     14      6      0
November 2016 ..........    93     83     72     20     10      4      0
November 2017 ..........    90     80     69     15      6      3      0
November 2018 ..........    87     77     61     10      4      1      0
November 2019 ..........    84     74     51      7      2      *      0
November 2020 ..........    80     71     41      4      1      0      0
November 2021 ..........    77     67     33      2      *      0      0
November 2022 ..........    73     64     25      1      0      0      0
November 2023 ..........    69     61     18      0      0      0      0
November 2024 ..........    65     47     11      0      0      0      0
November 2025 ..........    60     31      5      0      0      0      0
November 2026 ..........    44     16      *      0      0      0      0
November 2027 ..........    15      3      0      0      0      0      0
November 2028 ..........     0      0      0      0      0      0      0
November 2029 ..........     0      0      0      0      0      0      0
November 2030 ..........     0      0      0      0      0      0      0
November 2031 ..........     0      0      0      0      0      0      0

Weighted Average Life in
Years(1) ...............   22.82  20.91  17.55  12.02  10.24  8.24   5.18


(1) The weighted average life is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

+        Rounded to nearest whole percentage.

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

          Percent of Initial Class Principal Balance Outstanding of the
           Class A-4 Certificates at the Following Percentages of PSA+

Distribution Date        0%     50%    125%    250%    300%    375%     550%
---------------------   ----    ----    ----    ----    ----    ----     ----
Initial Percent .....    100%    100%    100%    100%    100%    100%     100%
November 2002 .......    106     106     106     106     106     106      106
November 2003 .......    113     113     113     113     113     113      113
November 2004 .......    120     120     120     120     120     120      120
November 2005 .......    127     127     127     127     127     127      127
November 2006 .......    135     135     135     135     135     135       43
November 2007 .......    143     143     143     143     143     143       46
November 2008 .......    152     152     152     152     152     152       49
November 2009 .......    161     161     161     161     161     161       52
November 2010 .......    171     171     171     171     171      76       55
November 2011 .......    182     182     182     182     182      74       58
November 2012 .......    193     193     193     193     193      74       62
November 2013 .......    205     205     205     205     205      75       66
November 2014 .......    218     218     218     218     218      76       70
November 2015 .......    231     231     231     231     231      79       51
November 2016 .......    245     245     245     245     245      82       32
November 2017 .......    261     261     261     261     261      86       20
November 2018 .......    277     277     277     277     255      91       13
November 2019 .......    294     294     294     294     219      96        8
November 2020 .......    312     312     312     312     193      87        5
November 2021 .......    331     331     331     309     174      60        3
November 2022 .......    351     351     351     263     137      41        2
November 2023 .......    373     373     373     212      95      26        1
November 2024 .......    396     396     396     144      62      16        *
November 2025 .......    421     421     421      91      38       9        *
November 2026 .......    446     446     416      49      20       5        *
November 2027 .......    474     436     171      18       7       2        *
November 2028 .......      *       *       *       *       *       *        0
November 2029 .......      0       0       0       0       0       0        0
November 2030 .......      0       0       0       0       0       0        0
November 2031 .......      0       0       0       0       0       0        0

Weighted Average Life
in Years(1) .........   26.72   26.52   25.86   22.88   20.99   15.14    9.29

(1) The weighted average life is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

+        Rounded to nearest whole percentage.

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

                                 Use of Proceeds

         The Depositor will apply the proceeds of the sale of the Offered Certificates towards the purchase price of the Underlying Security, the payment of expenses related to such purchase and other corporate purposes.

                    Material Federal Income Tax Consequences

         Assuming compliance with all provisions of the Trust Agreement, in the opinion of Sidley Austin Brown & Wood LLP, counsel to the Depositor, the Trust will be characterized as a real estate mortgage investment conduit (a "REMIC") within the meaning of Section 860D of the Code.

         The Class A-1, Class A-2, Class A-3, Class A-4 and Class T Certificates will represent "regular interests" in the REMIC and the Class A-R Certificate will constitute the sole class of "residual interests" in the REMIC. As REMIC regular interests, the Class A-1, Class A-2, Class A-3, Class A-4 and Class T Certificates will generally be treated as debt for federal income tax purposes. Certificateholders will be required to include in income all interest and original issue discount on those certificates in accordance with the accrual method of accounting regardless of the Certificateholders' usual methods of accounting.

Special Tax Attributes of the Offered Certificates

         As is described more fully under "Material Federal Income Tax Consequences" in the Prospectus, the Offered Certificates (other than the Class A-R Certificate) will represent qualifying assets under Section 856(c)(4)(A) and 7701(a)(19)(C)(v) of the Code, and net interest income attributable to those Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, to the extent the assets of the Trust are assets described in those sections. The Offered Certificates (other than the Class A-R Certificate) will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

Original Issue Discount

         The Class A-1 and Class A-3 Certificates will not, and the Class A-2 and Class A-4 Certificates may, be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Underlying Mortgage Loans at a rate equal to 300% PSA. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

         The Offered Certificates may be treated as being issued at a premium. In that case, the Certificateholders may elect under section 171 of the Code to amortize the premium under the constant interest method and to treat the amortizable premium as an offset to interest income on the Certificates.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a Certificateholder, the Certificateholder will be permitted to offset those amounts only against the future income, if any, from that Certificate. Although the tax treatment is uncertain, a Certificateholder may be permitted to deduct a loss to the extent that the Certificateholder's remaining basis in that Certificate exceeds the maximum amount of future payments to which the Certificateholder is entitled, assuming no further principal prepayments of the Underlying Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

Prohibited Transactions Tax and Other Taxes

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means the disposition of an Underlying Mortgage Loan, the receipt of income from a source other than an Underlying Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Underlying Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property. The Trust will not accept contributions that would subject it to that tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. The term "net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust will recognize net income from foreclosure property subject to federal income tax.

         In the event that any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax is imposed on the Trust, the tax will be paid with amounts otherwise distributable to the Certificateholders. Pursuant to the Trust Agreement, the holder of the Class A-R Certificate, as "tax matters" person, is obligated to indemnify the Trust for the amount of any tax. There can be no assurance that the holder of the Class A-R Certificate will have sufficient resources to pay that indemnity to the Trust. It is not anticipated that any material state or local income or franchise tax will be imposed on the Trust.

The Residual Certificate

         The holder of the Class A-R Certificate must include the taxable income of the REMIC in its federal taxable income. The resulting tax liability of that holder may exceed cash distributions to that holder during certain periods. All or a portion of the taxable income from the Class A-R Certificate recognized by a holder may be treated as "excess inclusion" income which, with limited exceptions, is subject to U.S. federal income tax.

         Proposed Treasury regulations issued on February 4, 2000 would modify the safe harbor which, if satisfied, provides that transfers of non-economic residual interests are not disregarded for federal income tax purposes. Under these new proposed regulations, a transfer of a non-economic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

         o any consideration given to the transferee to acquire the interest,

         o        expected future distributions on the interest, and

         o any anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of this calculation, the present value generally is calculated using a discount rate equal to applicable federal rate. These new proposed regulations indicate that the effective date of the modification to the safe harbor requirements could be as early as February 4, 2000.

         On December 8, 2000, the IRS issued Revenue Procedure 2001-12, effective February 4, 2000 pending finalization of the proposed regulations, which expands the safe harbor for transfers of noneconomic residual interests to include transfers to certain taxable domestic corporations with significant gross and net assets, provided that those corporations agree to transfer the residual interests only to other taxable domestic corporations in transactions qualifying for one of the safe harbor provisions. Eligibility for the expanded safe harbor requires, among other things, that the transferor not know of any facts or circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. The Revenue Procedure provides that if the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

         Also, purchasers of the Class A-R Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences--REMIC Certificates--b. Residual Certificates" in the Prospectus. Specifically, prospective holders of the Class A-R Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Class A-R Certificate will be treated as a "non-economic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residential interest. See "Material Federal Income Tax Consequences--REMIC Certificates--J. Tax-Related Restrictions on Transfer of Residual Certificates--Non-economic Residual Certificates" in the prospectus. Additionally, for information regarding prohibited transactions and treatment of Realized Losses, see "Material Federal Income Tax Consequences--REMIC Certificates--E. Prohibited Transactions and Other taxes" and "--REMIC Certificates-- C. Regular Certificates--Treatment of Realized Losses" in the prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences--REMIC Certificates" in the prospectus.

                              ERISA Considerations

         ERISA and the Internal Revenue Code impose requirements on certain employee benefit plans--and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested--and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as "Plans."

         ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under
Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Except as noted above, investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the underlying mortgage loans.

         The U.S. Department of Labor has granted to Greenwich Capital Markets, Inc. Prohibited Transaction Exemption (PTE) 90-59 (Exemption Application No. D-8374), as amended by PTE 97-34 (Exemption Application No. D-10245 and D-10246) and by PTE 2000-58 (Exemption Application No. D-10829), which exempts from the application of the prohibited transaction rules transactions relating to

         o the acquisition, holding and sale by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities with respect to which Greenwich Capital Markets, Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

         o the servicing, operation and management of such asset-backed pass-through entities, provided that the general conditions and certain other requirements set forth in the exemption are satisfied.

         Among the conditions that must be satisfied for the exemption to apply are the following:

         (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund, except when the trust holds certain types of assets;

         (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (four, if the trust holds certain types of assets, such as fully-secured mortgage loans) highest generic rating categories from a rating agency, such as Standard & Poor's, Moody's or Fitch, Inc.;

         (4) the trustee must not be an affiliate of any other member of the "restricted group" (defined below in the second following paragraph);

         (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the trust assets to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the any servicer represents not more than reasonable compensation for the servicer's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith;

         (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933; and

         (7) for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions to ensure that the issuer's assets may not be received by creditors of the sponsor in the event of the bankruptcy or insolvency of the sponsor.

         The trust fund must also meet the following requirements:

         o the investment pool must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories (four, if the investment pool contains certain types of assets) by a rating agency for at least one year prior to the Plan's acquisition of certificates; and

         o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

         Moreover, the exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the trust is acquired by persons independent of the restricted group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more issuers containing assets sold or serviced by the same entity. The exemption does not apply to Plans sponsored by the "restricted group" consisting of underwriter, the trustee, the master servicer, any obligor with respect to Mortgage Loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurers, or any affiliate of these parties.

         Assuming the accuracy of certain statements included in the disclosure documentation prepared in connection with the public offering of the Underlying Security, it is expected that the exemption will apply to the acquisition and holding by Plans of the Offered Certificates (other than the Class A-R Certificate) and that all conditions of the exemption other than those within the control of the investors will be met.

         The rating of a security may change. If the rating of a security declines below BBB- or Baa3, the security will no longer be eligible for relief under the exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an investment-grade rating would not be required by the exemption to dispose of it).

         Because the characteristics of the Class A-R Certificate may not meet the requirements of the exemption discussed above or any other issued exemption under ERISA, including Prohibited Transaction Class Exemption (PTCE) 83-1 discussed under "ERISA Considerations" in the prospectus, the purchase and holding of the Class A-R Certificate by a Plan or by individual retirement accounts or other plans subject to section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, initial acquisitions and transfers of the Class A-R Certificate will not be registered by the Trustee unless the Trustee receives: (i) a representation from the acquiror or transferee of the Class A-R Certificate, to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect the transfer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the Class A-R Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95 and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) an opinion of counsel satisfactory to the Trustee that the purchase and holding of the Class A-R Certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in the assets of the trust fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In the event that this representation is violated, the attempted transfer or acquisition shall be void and of no effect.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, the effect of the Plan Asset Regulations and the potential consequences in their specific circumstances prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         Legal Investment Considerations

         Assuming the accuracy of certain representations contained in the Underlying Agreement (which information is not subject to independent certification) and on the basis of certain assumptions derived from statements included in the Underlying Prospectus, the Offered Certificates will constitute "mortgage related securities" for the purposes of the "Secondary Mortgage Market Enhancement Act of" 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                             Method of Distribution

         Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Greenwich Capital Markets, Inc. (the "Underwriter"), which is an affiliate of the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

         Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act.

                                  Legal Matters

         Certain legal matters in connection with the issuance of the Offered Certificates will be passed upon for the Depositor and the Underwriter by Sidley Austin Brown & Wood LLP, New York, New York.

                                     Ratings

         It is a condition to the issuance of the Offered Certificates that they be rated "AAA" by S&P and by Fitch.

         The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by S&P to the Class A-R Certificate addresses only the return of its Class Principal Balance and interest thereon at its Pass-Through Rate.

         The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Fitch's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by Fitch to the Class A-R Certificate addresses only the return of its Class Principal Balance and interest thereon at its Pass-Through Rate.

         The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

         The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. There can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS


Term                                             Page

A-4A Component Accretion Termination Date........S-13
A-4A Component Accrual Distribution Amount.......S-13
A-4B Component Accretion Termination Date........S-13
A-4B Component Accrual Distribution Amount.......S-13
Available Funds..................................S-11
Beneficial Owners................................S-10
Book-Entry Certificates..........................S-10
Business Day.....................................S-10
Certificate Account..............................S-11
Certificate Principal Balance....................S-13
Certificateholder................................S-17
Class A-R Certificate............................S-10
Class Principal Balance..........................S-13
Clearstream......................................S-10
Code.............................................S-16
Component Principal Balance......................S-13
Depositor........................................S-23
Distribution Date................................S-10
DTC........................................S-10, S-17
DTC's Rules......................................S-17
Due Date.........................................S-21
Euroclear........................................S-10
Fitch............................................S-11
Investment Company Act...........................S-16
Majority in Interest.............................S-15
Mortgage Pool Principal Balance..................S-21
Offered Certificates.............................S-10
Pass-Through Rate................................S-14
Percentage Interest..............................S-15
Principal Prepayment Distribution Amount.........S-14
Priority Pro Rata Distribution Amount............S-14
Priority Pro Rata Percentage.....................S-14
PSA..............................................S-24
Record Date......................................S-11
REMIC.......................................S-5, S-30
Residual Certificate.............................S-10
S&P..............................................S-11
Scheduled Principal Distribution Amount..........S-14
Securities Act...................................S-16
Shift Percentage.................................S-14
SMMEA............................................S-34
Trust............................................S-10
Trust Agreement..................................S-10
Trustee..........................................S-10
Underlying Agreement.............................S-20
Underlying Mortgage Loans........................S-21
Underlying Pass-Through Rate.....................S-21
Underlying Prospectus............................S-22
Underlying Remittance Date.......................S-21
Underlying Remittance Date Statement.............S-22
Underlying Security........................S-10, S-20
Underlying Security Account......................S-21
Underlying Subordinate Interests.................S-21
Underlying Trust Fund......................S-10, S-21
Underlying Trustee...............................S-21
Underwriter......................................S-35

                                   APPENDIX I

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
                             AS OF OCTOBER 31, 2001


                           CURRENT PRINCIPAL BALANCES

                      NUMBER OF  AGGREGATE UNPAID    PERCENTAGE OF
RANGE OF PRINCIPAL    MORTGAGE     PRINCIPAL         AGGREGATE UNPAID
   BALANCES ($)       LOANS        BALANCE ($)     PRINCIPAL BALANCE (%)
-------------------   -----     ---------------    ---------------------

 72,836 - 100,000         1           72,836.13                0.02
100,001 - 200,000         4          736,980.63                0.20
200,001 - 300,000       630      164,054,184.94               45.32
300,001 - 400,000       338      115,279,731.35               31.85
400,001 - 500,000       107       47,406,056.64               13.10
500,001 - 600,000        34       18,429,692.82                5.09
600,001 - 700,000        11        6,895,915.41                1.91
700,001 - 800,000         6        4,493,689.68                1.24
800,001 - 900,000         1          863,530.60                0.24
900,001 - 964,961         4        3,750,807.65                1.04
                      -----     ---------------     ---------------
      TOTAL           1,136     $361,983,425.85              100.00%
                      =====     ===============     ===============






                             MORTGAGE INTEREST RATES

                                                                PERCENTAGE OF
                      NUMBER OF         AGGREGATE UNPAID           AGGREGATE
 RANGE OF MORTGAGE    MORTGAGE            PRINCIPAL            UNPAID PRINCIPAL
 INTEREST RATES (%)    LOANS              BALANCE ($)             BALANCE (%)
-------------------    -----          ---------------          ---------------
6.250 - 6.250              1               358,063.47                     0.10
6.251 - 6.500             26             8,195,488.28                     2.26
6.501 - 6.750            185            57,517,674.19                    15.89
6.751 - 7.000            262            82,518,760.58                    22.80
7.001 - 7.250            420           134,680,410.13                    37.21
7.251 - 7.500            214            70,737,541.87                    19.54
7.501 - 7.750             22             6,572,037.92                     1.82
7.751 - 8.000              5             1,072,127.08                     0.30
8.501 - 8.750              1               331,322.33                     0.09
                       -----          ---------------          ---------------
    TOTAL              1,136          $361,983,425.85                   100.00%
                       =====          ===============          ===============

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                          NUMBER OF   AGGREGATE UNPAID    PERCENTAGE OF
                          MORTGAGE      PRINCIPAL         AGGREGATE UNPAID
 STATE                    LOANS         BALANCE ($)     PRINCIPAL BALANCE (%)
 -----                    -----     ---------------     ---------------------

 Arizona                      7        2,250,351.14                0.62
 Arkansas                     1          328,505.79                0.09
 California                 527      173,314,060.69               47.88
 Colorado                    10        3,165,333.74                0.87
 Connecticut                  6        2,054,667.36                0.57
 Delaware                     1          349,497.57                0.10
 District of Columbia         5        1,803,974.62                0.50
 Florida                     14        4,103,821.47                1.13
 Georgia                     29        8,867,673.50                2.45
 Hawaii                       2          596,937.59                0.16
 Illinois                    28        8,595,755.95                2.37
 Indiana                      4        1,145,435.06                0.32
 Kansas                       2          644,198.55                0.18
 Kentucky                     1          291,771.39                0.08
 Louisiana                    1          356,539.32                0.10
 Maryland                    78       24,192,224.75                6.68
 Massachusetts               41       13,340,921.96                3.69
 Michigan                    11        3,451,824.92                0.95
 Minnesota                    1          250,994.60                0.07
 Missouri                     7        2,212,070.15                0.61
 Nevada                       4        1,019,321.90                0.28
 New Hampshire                3          863,057.10                0.24
 New Jersey                  59       17,488,868.71                4.83
 New Mexico                   2          608,404.47                0.17
 New York                    17        6,206,828.09                1.71
 North Carolina              19        6,411,135.95                1.77
 Ohio                        19        6,398,136.76                1.77
 Oklahoma                     2          473,360.61                0.13
 Oregon                      14        4,103,593.39                1.13
 Pennsylvania                25        8,272,790.70                2.29
 South Carolina               4        1,057,489.72                0.29
 Tennessee                    9        2,609,967.57                0.72
 Texas                       24        7,658,679.65                2.12
 Utah                         2          568,610.13                0.16
 Virginia                   108       31,616,246.91                8.73
 Washington                  34       10,630,874.18                2.94
 Wisconsin                   15        4,679,499.89                1.29
                          -----     ---------------     ---------------
       TOTAL              1,136     $361,983,425.85              100.00%
                          =====     ===============     ===============

                           REMAINING TERM TO MATURITY

                                    AGGREGATE UNPAID      PERCENTAGE OF
REMAINING TERM     NUMBER OF           PRINCIPAL         AGGREGATE UNPAID
(MONTHS)         MORTGAGE LOANS        BALANCE ($)       PRINCIPAL BALANCE (%)
--------------   --------------     ---------------   ---------------------

203 - 204              3                822,943.00                0.23
205 - 216              5              1,621,613.85                0.45
253 - 264              4              1,073,405.19                0.30
265 - 276              1                231,996.21                0.06
313 - 324            771            241,046,327.77               66.59
325 - 325            352            117,187,139.83               32.37
                   -----           ---------------     ---------------
  Total            1,136           $361,983,425.85              100.00%
                   =====           ===============     ===============

                                    Exhibit A


                  The following is not excerpted from the Underlying Prospectus, but is provided to enhance understanding of the terms of the Underlying Security.

                               Original Class Certificate         Certificate
                                   Principal Balance             Interest Rate
                                --------------------------      ---------------
SENIOR CERTIFICATES
     Class A                        $    500,713,877               6.00%
     Class R                        $            100               6.00%
JUNIOR CERTIFICATES
     Class M                        $      9,649,000               6.00%
     Class B1                       $      4,172,000               6.00%
     Class B2                       $      2,347,000               6.00%


         The information about the Underlying Security and the Underlying Mortgage Loans contained in this Exhibit A has been obtained from the Underlying Prospectus, which was prepared in connection with the public offering of the Underlying Security. The information is not covered by any independent representation to the Trust as to its accuracy and completeness. Additionally the Underlying Prospectus contains information only as of the date of such document. You should be aware, however, that material changes may have occurred since the preparation of the Underlying Prospectus and the composition of the related mortgage pools may have changed significantly. There may be considerable differences between the current mortgage loan characteristics and the characteristics described in connection with the issuance of the Underlying Security.

                     Excerpts From the Underlying Prospectus


         All capitalized terms contained in the following excerpts from the Underlying Prospectus have the meanings solely as specified in such excerpts.

                           --------------------------

          DESCRIPTION OF THE MORTGAGE POOL AND THE MORTGAGED PROPERTIES

General

                                       ***

         Certain data with respect to the Mortgage Loans are set forth below *** as of November 1, 1998 (the "Cut-off Date") ***.

         The "Scheduled Principal Balance" of a Mortgage Loan as of the Cut-off Date is the then outstanding principal balance thereof, after deducting payments of principal due on or before such date. The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date *** is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on such first day of the month and Deficient Valuations occurring after the Bankruptcy Coverage Termination Date (as such terms are defined *** [below]), irrespective of any delinquency in payment by the related borrower (the "Mortgagor"). The "Pool Scheduled Principal Balance" as of any Distribution Date is equal to the aggregate Scheduled Principal Balances of all of the Mortgage Loans that were Outstanding Mortgage Loans on the first day of the month preceding the month of such Distribution Date (or such other date as is specified). An "Outstanding Mortgage Loan" is any Mortgage Loan which has not been prepaid in full, has not become a Liquidated Mortgage Loan and has not been repurchased.

                    ----------------------------------------------------------

                  It is expected that at least 93% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans (and substantially all of the Mortgage Loans with loan-to-value ratios in excess of 80%) will have been originated under the *** full or alternative documentation program [of GE Capital Mortgage Services, Inc. (the "Company")] or other full or alternative documentation programs acceptable to the Company, that no more than 2.50% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans will have been originated under the Company's "No Income Verification Program" or other no income verification programs acceptable to the Company, that no more than 1.50% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans will have been originated under the Company's "Enhanced Streamlined Refinance Program" or other streamlined refinance programs acceptable to the Company, that none of the Mortgage Loans will have been originated under the Company's "No Ratio Program" or other no ratio programs acceptable to the Company and that no more than 4.00% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans will have been originated under the Company's "No Income, No Asset Verification Program" or other no income, no asset verification programs acceptable to the Company. It is expected that no more than 0.44% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans will have been acquired under the Company's "Relocation Loan" program or other relocation programs acceptable to the Company.

                  Each Mortgage Loan other than a Cooperative Loan (as defined ***[below]) is required to be covered by a standard hazard insurance policy. Each Mortgage Loan which had a loan-to-value ratio at origination in excess of 80% also will be covered by a private mortgage insurance policy.

                  All payments due on each Mortgage Loan on which at least one payment of principal and interest was due prior to the Cut-off Date will have been paid through the first day of the month preceding the Cut-off Date. The Mortgage Pool will include a substantial number of recently originated loans on which the first monthly payments are not due until the Cut-off Date or on a date subsequent to the initial issuance of the Certificates.


The Mortgage Loans

                  The Mortgage Loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $521,577,060. ***

                  The Mortgage Rates borne by the Mortgage Loans are expected to range from 6.25% to 8.75% per annum, and the weighted average Mortgage Rate as of the Cut-off Date of the Mortgage Loans is expected to be between 7.13% and 7.17% per annum. The original principal balances of the Mortgage Loans are expected to range from $228,000 to $1,000,000 and, as of the Cut-off Date, the average Scheduled Principal Balance of the Mortgage Loans is not expected to exceed $333,000 after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any Mortgage Loan will be January 1998 and the month and year of the latest scheduled maturity date of any Mortgage Loan will be November 2028. All of the Mortgage Loans will have original terms to maturity of 20 to 30 years, and it is expected that the weighted average scheduled remaining term to maturity of the Mortgage Loans will be between 356 and 358 months as of the Cut-off Date.

                  The Mortgage Loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the Mortgage Loans) as of the Cut-off Date:

                  No more than 10% of the Mortgage Loans will have a Scheduled Principal Balance of more than $500,000 and up to and including $750,000. No more than 3% of the Mortgage Loans will have a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000. None of the Mortgage Loans will have a Scheduled Principal Balance of more than $1,000,000.

                    ----------------------------------------------------------

                  No more than 13% of the Mortgage Loans will have a loan-to-value ratio at origination in excess of 80%, no more than 4% of the Mortgage Loans will have a loan-to-value ratio at origination in excess of 90%, and none of the Mortgage Loans will have a loan-to-value ratio at origination in excess of 95%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Mortgage Loans is expected to be between 73% and 75%.

                  No more than 1.12% of the Mortgage Loans will have a loan-to-value ratio at origination calculated on the basis of an appraisal conducted more than one year before the origination date thereof.

                  The proceeds of at least 39% of the Mortgage Loans will have been used to acquire the related Mortgaged Property. The proceeds of the remainder of the Mortgage Loans will have been used to refinance an existing loan. No more than 17% of the Mortgage Loans will have been the subject of "cash-out" refinancings.

                  No more than 1% of the Mortgage Loans will be temporary buy-down Mortgage Loans.

                  No more than 2% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                  No more than 49% of the Mortgage Loans will be secured by Mortgaged Properties located in California. The majority of the Mortgage Loans will be secured by Mortgaged Properties located in California, Virginia and Maryland. No more than 5% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state except the states specified in the preceding sentence.

                  At least 96% of the Mortgage Loans will be secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination will be the making of a representation by the Mortgagor at origination that the underlying property will be used as the Mortgagor's primary residence.

                  At least 92% of the Mortgage Loans will be secured by single-family, detached residences.

                  No more than 6% of the Mortgage Loans will be secured by condominiums.

                  No more than 1% of the Mortgage Loans will be Cooperative Loans secured by shares of stock in cooperative housing corporations and assignments of the proprietary leases to cooperative apartment units therein.

                                       ***

                         DESCRIPTION OF THE CERTIFICATES

General

                  The Certificates will be issued pursuant to a Pooling and Servicing Agreement ***.

                                       ***

                    ----------------------------------------------------------

Available Funds


                  The amount of funds ("Available Funds") in respect of the Mortgage Pool that will be available for distribution to holders of the Certificates on each Distribution Date is as described in the accompanying Prospectus under "Servicing of the Mortgage Loans and Contracts--Loan Payment Record."

Distributions on the Certificates

                  Allocation of Available Funds. Interest and principal on the Certificates will be distributed monthly on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day (each, a "Distribution Date"), commencing in December 1998, in an aggregate amount equal to the Available Funds for such Distribution Date to holders of record on the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

                  On each Distribution Date, the Available Funds will be distributed in the following order of priority among the Certificates:


                      first, to the [Class A and Class R Certificates (the" Senior Certificates")]***, the Accrued Certificate Interest on each such Class for such Distribution Date, any shortfall in available amounts being allocated among such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

                      second, to the Classes of Senior Certificates ***, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

                      third, to the Senior Certificates, in reduction of the Class Certificate Principal Balances thereof, to the extent of remaining Available Funds, concurrently as follows:

                      (a) to the Class A and Class R Certificates, the Senior Optimal Principal Amount for such Distribution Date, in the following order of priority:

                           (i) to the Class R Certificates, until the Class
                  Certificate Principal Balance thereof has been reduced to zero; ***

                           (ii) to the Class A Certificates, until the Class
                  Certificate Principal Balance of thereof has been reduced to zero; and

                      fourth, ***[not applicable];

                      fifth, to the Class M Certificates, to the extent of remaining Available Funds, in the following order:

                                    (a) the Accrued Certificate Interest thereon
                  for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's [allocable share of principal distributions] for such Distribution Date;

                      sixth, to the Class B1 Certificates, to the extent of remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's [allocable share of principal distributions] for such Distribution Date;

                    ----------------------------------------------------------

                      seventh, to the Class B2 Certificates, to the extent of remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's [allocable share of principal distributions] for such Distribution Date; and

                      eighth, to the Class B3, Class B4 and Class B5 Certificates, to the extent of remaining Available Funds: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Classes' [allocable share of principal distributions] for such Distribution Date.

                  On each Distribution Date after the [date on which the Class Certificate Principal Balances of the *** [Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates (the "Junior Certificates")] have been reduced to zero (the "Cross-Over Date")], distributions of principal on the outstanding Senior Certificates *** will be made pro rata among all such Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third above.

                  "Pro rata" distributions among Classes of Certificates will be made in proportion to the then-current Class Certificate Principal Balances of such Classes.

                  If, after distributions have been made pursuant to priorities first and second above on any Distribution Date, the remaining Available Funds are less than the *** Senior Optimal Principal Amount *** for such Distribution Date, the amounts distributable under priority third above shall be proportionately reduced, and such remaining Available Funds will be distributed on the Senior Certificates in accordance with the applicable clauses of priority third above on the basis of such reduced amounts. Notwithstanding such allocation, Realized Losses will be allocated to the Certificates as described under "--Allocation of Realized Losses on the Certificates" [below].

                  Interest. Interest will accrue on the Certificates offered [by the Underlying Prospectus] entitled to interest distributions at the respective fixed Certificate Interest Rates set forth on the cover hereof during each Interest Accrual Period. The "Interest Accrual Period" for each Class of Certificates entitled to distributions of interest will be the one-month period ending on the last day of the month preceding the month in which a Distribution Date occurs. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  Interest will accrue on the Class B3, Class B4 and Class B5 Certificates at the Certificate Interest Rate of 6.00% per annum during each Interest Accrual Period.

                                       ***

                  The "Accrued Certificate Interest" for any Certificate *** for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal Balance of such Certificate immediately prior to such Distribution Date, less such Certificate's share of any allocable Net Interest Shortfall (as defined below), the interest portion of any Excess Losses (as defined [below]) allocable to Certificateholders through the Cross-Over Date and, after the Cross-Over Date, the interest portion of Realized Losses allocable to Certificateholders, including Excess Losses.

                  The "Certificate Principal Balance" of any Certificate as of any Distribution Date will equal such Certificate's Certificate Principal Balance on the Closing Date as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate on account of principal, (ii) the principal portion of all Realized Losses previously allocated to such Certificate ***.

                  [The "Class Certificate Principal Balance of any Class of Certificates as of any Distribution Date is the aggregate Certificate Principal Balance of the Certificates of such Class as of such Distribution Date.]

                    ----------------------------------------------------------

                  With respect to any Distribution Date, the "Net Interest Shortfall" allocable to Certificateholders will equal the excess of the aggregate Interest Shortfalls allocable to Certificateholders with respect to such Distribution Date over the Compensating Interest Payment (as defined under "The Pooling and Servicing Agreement--Servicing Compensation, Compensating Interest and Payment of Expenses" [below]), if any, for such Distribution Date. For purposes of making the foregoing determinations, any Interest Shortfalls will be allocated on each Distribution Date between the outstanding Certificates *** and the Company in respect of its Supplemental Servicing Fees (as defined [below]) in proportion to the aggregate amount of Accrued Certificate Interest and Supplemental Servicing Fees, respectively, that would have been allocated thereto in the absence of such Interest Shortfalls.

                  With respect to any Distribution Date, an "Interest Shortfall" in respect of a Mortgage Loan will result from (i) any voluntary prepayment of principal in full on such Mortgage Loan received from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of the month preceding such Distribution Date; (ii) any partial prepayment of principal on such Mortgage Loan by the Mortgagor during the month preceding such Distribution Date; or (iii) a reduction in the interest rate on such Mortgage Loan due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 whereby, in general, members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rates on those mortgage loans reduced for the duration of their active military service. As to any Distribution Date and any Mortgage Loan with respect to which a prepayment in full has occurred as described above, the resulting "Interest Shortfall" generally will equal the difference between (a) one month's interest at the Mortgage Rate net of the applicable Base Servicing Fee (as defined [below]) (the "Net Mortgage Rate") on the Scheduled Principal Balance of such Mortgage Loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such Mortgage Loan. In the case of a partial prepayment, the resulting "Interest Shortfall" will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.

                  Any Net Interest Shortfall, the interest portion of any Excess Losses allocable to Certificateholders through the Cross-Over Date and, after the Cross-Over Date, the interest portion of any Realized Losses allocable to Certificateholders (see "--Allocation of Realized Losses on the Certificates") will, on each Distribution Date, be allocated among all the outstanding Certificates *** in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfall and losses. See "The Pooling and Servicing Agreement--Servicing Compensation, Compensating Interest and Payment of Expenses" [below].

                  The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-Over Date will not be allocated among any Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Junior Certificates in right of distribution, such losses will be borne first by the Junior Certificates (to the extent then outstanding) in inverse order of priority.

                  If Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Senior Certificates *** to their Certificateholders, any shortfall in available amounts will be allocated among such Classes of Senior Certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest will be added to the amount to be distributed in respect of interest on the Senior Certificates *** on subsequent Distribution Dates in accordance with priority second under "--Allocation of Available Funds" above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

                  Principal. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between *** the Senior Certificates *** and the Junior Certificates ***.

                  Distributions in reduction of the Class Certificate Principal Balance of each Class of Senior Certificates entitled to principal distributions will be made on each Distribution Date pursuant to priority third under "--Allocation of Available Funds" above. In accordance with priority third, the Available Funds remaining after the distribution of interest will be allocated to such Senior Certificates in an aggregate amount not to exceed *** the Senior Optimal Principal Amount *** for such Distribution Date. Distributions in reduction of the Class Certificate Principal Balances of the Class M, Class B1 and Class B2 Certificates will be made pursuant to priorities fifth, sixth and seventh, respectively, under "--Allocation of Available Funds" above. ***.

                    ----------------------------------------------------------

                  The "Senior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to *** (i) the Senior Percentage (as defined [below]) of *** all scheduled payments of principal due on each Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Senior Prepayment Percentage (as defined [below]) *** of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the applicable Prepayment Period (as defined below), (iii) the Senior Prepayment Percentage *** of all partial prepayments of principal received during the applicable Prepayment Period, (iv) the lesser of (a) the Senior Prepayment Percentage *** of the sum of (w) the net liquidation proceeds allocable to principal on each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (x)) and (x) the principal balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (b) the Senior Percentage *** of the sum of (w) the Scheduled Principal Balance of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy less (y) in the case of clause (b), the Senior Percentage *** of the principal portion of Excess Losses (other than Debt Service Reductions) during the related Prepayment Period, and (v) the Senior Prepayment Percentage *** of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Company with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan.

                  With respect to any Mortgage Loan that was the subject of a voluntary prepayment in full and any Distribution Date, the "Prepayment Period" is the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Distribution Date. With respect to any other unscheduled prepayment of principal of any Mortgage Loan and any Distribution Date, the "Prepayment Period" is the month preceding the month of such Distribution Date.

                  The "Senior Percentage" on any Distribution Date will equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Certificate Principal Balances of all the Senior Certificates *** immediately preceding such Distribution Date by the aggregate Certificate Principal Balances of all the Certificates *** immediately preceding such Distribution Date. The initial Senior Percentage is expected to be approximately 96.00%.

                  The "Senior Prepayment Percentage" on any Distribution Date occurring during the periods set forth below will be as follows:

 PERIOD (DATES INCLUSIVE)          SENIOR PREPAYMENT PERCENTAGE
-----------------------------      -----------------------------
December 1998 - November 2003      100%
December 2003 - November 2004      Senior Percentage plus 70% of the Junior Percentage
December 2004 - November 2005      Senior Percentage plus 60% of the Junior Percentage
December 2005 - November 2006      Senior Percentage plus 40% of the Junior Percentage
December 2006 - November 2007      Senior Percentage plus 20% of the Junior Percentage
December 2007 and thereafter       Senior Percentage

                  Notwithstanding the foregoing, if the Senior Percentage on any Distribution Date exceeds the initial Senior Percentage, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

                  In addition, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any Distribution Date (such limitation being the "Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such Distribution Date, either:

                    ----------------------------------------------------------

                      (A) (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust
         Fund) does not exceed 50% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of such date and (ii) cumulative Realized Losses do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the date of issuance of the Certificates (the "Original Junior Principal Balance") if such Distribution Date occurs between and including December 2003 and November 2004, (b) 35% of the Original Junior Principal Balance if such Distribution Date occurs between and including December 2004 and November 2005, (c) 40% of the Original Junior Principal Balance if such Distribution Date occurs between and including December 2005 and November 2006, (d) 45% of the Original Junior Principal Balance if such Distribution Date occurs between and including December 2006 and November 2007, and (e) 50% of the Original Junior Principal Balance if such Distribution Date occurs during or after December 2007; or

                      (B) (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust
         Fund), averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of all Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses do not exceed (a) 10% of the Original Junior Principal Balance if such Distribution Date occurs between and including December 2003 and November 2004, (b) 15% of the Original Junior Principal Balance if such Distribution Date occurs between and including December 2004 and November 2005, (c) 20% of the Original Junior Principal Balance if such Distribution Date occurs between and including December 2005 and November 2006, (d) 25% of the Original Junior Principal Balance if such Distribution Date occurs between and including December 2006 and November 2007, and (e) 30% of the Original Junior Principal Balance if such Distribution Date occurs during or after December 2007.

                                       ***

                  The "Junior Percentage" on any Distribution Date will equal 100% minus the Senior Percentage. The "Junior Prepayment Percentage" will equal 100% minus the Senior Prepayment Percentage. *** The initial Junior Percentage is expected to be approximately 4.00%.

                                       ***

Allocation of Realized Losses on the Certificates

                  A "Realized Loss" with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below) or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property. A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

                  In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "Debt Service Reduction").

                    ----------------------------------------------------------

                  A "Bankruptcy Loss" with respect to any Mortgage Loan is a Deficient Valuation or Debt Service Reduction.

                  A "Fraud Loss" is any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

                  A "Special Hazard Loss" is a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under the Agreement or any loss due to normal wear and tear or certain other causes.

                                       ***

                  The *** principal portion of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) on a Mortgage Loan for any Distribution Date will not be allocated to any Senior Certificates until the Cross-Over Date. Prior to the Cross-Over Date (and on such date under certain circumstances), *** the principal portion of any such Realized Loss will be allocated among the outstanding Classes of Junior Certificates, in inverse order of priority, until the Class Certificate Principal Balance of each such Class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Class B5 Certificates while such Certificates are outstanding, second to the Class B4 Certificates, and so on). The *** principal portion of any Excess Loss (other than a Debt Service Reduction) on a Mortgage Loan for any Distribution Date will be allocated pro rata among all outstanding Classes of Certificates entitled to principal distributions *** based on their Class Certificate Principal Balances. An "Excess Loss" is any Bankruptcy Loss, Fraud Loss and Special Hazard Loss (each a type of Realized Loss) occurring after the Bankruptcy Coverage Termination Date, Fraud Coverage Termination Date and Special Hazard Termination Date, respectively, as described more fully below. Commencing on the Cross-Over Date, *** the principal portion of any Realized Loss (other than a Debt Service Reduction) will be allocated among the outstanding Classes of Senior Certificates entitled to principal distributions *** pro rata based upon their Class Certificate Principal Balances.

                  No reduction of the Class Certificate Principal Balance of any Class shall be made on any Distribution Date on account of any Realized Loss to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Certificates as of such Distribution Date to an amount less than the Pool Scheduled Principal Balance as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation being the "Loss Allocation Limitation").

                  The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any Certificate. However, after the Bankruptcy Coverage Termination Date, the amounts distributable under clause (i) of the definition of Senior Optimal Principal Amount *** will be reduced by the amount of the principal portion of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the Junior Certificates in right of distribution, any Debt Service Reductions prior to the Bankruptcy Coverage Termination Date will be borne by the Junior Certificates (to the extent then outstanding) in inverse order of priority. All allocations of Realized Losses to a Class of Certificates will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance by the appropriate pro rata share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the Certificates commencing on the following Distribution Date ***.

                  The interest portion of all Realized Losses will be allocated among the outstanding Classes of Certificates offered [by the Underlying Prospectus] entitled to interest distributions to the extent described under "--Distributions on the Certificates--Interest" above. For purposes of making certain calculations under the Agreement, the interest portion of any Realized Loss in respect of a Mortgage Loan will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and interest at the excess of the [mortgage interest rate borne by that loan] over the sum of the Base Servicing Fee and the Supplemental Servicing Fee (as defined [below]) in proportion to the amount of accrued interest in respect of such Mortgage Loan that would have been so allocated in the absence of any such shortfall.

                    ----------------------------------------------------------

                  ***[A]ny Deficient Valuation will on each Distribution Date be allocated solely to the outstanding Junior Certificates until the Bankruptcy Coverage Termination Date. The "Bankruptcy Coverage Termination Date" is the Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). On each Distribution Date, the "Bankruptcy Loss Amount" will equal approximately $177,564 (approximately 0.03% of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date), subject to reduction as described in the Agreement, minus the aggregate amount of previous Bankruptcy Losses. The Bankruptcy Loss Amount and the manner of reduction thereof described in the Agreement may be reduced or modified upon written confirmation from Fitch and S&P *** that such reduction or modification will not adversely affect the then current ratings of the Senior Certificates by Fitch and S&P. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses.

                  ***[A]ny Fraud Loss will on each Distribution Date be allocated solely to the outstanding Junior Certificates until the Fraud Coverage Termination Date. The "Fraud Coverage Termination Date" is the Distribution Date upon which the Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the "Fraud Loss Amount" will equal approximately $5,215,771 (approximately 1.00% of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date). As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Fraud Loss Amount will equal approximately $5,215,771, minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the first to the fifth anniversaries of the Cut-off Date, the Fraud Loss Amount will equal (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% (from the first to but excluding the third anniversaries of the Cut-off Date) or 0.5% (from and including the third to but excluding the fifth anniversaries of the Cut-off Date) of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. As of any Distribution Date on or after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

                  ***[A]ny Special Hazard Loss will on each Distribution Date be allocated solely to the outstanding Junior Certificates until the Special Hazard Termination Date. The "Special Hazard Termination Date" is the Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the "Special Hazard Loss Amount" will equal approximately $5,215,771 (approximately 1.00% of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date). As of any Distribution Date, the Special Hazard Loss Amount will equal approximately $5,215,771 minus the sum of
(i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Junior Certificates in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount. For each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Company and approved by each of Fitch and S&P, which amount shall not be less than $500,000, and (B) the greater of (x) 1% (or if greater than 1%, the highest percentage of Mortgage Loans by principal balance secured by Mortgaged Properties in any California zip code) of the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

                                       ***

Subordination

                  Priority of Senior Certificates. As of the date of the initial issuance of the Certificates, the aggregate Certificate Principal Balance of the Junior Certificates will equal approximately 4.00% of the aggregate Certificate Principal Balance of all the Classes of Certificates. The rights of the holders of the Junior Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to such rights of the holders of the Senior Certificates, to the extent described above. The subordination of the Junior Certificates is intended (a) to enhance the likelihood of timely receipt by the holders of the Senior Certificates (to the extent of the subordination of the Junior Certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the Senior Certificates and (b) to afford the holders of the Senior Certificates (to the extent of the subordination of the Junior Certificates) protection against Realized Losses, to the extent described above. If Realized Losses exceed the credit support provided to the Senior Certificates through subordination, or if Excess Losses occur, all or a portion of such losses will be borne by the Senior Certificates.

                    ----------------------------------------------------------

                  The protection afforded to the holders of Senior Certificates by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Junior Certificates, in accordance with the paydown rules specified above under "--Distributions on the Certificates--Allocation of Available Funds," the amounts due to the Senior Certificateholders on each Distribution Date out of the Available Funds with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of the Junior Certificates, (ii) the allocation to the Junior Certificates of the principal portion of *** any Realized Loss (other than an Excess Loss or a Debt Service Reduction) to the extent set forth [in this Exhibit A] ***. The allocation of the principal portion of Realized Losses (as set forth [in this Exhibit A]) to the Junior Certificates on any Distribution Date will decrease the protection provided to the Senior Certificates then outstanding on future Distribution Dates by reducing the aggregate Certificate Principal Balance of the Junior Certificates then outstanding.

                  In addition, in order to extend the period during which the Junior Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of *** any prepayment or other unscheduled recovery of principal with respect to a Mortgage Loan will be allocated to the Senior Certificates entitled to principal distributions *** during the first five years after the date of initial issuance of the Certificates, with such allocation being subject to reduction thereafter as described [in this Exhibit A]. This allocation has the effect of accelerating the amortization of such Senior Certificates as a group while, in the absence of losses in respect of the Mortgage Loans, increasing the percentage interest in the principal balance of the Mortgage Loans evidenced by the Junior Certificates.

                  After the payment of amounts distributable in respect of the Senior Certificates on each Distribution Date, the Junior Certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the Junior Certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the sum of the Allocable Shares of the Classes of Junior Certificates. Amounts so distributed to Junior Certificateholders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent Distribution Dates.

                                      ***

                      THE POOLING AND SERVICING AGREEMENT

                                      ***

Servicing Arrangement with Respect to the Mortgage Loans


                  It is expected that the Company will directly service at least 62% (by aggregate Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans and will function as servicer with respect to the remaining Mortgage Loans pursuant to a Direct Master Servicing Arrangement. Such master-serviced loans will be directly serviced by entities which originated or acquired those loans and sold them to the Company. The Agreement permits the Company to use other primary servicing agents from time to time.***

                    ----------------------------------------------------------

Collection Account

                  The Agreement provides that if the Company or the Trustee obtains actual notice or knowledge of the occurrence of a Trigger Event or the downgrade by S&P of GE Capital's short-term unsecured rating below A-1+, the Company will *** establish and maintain or cause to be established and maintained a separate account (the "Collection Account") for the Certificates for the collection of payments on the Mortgage Loans; provided, however, that such action will not be required if the Company delivers to the Trustee a letter from each rating agency which originally rated the Certificates to the effect that the failure to take such action would not cause such rating agency to withdraw or reduce its then current rating of such Certificates. If established, the Collection Account would be (i) maintained with a depository institution the debt obligations of which are, at the time of any deposit therein, rated by each of Fitch and S&P in one of its two highest long-term rating categories and by S&P in its highest short-term rating category, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) of the FDIC (the "SAIF"), (iii) an account or accounts with a depository institution, which accounts are insured by the BIF or SAIF (to the limits established by the FDIC), and which uninsured deposits are invested in United States government securities or other high quality investments, or are otherwise secured to the extent required by Fitch and S&P such that, as evidenced by an opinion of counsel, the holders of the Certificates have a claim with respect to the funds in the account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee or (v) an account as will not cause either Fitch or S&P to downgrade or withdraw its then current ratings assigned to the Certificates.***

                  Prior to the occurrence of a Trigger Event, the Company will transfer to the Certificate Account, in next day funds, the Available Funds for the related Distribution Date on the business day immediately preceding such Distribution Date.

                  [A "Trigger Event" will exist with the occurrence of any one or more of the following: (i) the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or General Electric Capital Corporation ("GE Capital") does not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) the long-term senior unsecured rating of GE Capital is downgraded by Fitch or S&P, below their two highest long-term rating categories or such rating is withdrawn,
(iii) GE Capital is no longer obligated pursuant to the terms of a support agreement to maintain the Company's net worth or liquidity (as such terms are defined in such support agreement) at the levels specified therein, or that such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable or (iv) such support agreement, including any amendment thereto, is amended or modified.]

Advances

                  In the event that any Mortgagor fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Company will advance the entire amount of such payment, net of the applicable Servicing Fee, less the amount of any such payment that the Company reasonably believes will not be recoverable out of liquidation proceeds or otherwise. The amount of any scheduled payment required to be advanced by the Company will not be affected by an agreement between the Company and a Mortgagor providing for the postponement or modification of the due date or amount of such scheduled payment. The Company will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, in the event that any Mortgage Loan as to which such an advance has been made is foreclosed while in the Trust Fund, the Company will be entitled to reimbursement for such advance from related liquidation proceeds or insurance proceeds prior to payment to Certificateholders of the Scheduled Principal Balance of such Mortgage Loan plus accrued interest at the Mortgage Rate, net of the Servicing Fee.

                  If the Company makes a good faith judgment that all or any portion of any advance of delinquent principal and interest made by it with respect to any Mortgage Loan may not ultimately be recoverable from related liquidation or insurance proceeds or other collections on such Mortgage Loan (a "Nonrecoverable Advance"), the Company will so notify the Trustee and the Company will be entitled to reimbursement for such Nonrecoverable Advance from recoveries on all other unrelated Mortgage Loans. The Company's judgment that it has made a Nonrecoverable Advance with respect to any Mortgage Loan will be based upon its assessment of the value of the related Mortgaged Property and such other facts and circumstances as it may deem appropriate in evaluating the likelihood of receiving liquidation proceeds, net of expenses, equal to or greater than the aggregate amount of unreimbursed advances made with respect to such Mortgage Loan.

                    ----------------------------------------------------------

                  As a result of the subordination of the Junior Certificates, the effect of reimbursements to the Company of previous advances from liquidation or insurance proceeds and of Nonrecoverable Advances will generally be borne by holders of the Junior Certificates (to the extent then outstanding) in inverse order of priority before they are borne by the holders of the Senior Certificates.

                  The Trustee will make advances of delinquent principal and interest payments in the event of a failure by the Company to perform its obligation to do so, provided that the Trustee will not make such advance to the extent that it reasonably believes the payment will not be recoverable to it out of related liquidation or insurance proceeds or otherwise. The Trustee will be entitled to reimbursement for advances in a manner similar to the Company's entitlement.

Purchases of Defaulted Mortgage Loans

                  Under the Agreement, the Company will have the option (but not obligation) to purchase any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued and unpaid interest thereon at the Net Mortgage Rate minus the Supplemental Servicing Fee Rate (as defined below) less any amounts representing previously unreimbursed advances. The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the business day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the Certificateholders.

Servicing Compensation, Compensating Interest and Payment of Expenses

                  The Company's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on any Mortgage Loan, of a servicing fee (the "Servicing Fee") equal to the sum of a base fee (the "Base Servicing Fee") and a supplemental fee, if any (the "Supplemental Servicing Fee"). As to each Mortgage Loan, the rate at which the Base Servicing Fee is payable (the "Base Servicing Fee Rate") will be a fixed rate per annum of the outstanding principal balance of such Mortgage Loan, expected to range from approximately 0.20% to 0.29%, with an anticipated initial weighted average rate of between approximately 0.24% and 0.28%. As to each Mortgage Loan, the rate at which the Supplemental Servicing Fee is payable (the "Supplemental Servicing Fee Rate") will be a fixed rate per annum of the outstanding principal balance of the Mortgage Loan equal to the excess, if any, of the Net Mortgage Rate over 6.00%. The Supplemental Servicing Fee Rate is expected to range from 0% to approximately 2.47%, with an anticipated initial weighted average rate of between 0.83% and 0.91%. The aggregate servicing compensation to the Company could vary depending on the prepayment experience of the Mortgage Loans. The servicing compensation of any direct servicer of any Mortgage Loan will be paid out of the related Base Servicing Fee, and the Company will retain the balance as part of its servicing compensation (subject to its obligation to make Compensating Interest Payments, as described below).

                    ----------------------------------------------------------

                  To the extent any voluntary prepayment results in an Interest Shortfall (as described in clauses (i) and (ii) of the definition thereof) allocable to Certificateholders with respect to any Distribution Rate, the Company will be obligated to remit an amount (such amount, a "Compensating Interest Payment") sufficient to pass through to Certificateholders the full amount of interest to which they would have been entitled in the absence of such prepayments, but in no event greater than the lesser of (a) 1/12th of 0.125% of the Pool Scheduled Principal Balance for such Distribution Date and (b) the aggregate amount received by the Company on account of its Base Servicing Fees (net of any servicing compensation paid to any direct servicer) in connection with such Distribution Date. Because the net amount received by the Company on account of its Base Servicing Fee is generally less in the case of Mortgage Loans master-serviced by the Company than in the case of Mortgage Loans the Company services directly, the amounts available for any Compensating Interest Payment with respect to any Distribution Date will generally decrease to the extent the proportion of Outstanding Mortgage Loans master-serviced by the Company increases, and increase to the extent the proportion of such Mortgage Loans decreases. It is expected that no more than 38% of the Mortgage Loans (by aggregate Scheduled Principal Balance as of the Cut-off Date) will be master-serviced by the Company. This percentage could vary over time, however, if Mortgage Loans directly serviced by the Company experience a disproportionately high or low level of prepayments or defaults relative to Mortgage Loans master-serviced by the Company. In addition, the proportion of master-serviced Mortgage Loans could be affected as a result of (i) the exercise by the Company of its right under the Agreement to contract with third parties to directly service Mortgage Loans, with the Company becoming the servicer of such Mortgage Loans, or (ii) the substitution of any Mortgage Loans under the Agreement.

                                      ***

Voting Rights

                  Votes allocated to the Certificates under the Agreement will be allocated among the Classes (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances or Certificate Principal Balances, as the case may be.

                                      ***

                                    EXHIBIT B
                                    ---------

            Remittance Date Statement for the Underlying Security for
                           November 2001 Distribution

                  (Any information and references in Exhibit B
             are with respect to the Underlying Mortgage Loans, the
                 Underlying Security, the Underlying Prospectus,
              the Underlying Agreement and the Underlying Trustee.)

GE Capital Mortgage Services, Inc.   Contact Customer Service - CTSLink
Mortgage Pass-Through Certificates           Wells Fargo Bank Minnesota, N.A.
Record Date:        31-Oct-2001              Securities Administration Services
Distribution Date:  26-Nov-2001              7485 New Horizon Way
                                             Frederick, MD 21703
                                             Telephone:     (301) 815-6600
                                             Fax:           (301) 815-6660


                              GECMS Series 1998-23

                     Certificateholder Distribution Summary

---------------------------------------------------------------------------------------
                 Certificate  Certificate    Beginning
                    Class    Pass-Through   Certificate     Interest      Principal
Class    CUSIP   Description     Rate         Balance     Distribution   Distribution
---------------------------------------------------------------------------------------
  A    36157RVK8     SEQ      6.00000    356,000,480.11  1,780,002.40   14,164,073.31
 SUP   GE9823SUP   EXCESS     0.84179    %         0.00    263,880.38            0.00
  R    36157RVL6     RES      6.00000    %         0.00          0.00            0.00
  M    36157RVM4     MEZ      6.00000    % 9,327,898.40     46,639.49       10,071.80
  B1   36157RVN2     SUB      6.00000    % 4,033,163.24     20,165.82        4,354.81
  B2   36157RVP7     SUB      6.00000    % 2,268,896.01     11,344.48        2,449.84
  B3   36157RWP6     SUB      6.00000    % 2,017,548.34     10,087.74        2,178.45
  B4   36157RWQ4     SUB      6.00000    % 1,008,290.81      5,041.45        1,088.70
  B5   36157RWR2     SUB      6.00000    % 1,512,999.49      7,565.00        1,633.66
---------------------------------------------------------------------------------------
Totals                                   376,169,276.40  2,144,726.76   14,185,850.57
---------------------------------------------------------------------------------------


-------------------------------------------------------------
       Current      Ending                      Cumulative
       Realized   Certificate       Total        Realized
Class    Loss       Balance     Distribution     Losses
-------------------------------------------------------------
  A    0.00    341,836,406.80   15,944,075.71     0.00
 SUP   0.00    0.00             263,880.38        0.00
  R    0.00    0.00             0.00              0.00
  M    0.00    9,317,826.61     56,711.29         0.00
  B1   0.00    4,028,808.44     24,520.63         0.00
  B2   0.00    2,266,446.17     13,794.32         0.00
  B3   0.00    2,015,369.90     12,266.19         0.00
  B4   0.00    1,007,202.11     6,130.15          0.00
  B5   0.00    1,511,365.83     9,198.66          0.00
-------------------------------------------------------------
Totals 0.00    361,983,425.86   16,330,577.33     0.00
-------------------------------------------------------------


All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

GE Capital Mortgage Services, Inc.   Contact Customer Service - CTSLink
Mortgage Pass-Through Certificates           Wells Fargo Bank Minnesota, N.A.
Record Date:        31-Oct-2001              Securities Administration Services
Distribution Date:  26-Nov-2001              7485 New Horizon Way
                                             Frederick, MD 21703
                                             Telephone:     (301) 815-6600
                                             Fax:           (301) 815-6660



                              GECMS Series 1998-23

                            Principal Distribution Statement

 Class         Original             Beginning        Scheduled      Unscheduled
                 Face              Certificate       Principal       Principal              Realized
                Amount               Balance        Distribution    Distribution Accretion   Loss (1)
   A          500,713,877.00     356,000,480.11     384,391.42     13,779,681.89    0.00     0.00
  SUP                   0.00               0.00           0.00              0.00    0.00     0.00
   R                  100.00               0.00           0.00              0.00    0.00     0.00
   M            9,649,000.00       9,327,898.40      10,071.80              0.00    0.00     0.00
   B1           4,172,000.00       4,033,163.24       4,354.81              0.00    0.00     0.00
   B2           2,347,000.00       2,268,896.01       2,449.84              0.00    0.00     0.00
   B3           2,087,000.00       2,017,548.34       2,178.45              0.00    0.00     0.00
   B4           1,043,000.00       1,008,290.81       1,088.70              0.00    0.00     0.00
   B5           1,565,082.67       1,512,999.49       1,633.66              0.00    0.00     0.00

Totals        521,577,059.67     376,169,276.40     406,168.68     13,779,681.89    0.00     0.00


                    Total          Ending              Ending           Total
                  Principal      Certificate         Certificate      Principal
                  Reduction        Balance           Percentage     Distribution
   A          14,164,073.31     341,836,406.80      0.68269809   14,164,073.31
  SUP                  0.00               0.00      0.00000000            0.00
   R                   0.00               0.00      0.00000000            0.00
   M              10,071.80       9,317,826.61      0.96567796       10,071.80
   B1              4,354.81       4,028,808.44      0.96567796        4,354.81
   B2              2,449.84       2,266,446.17      0.96567796        2,449.84
   B3              2,178.45       2,015,369.90      0.96567796        2,178.45
   B4              1,088.70       1,007,202.11      0.96567796        1,088.70
   B5              1,633.66       1,511,365.83      0.96567795        1,633.66


Totals        14,185,850.57     361,983,425.86      0.69401715   14,185,850.57


(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Descript

GE Capital Mortgage Services, Inc.   Contact Customer Service - CTSLink
Mortgage Pass-Through Certificates           Wells Fargo Bank Minnesota, N.A.
Record Date:        31-Oct-2001              Securities Administration Services
Distribution Date:  26-Nov-2001              7485 New Horizon Way
                                             Frederick, MD 21703
                                             Telephone:     (301) 815-6600
                                             Fax:           (301) 815-6660




                              GECMS Series 1998-23

                    Principal Distribution Factors Statement

--------------------------------------------------------------------------------------------------------
                        Certificate  Certificate         Beginning
                           Class     Pass-Through       Certificate         Interest         Principal
Class          CUSIP  Description        Rate             Balance         Distributi       Pistribution
--------------------------------------------------------------------------------------------------------
 A           36157RVK8     SEQ        6.00000 %        356,000,480.11     1,780,002.40     14,164,073.31
SUP          GE9823SUP     EXCESS     0.84179 %                  0.00       263,880.38              0.00
 R           36157RVL6     RES        6.00000 %                  0.00             0.00              0.00
 M           36157RVM4     MEZ        6.00000 %          9,327,898.40        46,639.49         10,071.80
B1           36157RVN2     SUB        6.00000 %          4,033,163.24        20,165.82          4,354.81
B2           36157RVP7     SUB        6.00000 %          2,268,896.01        11,344.48          2,449.84
B3           36157RWP6     SUB        6.00000 %          2,017,548.34        10,087.74          2,178.45
B4           36157RWQ4     SUB        6.00000 %          1,008,290.81         5,041.45          1,088.70
B5           36157RWR2     SUB        6.00000 %          1,512,999.49         7,565.00          1,633.66
--------------------------------------------------------------------------------------------------------
  Totals                                               376,169,276.40     2,144,726.76     14,185,850.57
--------------------------------------------------------------------------------------------------------

------------------------------------------------------------
       Current    Ending         Total           Cumulative
       Realized   Certificate    Distribution    Realized
Class  Loss       Balance                        Losses
------------------------------------------------------------
 A      0.00   341,836,406.80     15,944,075.71     0.00
SUP     0.00             0.00        263,880.38     0.00
 R      0.00             0.00              0.00     0.00
 M      0.00     9,317,826.61         56,711.29     0.00
B1      0.00     4,028,808.44         24,520.63     0.00
B2      0.00     2,266,446.17         13,794.32     0.00
B3      0.00     2,015,369.90         12,266.19     0.00
B4      0.00     1,007,202.11          6,130.15     0.00
B5      0.00     1,511,365.83          9,198.66     0.00
------------------------------------------------------------
Totals  0.00   361,983,425.86     16,330,577.33     0.00
------------------------------------------------------------

All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

GE Capital Mortgage Services, Inc.   Contact Customer Service - CTSLink
Mortgage Pass-Through Certificates           Wells Fargo Bank Minnesota, N.A.
Record Date:        31-Oct-2001              Securities Administration Services
Distribution Date:  26-Nov-2001              7485 New Horizon Way
                                             Frederick, MD 21703
                                             Telephone:     (301) 815-6600
                                             Fax:           (301) 815-6660



                              GECMS Series 1998-23

                         Interest Distribution Statement

-------------------------------------------------------------------------------------------------------
                                       Beginning                   Payment of
          Original        Current     Certificate/     Current        Unpaid     Current  Non-Supported
            Face        Certificate     Notional       Accrued       Interest    Interest    Interest
Class      Amount           Rate         Balance       Interest     Shortfall    Shortfall   Shortfall
-------------------------------------------------------------------------------------------------------
  A     500,713,877.00     6.00000   356,000,480.11  1,780,002.40     0.00        0.00        0.00
 SUP              0.00     0.84179   376,169,276.41    263,880.38     0.00        0.00        0.00
  R             100.00     6.00000             0.00          0.00     0.00        0.00        0.00
  M       9,649,000.00     6.00000     9,327,898.40     46,639.49     0.00        0.00        0.00
  B1      4,172,000.00     6.00000     4,033,163.24     20,165.82     0.00        0.00        0.00
  B2      2,347,000.00     6.00000     2,268,896.01     11,344.48     0.00        0.00        0.00
  B3      2,087,000.00     6.00000     2,017,548.34     10,087.74     0.00        0.00        0.00
  B4      1,043,000.00     6.00000     1,008,290.81      5,041.45     0.00        0.00        0.00
  B5      1,565,082.67     6.00000     1,512,999.49      7,565.00     0.00        0.00        0.00
-------------------------------------------------------------------------------------------------------
Totals  521,577,059.67                               2,144,726.76     0.00        0.00        0.00
-------------------------------------------------------------------------------------------------------


------------------------------------------------------------
                                Remaining          Ending
                      Total       Unpaid        Certificate/
        Realized    Interest     Interest         Notional
Class   Loss (4)   Distribution  Shortfall         Balance
------------------------------------------------------------

  A       0.00     1,780,002.40     0.00     341,836,406.80
 SUP      0.00       263,880.38     0.00     361,983,425.85
  R       0.00             0.00     0.00               0.00
  M       0.00        46,639.49     0.00       9,317,826.61
  B1      0.00        20,165.82     0.00       4,028,808.44
  B2      0.00        11,344.48     0.00       2,266,446.17
  B3      0.00        10,087.74     0.00       2,015,369.90
  B4      0.00         5,041.45     0.00       1,007,202.11
  B5      0.00         7,565.00     0.00       1,511,365.83
------------------------------------------------------------
Totals    0.00     2,144,726.76     0.00
------------------------------------------------------------

(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

GE Capital Mortgage Services, Inc.   Contact Customer Service - CTSLink
Mortgage Pass-Through Certificates           Wells Fargo Bank Minnesota, N.A.
Record Date:        31-Oct-2001              Securities Administration Services
Distribution Date:  26-Nov-2001              7485 New Horizon Way
                                             Frederick, MD 21703
                                             Telephone:     (301) 815-6600
                                             Fax:           (301) 815-6660



                              GECMS Series 1998-23

                     Interest Distribution Factors Statement

-----------------------------------------------------------------------------------------------------------------------------
Class (5)      Original       Current          Beginning        Current       Payment of      Current         Non-Supported
               Face           Certificate      Certificate/     Accrued       Unpaid          Interest        Interest
               Amount         Rate             Notional         Interest      Interest        Shortfall       Shortfall
                                               Balance                        Shortfall
-----------------------------------------------------------------------------------------------------------------------------
 A         500,713,877.00    6.00000%         710.98584733    3.55492924     0.00000000     0.00000000     0.00000000
SUP                  0.00    0.84179%         721.21514779    0.50592789     0.00000000     0.00000000     0.00000000
 R                 100.00    6.00000%           0.00000000    0.00000000     0.00000000     0.00000000     0.00000000
 M           9,649,000.00    6.00000%         966.72177428    4.83360866     0.00000000     0.00000000     0.00000000
B1           4,172,000.00    6.00000%         966.72177373    4.83360978     0.00000000     0.00000000     0.00000000
B2           2,347,000.00    6.00000%         966.72177674    4.83360886     0.00000000     0.00000000     0.00000000
B3           2,087,000.00    6.00000%         966.72177288    4.83360805     0.00000000     0.00000000     0.00000000
B4           1,043,000.00    6.00000%         966.72177373    4.83360499     0.00000000     0.00000000     0.00000000
B5           1,565,082.67    6.00000%         966.72177068    4.83361048     0.00000000     0.00000000     0.00000000
-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
Class           Realized     Total          Remaining            Ending
                Loss (6)     Interest       Unpaid               Certificate/
                             Distribution   Interest             Notional
                                            Shortfall            Balance
------------------------------------------------------------------------------
 A             0.00000000     3.55492924     0.00000000         682.69808867
SUP            0.00000000     0.50592789     0.00000000         694.01715223
 R             0.00000000     0.00000000     0.00000000           0.00000000
 M             0.00000000     4.83360866     0.00000000         965.67795730
B1             0.00000000     4.83360978     0.00000000         965.67795781
B2             0.00000000     4.83360886     0.00000000         965.67795910
B3             0.00000000     4.83360805     0.00000000         965.67795879
B4             0.00000000     4.83360499     0.00000000         965.67795781
B5             0.00000000     4.83361048     0.00000000         965.67795361
------------------------------------------------------------------------------

(5) Per $1,000 Denomination.

(6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

GE Capital Mortgage Services, Inc.   Contact Customer Service - CTSLink
Mortgage Pass-Through Certificates           Wells Fargo Bank Minnesota, N.A.
Record Date:        31-Oct-2001              Securities Administration Services
Distribution Date:  26-Nov-2001              7485 New Horizon Way
                                             Frederick, MD 21703
                                             Telephone:     (301) 815-6600
                                             Fax:           (301) 815-6660



                              GECMS Series 1998-23

                       Certificateholder Account Statement


                               CERTIFICATE ACCOUNT

Beginning Balance
---------------------------------------------------------------------------------------------------------------------------------
Deposits                                                                  PREPAYMENT/CURTAILMENT
                                                                          INTEREST SHORTFALL
         Payments of Interest and Principal     16,410,408.22
         Liquidations, Insurance Proceeds,      0.00                      Total Prepayment/Curtailment     8,636.35
         Reserve Funds                                                    Interest Shortfall
         Proceeds from Repurchased Loans        0.00                      Servicing Fee Support            8,636.35
         Other Amounts (Servicer Advances)      194,980.75
         Realized Losses                        0.00                      Non-Supported                    0.00
                                                                          Prepayment/Curtailment
                                                                          Interest Shortf
         Prepayment Penalties                   0.00

Total Deposits                                  16,605,388.97             SERVICING FEES
                                                                          Gross Servicing Fee              79,044.20
Withdrawals                                                               Master Servicing Fee             3,891.95
         Reimbursement for Servicer Advances    200,511.85                Special Servicing Fee            0.00
         Payment of Service Fee                 74,299.80                 Supported
                                                                          Prepayment/Curtailment           8,636.35
                                                                          Interest Shortfall
         Payment of Interest and Principal      16,330,577.32
                                                                          Net Servicing Fee                74,299.80
Total Withdrawals (Pool Distribution Amount)    16,605,388.97

Ending Balance                                  0.00
---------------------------------------------------------------------------------------------------------------------------------

GE Capital Mortgage Services, Inc.   Contact Customer Service - CTSLink
Mortgage Pass-Through Certificates           Wells Fargo Bank Minnesota, N.A.
Record Date:        31-Oct-2001              Securities Administration Services
Distribution Date:  26-Nov-2001              7485 New Horizon Way
                                             Frederick, MD 21703
                                             Telephone:     (301) 815-6600
                                             Fax:           (301) 815-6660





Loan Status Stratification/Credit Enhancement Statement

                     DELINQUENT                          BANKRUPTCY                     FORECLOSURE
                No. of     Principal                No. of     Principal            No. of     Principal
                Loans      Balance                  Loans      Balance              Loans      Balance
                                          0-29 Days         0  0.00        0-29 Days    0          0.00
30 Days         4          1,242,673.23   30 Days           0  0.00        30 Days      0          0.00
60 Days         2          638,255.85     60 Days           0  0.00        60 Days      0          0.00
90 Days         0          0.00           90 Days           0  0.00        90 Days      0          0.00
120 Days        0          0.00           120 Days          0  0.00        120 Days     1          275,471.95
150 Days        0          0.00           150 Days          0  0.00        150 Days     0          0.00
180+ Days       1          635,632.62     180+ Days         0  0.00        180+ Days    0          0.00

                7          2,516,561.70                     0  0.00                     1          275,471.95


                  No. of   Principal                  No. of    Principal                No. of     Principal
                   Loans    Balance                    Loans     Balance                  Loans      Balance
                                         0-29 Days  0.000000%  0.000000%   0-29 Days   0.000000%   0.000000%
30 Days         0.352113%  0.332769%     30 Days    0.000000%  0.000000%   30 Days     0.000000%   0.000000%
60 Days         0.176056%  0.170915%     60 Days    0.000000%  0.000000%   60 Days     0.000000%   0.000000%
90 Days         0.000000%  0.000000%     90 Days    0.000000%  0.000000%   90 Days     0.000000%   0.000000%

120 Days        0.000000%  0.000000%     120 Days   0.000000%  0.000000%   120 Days    0.088028%   0.073767%
150 Days        0.000000%  0.000000%     150 Days   0.000000%  0.000000%   150 Days    0.000000%   0.000000%
180+ Days       0.088028%  0.170213%     180+ Days  0.000000%  0.000000%   180+ Days   0.000000%   0.000000%

                0.616197%  0.673896%                0.000000%  0.000000%               0.088028%   0.073767%

Current Period Class A Insufficient Funds                      0.00 Principal Balance of Contaminated Properties


               REO                           Total
           No. of      Principal               No. of          Principal
           Loans       Balance                 Loans           Balance
 0-29 Days    0           0.00      0-29 Days    0          0.00
 30 Days      0           0.00      30 Days      4          1,242,673.23
 60 Days      0           0.00      60 Days      2          638,255.85
 90 Days      0           0.00      90 Days      0          0.00
 120 Days     0           0.00      120 Days     1          275,471.95
 150 Days     0           0.00      150 Days     0          0.00
 180+ Days    0           0.00      180+ Days    1          635,632.62

              0           0.00                   8          2,792,033.65

              No. of    Principal                No. of    Principal
               Loans     Balance                  Loans     Balance
0-29 Days   0.000000%  0.000000%   0-29 Days   0.000000%  0.000000%
30 Days     0.000000%  0.000000%   30 Days     0.352113%  0.332769%
60 Days     0.000000%  0.000000%   60 Days     0.176056%  0.170915%
90 Days     0.000000%  0.000000%   90 Days     0.000000%  0.000000%

120 Days    0.000000%  0.000000%   120 Days    0.088028%  0.073767%
150 Days    0.000000%  0.000000%   150 Days    0.000000%  0.000000%
180+ Days   0.000000%  0.000000%   180+ Days   0.088028%  0.170213%

            0.000000%  0.000000%               0.704225%  0.747663%



            0.00       Periodic Advance               1,002,797.22


                  SUBORDINATION LEVEL/CREDIT ENHANCEMENT/CLASS
                      PERCENTAGE AND PREPAYMENT PERCENTAGE

                                                                                                     Current
                               Original $        Original %       Current $         Current %         Class %          Prepayment %
Class A                        20,863,182.67     4.00001922 %     20,147,019.06     5.56572971 %     94.434270 %        0.000000 %
Class R                        20,863,082.67     4.00000005 %     20,147,019.06     5.56572971 %      0.000000 %        0.000000 %
Class M                        11,214,082.67     2.15003372 %     10,829,192.45     2.99162660 %      2.574103 %       46.249158 %
Class B-1                       7,042,082.67     1.35015192 %      6,800,384.01     1.87864513 %      1.112981 %       19.997045 %
Class B-2                       4,695,082.67     0.90017047 %      4,533,937.84     1.25252636 %      0.626119 %       11.249536 %
Class B-3                       2,608,082.67     0.50003784 %      2,518,567.94     0.69576886 %      0.556758 %       10.003316 %
Class B-4                       1,565,082.67     0.30006739 %      1,511,365.83     0.41752349 %      0.278245 %        4.999261 %
Class B-5                       0.00             0.00000000 %      0.00             0.00000000 %      0.417523 %        7.501685 %

Please Refer to the Prospectus Supplement for a Full Description of Loss
Exposure

GE Capital Mortgage Services, Inc.   Contact Customer Service - CTSLink
Mortgage Pass-Through Certificates           Wells Fargo Bank Minnesota, N.A.
Record Date:        31-Oct-2001              Securities Administration Services
Distribution Date:  26-Nov-2001              7485 New Horizon Way
                                             Frederick, MD 21703
                                             Telephone:     (301) 815-6600
                                             Fax:           (301) 815-6660


                              GECMS Series 1988-23

                 Original $       Original %        Current $      Current %
Bankruptcy         177,564.00     0.03404368 %        177,564.00   0.04905307 %
Fraud            5,215,771.00     1.00000008 %      5,215,771.00   1.44088669 %
Special Hazard   5,215,771.00     1.00000008 %      5,215,771.00   1.44088669 %

Limit of Subordinate's Exposure to Certain Types of Losses

                                    EXHIBIT C

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Resecuritization Mortgage Trust Certificates, Series 2001-1 (the "Global Securities"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between participants of Clearstream or Euroclear and Participants holding Certificates will be effected on a delivery-against-payment basis through the Relevant Depositaries of Clearstream and Euroclear (in such capacity) and as Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

         Investors selecting to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior asset-backed issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same day funds.
                                       C-1

         Trading between DTC Seller and Clearstream or Euroclear Participants. When Global Securities are to be transferred from the account of a Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, Clearstream or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.
                                       C-2

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  Exemptions for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

                  Exemptions for non-U.S. Persons with Effectively Connected Income (Form 4224). A non-U.S. Person, including a non U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade of Business in the United States).

                  Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owners or their agents.

                  Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                  U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court in the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities or with the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

Prospectus

                     Mortgage-Backed/Asset-Backed Securities
                              (Issuable in Series)

     Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp.
                                    Depositor

The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust or debt obligations secured by trust assets.

         o  Each series of securities will consist of one or more classes.

         o Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

         o A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive principal, interest or both prior to other classes or before or after specified events.

         o No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

The Trust and Its Assets

As specified in the related prospectus supplement, the assets of a trust will include one or more of the following:

         o mortgage loans secured generally by senior liens on one- to four-family residential properties,

         o closed-end and/or revolving home equity loans generally secured by junior liens on one-to four-family residential properties,

         o mortgage loans secured by senior liens on multifamily residential properties,

         o conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing,

         o home improvement installment sales contracts and loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements,

         o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, or

         o  private label mortgage-backed or asset-backed securities.

Offers of the Securities

Offers of the securities may be made through one or more different methods. All securities will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.
-------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page 6 of this prospectus.
The securities represent obligations of the trust only and do not represent an interest in or obligation of the applicable depositor, seller, master servicer or any of their affiliates. This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.
-------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                               November 27, 2001

                                Table of Contents


                                                                                                               Page
                                                                                                               ----

Important Notice About Information in This Prospectus and Each Accompanying
    Prospectus Supplement....................................................................................     5

Risk Factors.................................................................................................     6

The Trust Fund...............................................................................................    17
              The Mortgage Loans--General....................................................................    18
              Single Family Loans............................................................................    22
              Home Equity Loans..............................................................................    23
              Multifamily Loans..............................................................................    23
              Manufactured Housing Contracts.................................................................    24
              Home Improvement Contracts.....................................................................    25
              Agency Securities..............................................................................    25
              Private Label Securities.......................................................................    31
              Incorporation of Certain Information by Reference..............................................    34

Use of Proceeds..............................................................................................    34

The Depositors...............................................................................................    34

Loan Program.................................................................................................    35
              Underwriting Standards.........................................................................    35
              Qualifications of Sellers......................................................................    37
              Representations by Sellers; Repurchases or Substitutions.......................................    37

Description of the Securities................................................................................    39
              General........................................................................................    40
              Distributions on Securities....................................................................    42
              Advances.......................................................................................    46
              Reports to Securityholders.....................................................................    47

Credit Enhancement...........................................................................................    49
              General........................................................................................    49
              Subordination..................................................................................    49
              Pool Insurance Policies........................................................................    51
              FHA Insurance; VA Guarantees...................................................................    53
              Special Hazard Insurance Policies..............................................................    55
              Bankruptcy Bonds...............................................................................    56
              FHA Insurance on Multifamily Loans.............................................................    57
              Reserve Accounts...............................................................................    57
              Cross Support..................................................................................    58



              Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar
                Instruments or Agreements....................................................................    58
              Financial Instruments..........................................................................    59

Yield and Prepayment Considerations..........................................................................    59

Operative Agreements.........................................................................................    63
              Assignment of Trust Fund Assets................................................................    63
              Payments on Loans; Deposits to Security Account................................................    65
              Pre-Funding Account............................................................................    68
              Sub-Servicing of Loans.........................................................................    68
              Collection Procedures..........................................................................    70
              Hazard Insurance...............................................................................    71
              Realization upon Defaulted Mortgage Loans......................................................    73
              Servicing and Other Compensation and Payment of Expenses.......................................    75
              Evidence as to Compliance......................................................................    76
              Certain Matters Regarding the Master Servicer and the Depositors...............................    77
              Events of Default; Rights upon Event of Default................................................    78
              Amendment......................................................................................    81
              Termination; Optional Termination; Calls.......................................................    81
              The Trustee....................................................................................    83

Material Legal Aspects of the Loans..........................................................................    83
              General........................................................................................    83
              Foreclosure....................................................................................    87
              Repossession of Manufactured Homes.............................................................    89
              Rights of Redemption...........................................................................    91
              Equitable Limitations on Remedies..............................................................    91
              Anti-Deficiency Legislation and Other Limitations on Lenders...................................    91
              Due-on-Sale Clauses............................................................................    94
              Prepayment Charges.............................................................................    94
              Applicability of Usury Laws....................................................................    95
              Soldiers' and Sailors' Civil Relief Act........................................................    95
              Environmental Risks............................................................................    95
              The Home Improvement Contracts.................................................................    98
              Installment Contracts..........................................................................    99
              Junior Mortgages; Rights of Senior Mortgagees..................................................    99
              The Title I Program............................................................................   101

Material Federal Income Tax Consequences.....................................................................   105
              General........................................................................................   105
              Taxation of Debt Securities....................................................................   106
              Non-REMIC Certificates.........................................................................   113
              REMIC Certificates.............................................................................   125

State Tax Considerations.....................................................................................   150



ERISA Considerations.........................................................................................   150

Legal Investment Considerations..............................................................................   157

Method of Distribution.......................................................................................   158

Legal Matters................................................................................................   159

Financial Information........................................................................................   160

Available Information........................................................................................   160

Ratings......................................................................................................   160

Glossary of Terms............................................................................................   161


              Important Notice About Information in This Prospectus
                   and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

         o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement for a particular series of securities cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

We include cross-references in this prospectus and each accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary of Terms beginning on page 160 where you will find definitions of certain capitalized terms used in this prospectus. The preceding Table of Contents and the Table of Contents included in each accompanying prospectus supplement provide the pages on which these captions are located.

                              ---------------------

If you require additional information, the mailing address of the depositor's principal executive offices is either Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp., at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -- Incorporation of Certain Information by Reference" on page 34 of this prospectus.

                              --------------------

                                  Risk Factors

         You should carefully consider the following information, together with the information set forth under "Risk Factors" in the related prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.




Principal prepayments on the
loans may adversely affect the
average life of, and rate of return
on, your securities....................    You may be unable to reinvest the principal payments on your securities at a rate of return at least equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                               o  the extent of prepayments on the loans in the trust or, if the trust is comprised of underlying securities, on the loans backing the underlying securities;

                                               o  how payments of principal are allocated among the classes of securities of the series as specified in the related prospectus supplement;

                                               o  if any party has an option to terminate the related trust early or to call your securities, the effect of the exercise of the option;

                                               o  the rate and timing of defaults and losses on the assets in the related trust; and

                                               o  repurchases of assets in the related trust as a result of material breaches of representations and warranties made by the depositor or master servicer.

                                            The rate of prepayment of the loans included in, or underlying the assets held in, each trust may affect the average life of the securities.

Only the assets of the related
trust are available to pay your
securities.............................     Unless the applicable prospectus supplement provides otherwise, the securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. If the assets of the related trust are not sufficient, you may suffer a loss on your securities. Moreover, at the times specified in the related prospectus supplement, assets of the trust may be released to the applicable depositor, master servicer, any servicer, credit enhancement provider or other specified person, if all payments then due on the securities have been made and adequate provision for future payments on the remaining securities has been made. Once released, these assets will no longer be available to make payments on your securities



                                            There will be no recourse against the depositor, the master servicer, any servicer or any of their affiliates if a required distribution on the securities is not made. The securities will not represent an interest in, or an obligation of, the depositor, the master servicer, any servicer or any of their affiliates.

                                            The depositor's obligations are limited to its representations and warranties concerning the trust assets. Because the depositor has no significant assets, if it is required to repurchase trust assets due to the breach of a representation or warranty, the depositor's source of funds for the repurchase would be limited to:

                                               o  moneys obtained from enforcing any similar obligation of the seller or originator of the asset, or

                                               o  funds from a reserve account or other credit enhancement established to pay for asset repurchases.

Credit enhancement may not be
adequate to prevent losses on
your securities.......................      Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement.
                                            Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

The interest accrual period may
reduce the effective yield
on your securities....................      Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.


Economic, legal and other
factors could reduce the amount
and delay the timing of recoveries
on defaulted loans...................       The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans would equal or exceed those values:

                                               o  an overall decline in the residential real estate markets where the properties are located,

                                               o  failure of borrowers to maintain their properties adequately, and

                                               o  natural disasters that are not necessarily covered by hazard insurance, such as earthquakes and floods.

                                            If property values decline, actual rates of delinquencies, foreclosures and losses on the loans could be higher than those currently experienced by the mortgage lending industry in general.

                                            Even if you assume that the mortgaged properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer's ability to dispose of the borrower's property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.



                                            State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

Loans secured by junior liens are
subject to additional risks...........      If a loan is in a junior lien position, a decline in property values could extinguish the value of the junior lien loan before having any effect on the related senior lien loan or loans.

                                            In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan. Since the mortgages securing home equity loans typically will be in a junior lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgageholders, including foreclosure costs. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay each related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on each senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the trust's ability as a practical matter to foreclose on any junior lien will be limited.



Loans to lower credit quality
borrowers are more likely
to experience late payments
and defaults and increase your
risk of loss.........................       Trust assets may have been made to lower credit quality borrowers who fall into one of two categories:

                                               o  customers with moderate income, limited assets and other income characteristics that cause difficulty in borrowing from banks and other traditional lenders; or

                                               o  customers with a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans or garnishment of wages.

                                            The average interest rate charged on loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality. In particular, payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

                                            As much as 20% (by principal balance) of the trust assets for any particular series of securities may be contractually delinquent as of the related cut-off date.

Failure to perfect security
interests in manufactured
homes may result in losses on
your securities......................       Each manufactured housing conditional sales contract or installment loan agreement that is included in a trust fund will be secured by a security interest in the related manufactured home. The steps necessary to perfect the security interest in a manufactured home will vary from state-to-state.
                                            If, as a result of clerical error or otherwise, the master servicer fails to take the appropriate steps to perfect the security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust, the trustee may not have a first priority security interest in that manufactured home. Moreover, the master servicer will not amend the certificate of title to a manufactured home to name the trustee as lienholder, note the trustee's interest on the certificate of title or deliver the certificate of title to the trustee. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be perfected or may not be effective against creditors of the master servicer or a bankruptcy trustee in the event of a bankruptcy of the master servicer.



                                            In addition, courts in many states have held that manufactured homes may, in certain circumstances, become subject to real estate title and recording laws. As a result, the security interest in each manufactured home could be rendered subordinate to the interests of other parties claiming an interest in that manufactured home under applicable state real estate law.

                                            The failure to properly perfect a valid, first priority security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust could lead to losses that, to the extent not covered by any credit enhancement, could adversely affect the yield to maturity of the related securities.

Multifamily loans generally
are riskier than single family
loans................................       Loans that are secured by first liens on rental apartment buildings or projects containing five or more residential units, together with loans that are secured by first liens on mixed-use properties, shall not in the aggregate constitute 10% or more of any pool by principal balance.
                                            Multifamily loans are generally considered riskier than single-family loans for the following reasons:

                                               o  Multifamily loans typically are much larger in amount, which increases the risk represented by the default of a single borrower.

                                               o  Repayment of a multifamily loan usually depends upon successful management of the related mortgaged property.

                                               o  Changing economic conditions in particular markets can affect the supply and demand of rental units and the rents that those markets will bear.




                                               o  Government regulations, including rental control laws, may adversely affect future income from mortgaged properties that are subject to those regulations.

                                            In addition, because individual multifamily loans often are relatively large in amount, principal prepayments resulting from defaults, casualties, condemnations or breaches of representations and warranties may adversely affect your yield.

Loans with balloon payments
may increase your risk of loss.......       Certain loans may not be fully amortizing and may require a substantial principal payment (a "balloon" payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower must generally be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

If amounts in any pre-funding
account are not used to
purchase trust assets, you will
receive a prepayment on the
related securities...................       The related prospectus supplement may provide that the depositor transfer a specified amount into a pre-funding account on the date the securities are issued. In this case, the transferred funds may be used only to acquire additional assets for the trust during a set period after the issuance. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield on those securities.

Violations of applicable federal
laws may reduce or delay
mortgage loan collections............       The loans may also be subject to federal laws relating to the origination and underwriting. These laws

                                               o  require certain disclosures to the borrowers regarding the terms of the loans;



                                               o  prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

                                               o  regulate the use and reporting of information related to the borrower's credit experience; and

                                               o  require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

                                            Loans may also be subject to federal laws that impose additional disclosure requirements on creditors for non-purchase money loans with high interest rates or high up-front fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the trust) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                                            Loans relating to home improvement contracts may be subject to federal laws that protect the borrower from defective or incomplete work by a contractor.
                                            These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the seller (including the trust) to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

                                            If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be subject to damages and administrative enforcement.

Proceeds of liquidated loans
generally are paid first to
providers of trust services..........       There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of that series.

                                            If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related securities.



Mortgaged properties may be
subject to environmental risks
that could result in losses...........      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans included in a trust. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                            In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

You may have difficulty
selling your securities or
obtaining your desired price..........      No market will exist for the securities before they are issued.  In addition, there can be no assurance that a secondary market will develop following the issuance and sale of the securities. Even if a secondary market does develop, you may not be able to sell your securities when you wish to or at the price you want.

Ratings of the securities do not
address all investment risks and
must be viewed with caution...........      Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest generic rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the securities. You must not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.


                                            There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future. The rating agency could lower or withdraw its rating due to:

                                               o  any decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                                               o  an adverse change in the financial or other condition of a credit enhancement provider, or

                                               o  a change in the rating of the credit enhancement provider's long-term debt.

Book-entry registration may limit
your ability to sell securities
and delay your receipt of
payments..............................      Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

                                            Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                                            Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants. In turn, these participants will thereafter credit the distributions to your account either directly or indirectly through indirect participants.


         There is a Glossary of Terms beginning on page 160 of this prospectus where you will find definitions of the capitalized terms used in this prospectus.

                                 The Trust Fund

         The trust fund for each series of certificates will be held by the trustee named in the related prospectus supplement for the benefit of the related securityholders. Each trust fund will consist of one or more pools of the following asset types:

            o  Single Family Loans,

            o  Home Equity Loans,

            o  Multifamily Loans,

            o  Manufactured Housing Contracts,

            o  Home Improvement Contracts,

            o  Agency Securities or

            o  Private Label Securities,

in each case as specified in the related prospectus supplement, as well as payments relating to the assets and other accounts, obligations or agreements, as specified in the related prospectus supplement.

         Whenever the terms "pool," "certificates" and "notes" are used in this prospectus, these terms are intended to apply, unless the context indicates otherwise, to a discrete asset pool and the certificates representing undivided interests in, or the notes secured by the assets of, a particular trust fund consisting primarily of the loans in that pool. Similarly, the term "pass-through rate" refers to the pass-through rate borne by the certificates of a particular series, the term "interest rate" refers to the coupon borne by notes of a particular series and the term "trust fund" refers to the related trust fund.

         Unless the context indicates otherwise, the term "loan" includes Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts and Home Improvement Contracts. Unless the context indicates otherwise, the term "underlying loan" refers to the Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts backing or securing Agency Securities or Private Label Securities.

         The securities will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the securityholders as specified in the related prospectus supplement. The securities will not be entitled to payments from the assets of any other trust fund established by the depositor.

         The loans, Agency Securities and Private Label Securities will be acquired by the applicable depositor, either directly or through affiliates, from sellers and conveyed by that depositor to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. Sellers may have originated or purchased the assets. Loans acquired by the applicable depositor will have been originated principally in accordance with the general underwriting criteria specified in this prospectus under the heading "Loan Program--Underwriting Standards" and as more specifically provided in a related prospectus supplement.

         Because the securities issued by a trust will be secured by assets transferred to that trust by one of the depositors you should construe all references in this prospectus to the "depositor" as referring to the applicable depositor that transfers assets to your trust under the applicable operative documents.

         The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through sub-servicers, under a servicing agreement for the related series of securities. If the securities are certificates, the servicing agreement will be in the form of a pooling and servicing agreement among the depositor, the master servicer and the trustee. If the securities are notes, the servicing agreement generally will be between the trustee and the master servicer.

         The following sections contain a brief description of the assets expected to be included in the trust funds. If specific information respecting the assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within 15 days after the initial issuance of the securities. A copy of the operative agreements with respect to the related series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the assets relating to the series will be attached to the related servicing agreement delivered to the trustee upon issuance of the securities.

The Mortgage Loans--General

         The loans in each trust fund are secured by the related mortgaged properties. Except in the case of Multifamily Loans, the related mortgaged properties generally consist of detached or semi-detached one- to four-family dwellings, town houses, rowhouses, individual units in condominiums, individual units in planned unit developments and certain other dwelling units. In addition, if the related prospectus supplement so provides, the mortgaged properties may include mixed-use properties. Mixed-use properties consist of structures principally containing residential units but also including other space used for retail, professional and other commercial uses. Loans that are secured by multifamily and mixed-use properties shall not in the aggregate constitute 10% or more of any pool by principal balance.

         The mortgaged properties may include vacation and second homes, investment properties and leasehold interests as specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If a loan has a loan-to-value ratio or principal balance in excess of a particular benchmark, it may be covered in whole or in part by a primary mortgage insurance policy. If the loans in a pool are covered by this type of policy, the related prospectus supplement will describe the existence, extent and duration of the coverage.

         Unless otherwise specified in the related prospectus supplement, all of the loans in a pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

         o  Interest may be payable at

             -  a fixed rate,

             - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

             - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

             -  a rate that otherwise varies from time to time, or

             - a rate that is convertible from an adjustable rate to a fixed rate.

         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances specified in the related prospectus supplement. A mortgage loan may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source.

         o  Principal may be

             - payable on a level debt service basis to fully amortize the loan over its term,

             - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

             -  nonamortizing during all or a portion of the original term.

         Payment of all or a substantial portion of the principal may be due on maturity in the form of a "balloon" payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o  Monthly payments of principal and interest may

             -  be fixed for the life of the loan,

             -  increase over a specified period of time, or

             -  change from period to period.

         Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or during any lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses which permit the lender to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

         o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

         o  the type of mortgaged property securing each loan,

         o  the original terms to maturity of the loans,

         o the largest principal balance and the smallest principal balance of the loans,

         o  the earliest origination date and latest maturity date of the loans,

         o the aggregate principal balance of loans having loan-to-value ratios at origination exceeding 80%,

         o the loan rates or fixed percentage rates (APRs) or range of loan rates or APRs borne by the loans, and

         o the geographical location of the related mortgaged properties on a state-by-state basis.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described in the immediately preceding sentence will be provided in the related prospectus supplement, and specific information will be set forth in the Form 8-K to be filed with the SEC within 15 days after issuance.

         The loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the loan to the collateral value of the related mortgaged property. Unless otherwise specified in the related prospectus supplement, the collateral value of a mortgaged property, other than with respect to loans used to refinance an existing loan, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. In the case of refinance loans, the collateral value of the related mortgaged property is the appraised value of the property determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related prospectus supplement, for purposes of calculating the loan-to-value ratio of a Manufactured Housing Contract relating to a new manufactured home, the collateral value is no greater than the sum of

         o a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, net of freight to the dealer site but including any accessories identified in the invoice (i.e., the "manufacturer invoice price"),

         o the actual cost of any accessories depending on the size of the unit, and

         o the cost of state and local taxes, filing fees and up to three years' prepaid hazard insurance premiums.

Unless otherwise specified in the related prospectus supplement, the collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealers' Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         The loan-to-value ratio of a Home Improvement Contract will be computed in the manner described in the related prospectus supplement.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular pool, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors which may or may not affect real property values may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. In the case of Multifamily Loans, these other factors could include

         o excessive building resulting in an oversupply of rental housing stock,

         o a decrease in employment reducing the demand for rental units in an area,

         o federal, state or local regulations and controls affecting rents, prices of goods and energy,

         o  environmental restrictions,

         o  increasing labor and material costs, and

         o  the relative attractiveness to tenants of the mortgaged properties.

To the extent that losses are not covered by subordination provisions or alternative arrangements, losses will be borne, at least in part, by the securityholders of the securities of the related series.

         Unless otherwise specified in the related prospectus supplement, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the related seller and to assign to the trustee for that series of certificates the depositor's rights with respect to those representations and warranties. See "Operative Agreements--Assignment of Trust Fund Assets" in this prospectus.

         The obligations of the master servicer with respect to the mortgage loans will consist principally of:

         o its contractual servicing obligations under the related servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under the headings "Mortgage Loan Program--Representations by Sellers; Repurchases" and "Operative Agreements--Sub-Servicing by Sellers" and "--Assignment of Trust Fund Assets"; and

         o its obligation to make certain cash advances in the event of delinquencies in payments with respect to the mortgage loans in the amounts described in this prospectus under the heading "Description of the Certificates--Advances".

The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

Single Family Loans

         Unless otherwise specified in the related prospectus supplement, Single Family Loans will consist of loans or participations or other beneficial interests in loans secured by mortgages or deeds of trust that create first liens on one- to four-family residential properties. If specified in the related prospectus supplement, Single Family Loans may include cooperative loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. If specified in the related prospectus supplement, the assets of the related trust fund may include mortgage participation certificates evidencing interests in Single Family Loans. Single Family Loans may be conventional loans (loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA), as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, Single Family Loans will have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

         If specified in the related prospectus supplement, the mortgaged properties securing Single Family Loans may include five- to eight-family residential properties and small mixed-use properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related mortgage loan by at least five years, unless otherwise specified in the related prospectus supplement.

Home Equity Loans

         Unless otherwise specified in the related prospectus supplement, Home Equity Loans will consist of closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

         As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option, in which event the borrower is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Multifamily Loans

         Multifamily Loans will consist of loans or participations or other beneficial interests in loans secured by mortgages that create first liens on rental apartment buildings or projects containing five or more residential units. If specified in the related prospectus supplement, the mortgage assets of a trust fund may include mortgage participation certificates evidencing interests in Multifamily Loans. Multifamily Loans may be conventional loans or FHA-insured loans, as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, all Multifamily Loans will have original terms to stated maturity of not more than 40 years.

         Multifamily Loans shall not constitute 10% or more of any pool by principal balance.

         Mortgaged properties securing Multifamily Loans may include high-rise, mid-rise and garden apartments. Multifamily Loans may be secured by apartment buildings owned by cooperatives. A cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for the cooperative's mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

         Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements, each secured by a manufactured home. Manufactured Housing Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, each Manufactured Housing Contract will be fully amortizing and will bear interest at a fixed percentage rate or APR. Unless otherwise specified in the related prospectus supplement, Manufactured Housing Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

         When we use the term "manufactured home" in this prospectus, we mean, as stated in 42 U.S.C. ss. 5402(6), "a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         Each prospectus supplement will specify for the Manufactured Housing Contracts contained in the related trust fund, among other things, the dates of origination of the Manufactured Housing Contracts, the APRs on the Manufactured Housing Contracts, the loan-to-value ratios of the Manufactured Housing Contracts, the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance, the outstanding principal balances of the Manufactured Housing Contracts included in the related trust fund, and the original maturities of the Manufactured Housing Contracts and the last maturity date of any Manufactured Housing Contract.

Home Improvement Contracts

         Home Improvement Contracts are originated by home improvement contractors, thrifts or commercial mortgage bankers in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages or deeds of trust generally creating a junior lien on the related mortgaged properties, or secured by purchase money security interests in the financed home improvements. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Agency Securities

         Government National Mortgage Association or Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under
Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae Certificate held in a trust fund will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae Certificates may be either Ginnie Mae I Certificates issued under the Ginnie Mae I program or Ginnie Mae II Certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA loans and/or VA loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae Certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae Certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae Certificate.

         The full and timely payment of principal of and interest on each Ginnie Mae Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae Certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae Certificate scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

         If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae Certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae Certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular Ginnie Mae II Certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae Certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae Certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae Certificate are due. Regular monthly installments on each Ginnie Mae Certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I Certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II Certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae Certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae Certificate.

         Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae Issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. Ginnie Mae Certificates related to a series of certificates may be held in book-entry form.

         If specified in a prospectus supplement, Ginnie Mae Certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

         Federal Home Loan Mortgage Corporation or Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans, or participation interests in the mortgage loans, and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac Certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac Certificate may be issued under either Freddie Mac's Cash Program or its Guarantor Program.

         Mortgage loans underlying the Freddie Mac Certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac Certificate may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac pool. Under the Guarantor Program, however, the pool of loans backing a Freddie Mac Certificate may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the related seller and Freddie Mac.

         Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac Certificateholders in accordance with the holders' instructions.

         Federal National Mortgage Association or Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae Certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

         Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae Certificates, distributions will be made by check.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of Agency Securities may be held in a trust fund.

Private Label Securities

         General. Private Label Securities or PLS (i.e., private mortgage-backed or asset-backed securities) may consist of

         o pass-through certificates or participation certificates evidencing an undivided interest in a pool of Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts,

         o collateralized mortgage obligations secured by Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts, or

         o  other Private Label Securities.

Private Label Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. Unless otherwise specified in the related prospectus supplement, the seller/servicer of the underlying loans will have entered into a PLS Agreement with a trustee under that agreement. The PLS trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Label Securities. The loans underlying the Private Label Securities will be serviced by a PLS servicer directly or by one or more subservicers which may be subject to the supervision of the PLS servicer. Unless otherwise specified in the related prospectus supplement, the PLS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the Private Label Securities, approved by HUD as an FHA mortgagee.

         The PLS issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement. Additionally, although the loans underlying the Private Label Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

         Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase assets underlying the Private Label Securities after a particular date or under other circumstances specified in the related prospectus supplement.

         Underlying Loans. The loans underlying the PMBS may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five- to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative. Except as otherwise specified in the related prospectus supplement, the loans will have the following characteristics:

         o no loan will have had a loan-to-value ratio at origination in excess of 95%;

         o each Single Family Loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

         o each loan will have had an original term to stated maturity of not less than five years and not more than 40 years;

         o no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLS agreement;

         o each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

         o each loan (other than a cooperative loan or a Manufactured Housing Contract) will be covered by a title insurance policy.

         Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private label securities issued under the PLS agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Label Securities or with respect to the Private Label Securities themselves.

         Additional Information. If the trust fund for a series of securities includes Private Label Securities, the related prospectus supplement will specify

         o the aggregate approximate principal amount and type of Private Label Securities to be included in the trust fund,

         o  the maximum original term-to-stated maturity of the PLS,

         o  the weighted average term-to-stated maturity of the PLS,

         o  the pass-through or certificate rate of the PLS,

         o  the weighted average pass-through or interest rate of the PLS,

         o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

         o certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Label Securities themselves,

         o the terms on which the loans underlying the PLS may, or are required to, be purchased prior to their stated maturity or the stated maturity of the PLS and

         o the terms on which mortgage loans may be substituted for those originally underlying the PLS.

         In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the Private Label Securities, including

         o  the payment features of the mortgage loans,

         o the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

         o the servicing fee or range of servicing fees with respect to the loans, and

         o the minimum and maximum stated maturities of the underlying loans at origination.

Incorporation of Certain Information by Reference

         We incorporate in this prospectus by reference all documents and reports filed by the applicable depositor, Greenwich Capital Acceptance, Inc.
(GCA) or Financial Acceptance Securities Corp. (FASCO), with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of certificates evidencing interests in that trust fund. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, the applicable depositor will provide without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent that the documents or reports relate to those classes of certificates, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositors should be directed in writing to: Paul D. Stevelman, Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp. as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. Each depositor has determined that its financial statements are not material to the offering of any of the securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                Use of Proceeds

         The net proceeds to be received from the sale of the securities will be applied by the applicable depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositors expect to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositors, prevailing interest rates, availability of funds and general market conditions.

                                 The Depositors

         Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on April 23, 1987, and Financial Asset Securities Corp. is a Delaware corporation organized on August 2, 1995, in each case for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. Each of the depositors is an indirect, limited purpose finance subsidiary of Royal Bank of Scotland Plc and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. Each of the depositors maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700.

         Neither the depositors nor any of their affiliates will ensure or guarantee distributions on the securities of any series.

                                  Loan Program

         The depositor will have purchased the loans, either directly or through affiliates, from sellers. Unless otherwise specified in the related prospectus supplement, the loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under the heading "--Underwriting Standards" below.

Underwriting Standards

         Unless otherwise specified in the related prospectus supplement, each seller will represent and warrant that all the loans that it originated and/or sold to the depositor or one of the depositor's affiliates will have been underwritten in accordance with standards consistent with those utilized by institutional lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the related seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior lien loan on the related mortgaged property. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. Generally, an employment verification is obtained from an independent source, which is typically the borrower's employer. The verification reports the borrower's length of employment with its employer, current salary, and expectations of continued employment. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related prospectus supplement.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal generally is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Manufactured Housing Contract, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available

         o to meet the borrower's monthly obligations on the proposed loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance, and

         o to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

         In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the related mortgage note.

         Some types of loans which may be included in the pools may involve additional uncertainties not present in traditional types of loans. For example, loans may provide for escalating or variable payments by the borrower. These types of loans are generally underwritten on the basis of a judgment that borrowers will have the ability to make the monthly payments required initially. In some instances, however, their incomes may not be sufficient to permit continued loan payments as payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

Qualifications of Sellers

         Unless otherwise specified in the related prospectus supplement, each seller will be required to satisfy the qualifications set forth in the following sentence. Each seller must

         o be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines,

         o  maintain satisfactory facilities to originate and service the loans,

         o be a seller/servicer approved by either Fannie Mae or Freddie Mac, and

         o be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC).

Representations by Sellers; Repurchases or Substitutions

         Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by a series of securities. These representations and warranties, unless otherwise provided in the related prospectus supplement, generally include the following:

         o Except in the case of a cooperative loan, each Single Family Loan, Home Equity Loan or Multifamily Loan has a title insurance policy, required hazard insurance policy and any required primary mortgage insurance policy, each of which was in effect at the origination of the loan and remained in effect on the date that the loan was purchased from the seller by or on behalf of the depositor. If the related mortgaged property is located in an area where title insurance policies are generally not available, an attorney's certificate of title may be substituted.

         o The seller had good title to each loan and no loan was subject to offsets, defenses, counterclaims or rights of rescission except to the extent that any specified buydown agreement may forgive certain indebtedness of a borrower.

         o Each loan constituted a valid lien on, or a perfected security interest with respect to, the related mortgaged property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the related servicing agreement.

         o The mortgaged property was free from damage and was in acceptable condition.

         o There were no delinquent tax or assessment liens against the mortgaged property.

         o  No required payment on a loan was delinquent more than 30 days.

         o Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations, in all material respects.

         If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the related cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under these circumstances, a substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of the loan by that seller, the repurchase obligation described in the following paragraph will not arise if the relevant event that would otherwise have given rise to the obligation occurs after the date when the seller sold the loan to the depositor or one of its affiliates. However, the depositor will not include any loan in a trust fund if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of the related seller regarding that loan will not be accurate and complete in all material respects as of the date when the related series of securities is issued. If the master servicer is also a seller of loans for a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

         Unless otherwise specified in the related prospectus supplement, the seller will make certain representations and warranties in connection with Manufactured Housing Contracts included in the trust with respect to the enforceability of coverage under any related insurance policy or hazard insurance policy. The seller, if required by the rating agencies rating the related issue of securities, will obtain a surety bond, guaranty, letter of credit or other acceptable instrument to support its repurchase or substitution obligation specified in the immediately following paragraph.

         The master servicer, or the trustee if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. Unless otherwise specified in the related prospectus supplement, if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated either

         o to repurchase that loan from the trust fund at a purchase price equal to 100% of the loan's unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the related loan rate, less any advances made by the seller or amount payable as related servicing compensation if the seller is the master servicer, or

         o substitute for that loan a replacement loan that satisfies the requirements set forth in the related prospectus supplement.

This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by the seller.

         Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable servicing agreement to enforce this obligation for the benefit of the trustee and the related securityholders, following the practices it would employ in its good faith business judgment were it the owner of the loan.

         If a REMIC election is to be made with respect to a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with a repurchase or substitution. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General" in this prospectus.

         Neither the depositor nor the master servicer - unless the master servicer is the seller - will be obligated to purchase a loan if the seller defaults on its obligation to do so. No assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to the loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under the heading "Operative Agreements--Assignment of Trust Fund Assets" in this prospectus.

                         Description of the Securities

         Either Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as depositor, will establish a trust fund for each series of securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement, dated as of the related cut-off date, among the depositor, the trustee and, if the trust includes loans, the related master servicer. The provisions of each pooling and servicing agreement or trust agreement will vary depending upon the nature of the related certificates and the related trust fund. Forms of pooling and servicing and trust agreements are exhibits to the Registration Statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement. Forms of indenture and servicing agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the operative agreements relating to that series which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements and prospectus supplement. The applicable depositor will provide a copy of the operative agreements (without exhibits) relating to any series without charge, upon written request of a holder of record of a certificate or note of the series, addressed to Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

General

         Unless otherwise specified in the related prospectus supplement, the securities of each series will

         o be issued in fully registered form only, in the authorized denominations specified in the prospectus supplement,

         o evidence specified beneficial ownership interests in the trust fund assets, in the case of a series of certificates, or be secured by the pledge of the trust fund assets, in the case of a series of notes, and

         o not be entitled to payments in respect of the assets included in any other trust fund established by the depositor.

The securities will not represent obligations of the depositor or any of its affiliates. The loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement.

         To the extent provided in the related operative agreements, each trust fund will consist of the following:

         o the assets as from time to time are subject to the related agreement, exclusive of any amounts specified in the related prospectus supplement as "retained interest";

         o those assets as from time to time are required to be deposited in the related security account as defined under the heading "Operative Agreements--Payments on Loans; Deposits to Security Account" in this prospectus;

         o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

         o primary mortgage insurance policies, FHA insurance and VA guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If specified in the related prospectus supplement, a trust fund may also include one or more of the following:

         o  reinvestment income on payments received on the trust fund assets,

         o  a reserve fund,

         o  a pool insurance policy,

         o  a special hazard insurance policy,

         o  a bankruptcy bond,

         o  one or more letters of credit,

         o  a surety bond,

         o  guaranties, or

         o  similar instruments or other agreements.

         Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified portion or percentage - which may be 0% - of future interest payments and a specified portion or percentage - which may be 0% - of future principal payments on the assets in the related trust fund. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. Distributions on one or more classes of a series of securities may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the trust fund assets or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, of principal only or interest only, on the related securities will be made by the trustee on each distribution date. Distributions will be made monthly, quarterly, semi-annually, or at such other intervals and on the dates as are specified in the related prospectus supplement, in proportion to the percentages specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the applicable record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the address appearing in the register maintained for the securityholders. In the case of the final distribution in retirement of the securities, payment will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law, the purchase and holding of certain classes of certificates by or on behalf of an employee benefit plan or other retirement arrangement subject to the provisions of ERISA or the Internal Revenue Code may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations" in this prospectus. Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel or a certification satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law, will not give rise to a non-exempt prohibited transaction and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

         As to each series of securities, an election may be made to treat the related trust fund, or designated portion of the trust fund, as a "real estate mortgage investment conduit" (REMIC) as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the operative agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series of securities for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to that series. See "Credit Enhancement" in this prospectus. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

         The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions to any class of securities will be made pro rata to all securityholders of that class.

         Available Funds. All distributions on the securities of each series on each distribution date will be made from Available Funds in accordance with the terms described in the related prospectus supplement and specified in the related operative agreement. Unless otherwise provided in the related prospectus supplement, the term "Available Funds" for each distribution date will equal the sum of the following amounts:

         (i) the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related trust fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related operative agreement) received by the master servicer after the cut-off date and on or prior to the related determination date specified in the prospectus supplement except:

             o   all payments which were due on or before the cut-off date;

             o all Liquidation Proceeds and all Insurance Proceeds, all principal prepayments and all other proceeds of any loan purchased by the depositor, the master servicer, any sub-servicer or any seller pursuant to the related operative agreement that were received after the prepayment period specified in the prospectus supplement and all related payments of interest representing interest for any period after the related collection period;

             o all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

             o amounts received on particular loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect of those loans made by the master servicer, the related sub-servicers, support servicers or the trustee;

             o amounts representing reimbursement, to the extent permitted by the related operative agreement and as described under the heading "--Advances" immediately below, for advances made by the master servicer, sub-servicers, support servicers or the trustee that were deposited into the security account, and amounts representing reimbursement for certain other losses and expenses incurred by the master servicer or the depositor and described below; and

             o that portion of each collection of interest on a particular loan in the trust fund which represents servicing compensation payable to the master servicer or retained interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of loans purchased pursuant to the related operative agreement;

         (ii) the amount of any advance made by the master servicer, sub-servicer, support servicer or the trustee as described under "--Advances" immediately below and deposited by it in the security account;

         (iii)   if applicable, amounts withdrawn from a reserve account;

         (iv) any applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party credit enhancement; and

         (v)     if applicable, the amount of any prepayment interest shortfall.

         Distributions of Interest. Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate principal balance of each class of securities or the aggregate notional principal balance of each class of securities entitled to distributions of interest only at the pass-through rate (or interest rate) and for the periods specified in the prospectus supplement. Except in the case of a class of accrual securities that provides for interest that accrues but is not currently payable, the pass-through rate may be a fixed rate or an adjustable rate that adjusts as specified in the prospectus supplement. Interest accrued during each specified period on each class of securities entitled to interest will be distributable on the distribution dates specified in the related prospectus supplement, to the extent that funds are available, until the aggregate principal balance of the securities of that class has been distributed in full or, in the case of a class of securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of that security. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on any distribution date will be added to the aggregate principal balance of that class on that distribution date. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, the beneficial ownership interest of a class of accrual securities in the trust fund will increase on each distribution date, as reflected in the aggregate principal balance of that class, by the amount of interest that accrued on that class during the preceding interest accrual period but was not required to be distributed to the class on the distribution date. Each class of accrual securities will thereafter accrue interest on the outstanding aggregate principal balance of that class as so increased.

         Distributions of Principal. Unless otherwise specified in the related prospectus supplement, the aggregate principal balance of any class of securities entitled to distributions of principal will equal

         o the original aggregate principal balance of that class as specified in the related prospectus supplement reduced by

         o all distributions reported to securityholders of that class as allocable to principal increased by

         o in the case of a class of accrual securities, all interest accrued but not then distributable on that class and subject to

         o in the case of adjustable rate certificates, the effect of any negative amortization.

The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.

         If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of principal prepayments to a class or classes of senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the related trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See "Credit Enhancement--Subordination" in this prospectus.

         Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described in this paragraph and the following paragraph and in the prospectus supplement. The trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal - including principal prepayments - on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, from any reserve account may be insufficient to make required distributions on the securities on that distribution date. Unless otherwise specified in the related prospectus supplement, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date, and with respect to securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

Advances

         Unless otherwise provided in the related prospectus supplement, the master servicer will be required to make advances, from its own funds, from funds advanced by sub-servicers or support servicers or from funds held in the security account for future distributions to the securityholders. On each distribution date, the amount of any advances will be equal to the aggregate of payments of principal and interest that were delinquent on the related determination date and were not advanced by any sub-servicer, subject to the master servicer's determination that these advances will be recoverable from late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

         In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the securityholders rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on a distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced by the master servicer will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by a sub-servicer or a seller under the circumstances described in this prospectus). Advances by the master servicer and any advances by a sub-servicer or a support servicer also will be reimbursable to the master servicer or sub-servicer or support servicer, as applicable, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in this paragraph. The master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related operative agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

         The master servicer or sub-servicer may enter into a support agreement with a support servicer pursuant to which the support servicer agrees to provide funds on behalf of the master servicer or sub-servicer in connection with the obligation of the master servicer or sub-servicer, as the case may be, to make advances. The support agreement will be delivered to the trustee and the trustee will be authorized to accept a substitute support agreement in exchange for an original support agreement, provided that the substitution of the support agreement will not adversely affect the rating or ratings assigned to the securities by each rating agency named in the related prospectus supplement.

         Unless otherwise provided in the prospectus supplement, in the event the master servicer, a sub-servicer or a support servicer fails to make an advance, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer, a sub-servicer or a support servicer is entitled to be reimbursed for advances. See "--Distributions on Securities" above.

Reports to Securityholders

         Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

         o the amount of the distribution that is allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any prepayment penalties included in the distribution;

         o  the amount of the distribution allocable to interest;

         o  the amount of any advances;

         o the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the senior securityholders;

         o the outstanding aggregate principal balance or notional principal balance of each class after giving effect to the distribution of principal on that distribution date;

         o the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

         o the percentage of principal prepayments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

         o the amount of the servicing compensation retained or withdrawn from the security account by the master servicer and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

         o the number and aggregate principal balance of mortgage loans delinquent, but not in foreclosure, (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

         o the number and aggregate principal balance of mortgage loans delinquent and in foreclosure (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if the real estate secured a Multifamily Loan, any additional information specified in the prospectus supplement;

         o if a class is entitled only to a specified portion of interest payments on the loans in the related pool, the pass-through rate, if adjusted from the date of the last statement, of the loans expected to be applicable to the next distribution to that class;

         o if applicable, the amount remaining in any reserve account at the close of business on that distribution date;

         o the pass-through rate as of the day prior to the immediately preceding distribution date; and

         o the amounts remaining under any letters of credit, pool policies or other forms of credit enhancement applicable to the certificates.

         Where applicable, any amount set forth in the above list may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified in the above list.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail, to each securityholder of record at any time during such calendar year, a report setting forth:

         o the aggregate of the amounts for that calendar year reported pursuant to the first two bullet points in the immediately preceding list or, in the event that the recipient was a securityholder of record only during a portion of the calendar year, for the applicable portion of the year; and

         o other customary information as may be deemed necessary or desirable for securityholders to have in order to prepare their tax returns.

                               Credit Enhancement

General

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may take the form of one or more of the following:

         o a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

         o the subordination of one or more classes of the securities of that series,

         o  the establishment of one or more reserve accounts,

         o  the use of a cross-support feature,

         o a pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, or

         o any other method of credit enhancement described in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

Subordination

         If specified in the related prospectus supplement, protection afforded to holders of one or more classes of the senior securities of a series by means of the subordination feature will be accomplished by the holders of one or more other classes of that series having a preferential right to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to the holders of one or more other subordinated classes of securities of that series under the circumstances and to the extent specified in the prospectus supplement. If specified in the related prospectus supplement, protection may also be afforded to the holders of the senior securities of a series by:

         o reducing the ownership interest of the holders of the related subordinated securities,

         o a combination of the subordination feature and reducing the ownership interest of the subordinated securityholders, or

         o  as otherwise described in the related prospectus supplement.

If specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in that prospectus supplement.

         The related prospectus supplement may also limit the following:

         o the aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time,

         o the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of their subordination, and

         o the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.

If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed the amount specified in the related prospectus supplement, holders of the senior securities would experience losses on their securities.

         In addition to or in lieu of the foregoing, if specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of the subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. The related prospectus supplement may specify that deposits in any reserve account may be made

         o  on each distribution date,

         o  for specified periods, or

         o until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of the senior securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to the specified level.

If specified in the related prospectus supplement, amounts on deposit in the reserve account may be released to the holders of the class or classes of securities specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement.

         If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

         As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among these classes as follows:

         o  in the order of their scheduled final distribution dates,

         o  in accordance with a schedule or formula,

         o  in relation to the occurrence of events or otherwise,

in each case as specified in the related prospectus supplement. As among classes of subordinated securities, the related prospectus supplement will specify the allocation of payments to holders of the related senior securities on account of delinquencies or losses and the allocation payments to any reserve account.

Pool Insurance Policies

         The related prospectus supplement may specify that a separate pool insurance policy will be obtained for the pool. This policy will be issued by the pool insurer named in the prospectus supplement. Subject to the limits described in this section, each pool insurance policy will cover loss by reason of default in payment on loans in the related pool in an amount equal to a percentage, which is specified in the related prospectus supplement, of the aggregate principal balances of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in the following paragraph, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the securityholders. However, the pool insurance policies are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent described in the following paragraph. Unless otherwise specified in the related prospectus supplement, no pool insurance policy will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

         Unless otherwise specified in the related prospectus supplement, the pool insurance policy will provide that no claims may be validly presented unless the following conditions are satisfied:

         o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

         o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         o if there has been physical loss or damage to the mortgaged property, the property has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

         o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either

         o to purchase the property securing the defaulted loan at a price equal to the loan's principal balance plus accrued and unpaid interest at the loan rate to the date of purchase plus certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or

         o to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

         If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that

         o the restoration will increase the proceeds to securityholders on liquidation of the related loan after reimbursement to the master servicer of its expenses, and

         o the master servicer will be able to recover its expenses from proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

         Unless otherwise specified in the related prospectus supplement, no pool insurance policy will insure against losses sustained by reason of a default arising, among other things, from

         o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or

         o failure to construct a mortgaged property in accordance with plans and specifications.

Many primary mortgage insurance policies also do not insure against these types of losses. Nevertheless, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations and, in that event, might give rise to an obligation on the part of the seller to purchase the defaulted loan if the breach cannot be cured. No pool insurance policy will cover a claim in respect of a defaulted loan that occurs when the loan's servicer, at the time of default or thereafter, was not approved by the insurer. Many primary mortgage insurance policies also do not cover claims in this case.

         Unless otherwise specified in the related prospectus supplement, the original amount of coverage under the pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

         The terms of any pool insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA Insurance; VA Guarantees

         Single Family Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. These mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time the loan was originated.

         The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development
(HUD), or by the master servicer or any sub-servicer, and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the master servicer or sub-servicer or HUD that the default was caused by circumstances beyond the mortgagor's control, the master servicer or such sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when this type of default is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or sub-servicer in partial or full satisfaction of amounts due under the mortgage loan or by accepting assignment of the loan from the master servicer or sub-servicer. Any payments made by HUD are to be repaid by the mortgagor to HUD. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor, before the master servicer or sub-servicer may initiate foreclosure proceedings.

         In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures' interest rate. The master servicer or sub-servicer of each FHA-insured Single Family Loan will be obligated to purchase any HUD debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the debenture's principal amount.

         The amount of insurance benefits paid by the FHA generally is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the conveyance date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate.

         Single Family Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended, which permits a veteran, the spouse of a veteran in certain cases, to obtain a mortgage loan guaranteed by the VA covering financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for that mortgage loan.

         The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 U.S.C. Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased, pro rata, with any reduction or increase in the amount of indebtedness, but in no event will the amount payable under the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon the loan's assignment to the VA.

         With respect to a defaulted VA-guaranteed Single Family Loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim under the guaranty is submitted after liquidation of the mortgaged property.

         The amount payable under the guaranty will be the percentage of the VA-guaranteed Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Special Hazard Insurance Policies

         If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the special hazard insurer named in the prospectus supplement. Subject to the limitations described in the immediately following sentence, each special hazard insurance policy will protect holders of the related securities from

         o loss by reason of damage to mortgaged properties caused by certain hazards - including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the prospectus supplement - not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

         o loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

See "Operative Agreements--Hazard Insurance" in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related mortgaged property have been kept in force and other protection and preservation expenses have been paid.

         Subject to the limitations set forth in the immediately preceding paragraph, and unless otherwise specified in the related prospectus supplement, each special hazard insurance policy will provide coverage where there has been damage to property securing a foreclosed mortgage loan, and title to the mortgaged property has been acquired by the insured, to the extent that the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer. In this circumstance, the special hazard insurer will pay the lesser of

         o  the cost to repair or replace the mortgaged property, and

         o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time the property is acquired by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, together with certain expenses incurred by the master servicer with respect to the property.

If the unpaid principal balance of a loan plus accrued interest and certain servicing expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost to repair the damaged property will also reduce coverage by such amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer to cover the unpaid principal balance of a loan plus accrued interest and certain servicing expenses or to cover the cost to repair a mortgaged property will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and the pool insurance policy.

         Since each special hazard insurance policy will be designed to permit full recovery under the mortgage pool insurance policy in circumstances in which recoveries would otherwise be unavailable because mortgaged properties have been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each operative agreement will provide that, unless otherwise specified in the related prospectus supplement, the master servicer will be under no obligation to maintain the special hazard insurance policy once the related pool insurance policy has been terminated or been exhausted due to payment of claims.

         To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, in order to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

         The terms of any special hazard insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Bankruptcy Bonds

         If specified in the related prospectus supplement, a bankruptcy bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan. The bankruptcy bond will also cover unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under any bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating of the securities by any rating agency named in the prospectus supplement. See "Material Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

         To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction would not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

         The terms of any bankruptcy bond relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA Insurance on Multifamily Loans

         There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the National Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the National Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for, generally up to the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and a loan-to-value ratio of no more than 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. The insurance does not cover 100% of the mortgage loan but is subject to certain deductions and certain losses of interest from the date of the default.

Reserve Accounts

         If specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by the establishment and maintenance of one or more reserve accounts for that series, in trust, with the related trustee. The prospectus supplement will specify whether or not a reserve accounts will be included in the related trust fund.

         The reserve account for a series of securities will be funded in one of the following ways:

         o by a deposit of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, securities of deposit or a combination of these, in the aggregate amount specified in the related prospectus supplement;

         o by deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or

         o  in such other manner as the prospectus supplement may specify.

         Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, "permitted investments" will include obligations of the United States and certain of its agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Unless otherwise specified in the related prospectus supplement, any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency named in the prospectus supplement. Additional information with respect to instruments deposited in the reserve account will be set forth in the related prospectus supplement.

         Any amounts deposited, and payments on instruments deposited, in a reserve account will be available for withdrawal from the reserve account for distribution to securityholders, for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of securities. In this case, credit support may be provided by a cross support feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund. The related prospectus supplement for a series which includes a cross support feature will describe the manner and conditions for applying the cross support feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified trust funds.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

         If specified in the related prospectus supplement, a trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the following purposes:

         o to maintain timely payments or provide additional protection against losses on the assets included in the trust fund,

         o  to pay administrative expenses, or

         o to establish a minimum reinvestment rate on the payments made in respect of the assets included in the trust fund or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Financial Instruments

         If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the assets from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments in the event that any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain types of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

         If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                      Yield and Prepayment Considerations

         The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the types of loans included. Each prospectus supplement will contain information with respect to the types and maturities of the loans in the related pool. Unless otherwise specified in the related prospectus supplement, loans may be prepaid, without penalty, in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience of the loans in a pool will affect the life of the related series of securities.

         The rate of prepayments on the loans cannot be predicted. A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of loans. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of Multifamily Loans.

         Home Equity Loans and Home Improvement Contracts have been originated in significant volume only during the past few years and neither depositor is aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, Home Equity Loans and Home Improvement Contracts are not viewed by borrowers as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related trust fund may also be affected by the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these types of loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

         Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, borrowers may

         o make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or

         o make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

It is possible that borrowers may fail to make the required periodic payments. In addition, collection on these loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Unless otherwise provided in the related prospectus supplement, all conventional loans other than Multifamily Loans will contain due-on-sale provisions permitting the mortgagee or holder of the contract to accelerate the maturity of the related loan upon the sale or certain other transfers of the related mortgaged property by the borrower. As described in the related prospectus supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of these loans may be lower than that of conventional mortgage loans bearing comparable interest rates. Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Operative Agreements--Collection Procedures" and "Material Legal Aspects of the Mortgage Loans" in this prospectus for a description of certain provisions of each operative agreement and certain legal matters that may affect the prepayment experience of the loans.

         The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, prepayment rates may be influenced by a variety of economic, geographic, social and other factors, including changes in housing needs, job transfers, unemployment and servicing decisions. In general, however, if prevailing rates fall significantly below the loan rate borne by a loan, that loan is likely to be subject to a higher prepayment rate than would be the case if prevailing interest rates remain at or above its rate. Conversely, if prevailing interest rates rise appreciably above the loan rate borne by a loan, that loan is likely to experience a lower prepayment rate than would be the case if prevailing rates remain at or below its loan rate. However, there can be no assurance that these generalities will hold true in particular cases. The rate of prepayment of Multifamily Loans may also be affected by other factors including loan terms including the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment changes, relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and possible changes in tax laws.

         When a loan is prepaid in full, the borrower is charged interest on the principal amount of the loan only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, the effect of a prepayment in full will be to reduce the amount of interest passed through in the following month to securityholders, because interest on the principal balance of the prepaid loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans either on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month. Unless otherwise specified in the related prospectus supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment charges collected with respect to Multifamily Loans will be distributed to securityholders, or to other persons entitled to them, as described in the related prospectus supplement.

         If so specified in the related prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the related trust as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any due period, an amount, from and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to the excess, if any, of

         o 30 days' interest on the principal balance of the related loan at the loan rate net of the annual rate at which the master servicer's servicing fee accrues, over

         o the amount of interest actually received on that loan during the due period, net of the master servicer's servicing fee.

         If the rate at which interest is passed through to the holders of securities of a series is calculated on a loan by loan basis, disproportionate principal prepayments with respect to loans bearing different loan rates will affect the yield on the securities. In general, the effective yield to securityholders will be slightly lower than the yield otherwise produced by the applicable security pass-through rate and purchase price because, while interest generally will accrue on each loan from the first day of the month, the distribution of interest generally will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any other person named in the related prospective supplement may have the option to purchase the assets of a trust fund to effect early retirement of the related series of securities. See "Operative Agreements--Termination; Optional Termination; Optional Calls" in this prospectus.

         Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of trust fund assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the securities.

         In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an "insolvency trustee") is appointed with respect to a seller due to its insolvency or a seller becomes a debtor under the federal Bankruptcy Code or any similar insolvency law, the insolvency trustee may attempt to characterize the transfer of the related mortgage loans from the seller to the depositor as a pledge to secure a financing rather than as a sale. In the event that this attempt were successful, the insolvency trustee might elect, among other remedies, to accelerate payment of the related securities and liquidate the related loans, with each securityholder being entitled to receive its allocable share of the principal balance of the loans, together with its allocable share of interest on the loans at the applicable pass-through rate, or weighted average "strip rate" as defined in the related prospectus supplement, as the case may be, to the date of payment. In this event, the related securityholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the loans and the resulting early retirement of the related security. In addition, certain delays in distributions might be experienced by the securityholders in connection with any such insolvency proceedings.

                              Operative Agreements

         Set forth below is a summary of the material provisions of each operative agreement that are not described elsewhere in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each operative agreement applicable to a particular series of certificates. Where particular provisions or terms used in the operative agreements are referred to, those provisions or terms are as specified in the agreements. Except as otherwise specified, the operative agreements described in this prospectus contemplate a trust fund that is comprised of loans. Although an agreement governing a trust fund that consists of Agency Securities or Private Label Securities may contain provisions that are similar to those described below, they will be described more fully in the related prospectus supplement.

Assignment of Trust Fund Assets

         Assignment of the Trust Fund Loans. When the securities of a series are issued, the depositor named in the prospective supplement will cause the loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on the cut-off date, as well as information regarding the loan rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, its loan-to-value ratio or combined loan-to-value ratio at origination and certain other information.

         In addition, the depositor will deliver to the trustee or a custodian the following items in connection with each loan in the related trust fund:

         o the original mortgage note or contract, endorsed without recourse in blank or to the order of the trustee;

         o in the case of Single Family Loans, Home Equity Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a "mortgage") with evidence of recording indicated on the mortgage; however, in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate stating that the original mortgage was delivered to the recording office;

         o in the case of a contract, other than an unsecured contract, the security interest in the mortgaged property securing the contract;

         o an assignment of the mortgage or contract to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

         o any other security documents as may be specified in the related prospectus supplement, including those relating to any senior lienholder interests in the related mortgaged property.

         Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignments of any Single Family Loan, Home Equity Loan and Multifamily Loan to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to, or creditor of, the depositor or the originator of the loans. Unless otherwise specified in the related prospectus supplement, the depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts.

         With respect to any loans which are cooperative loans, the depositor will deliver the following items to the trustee:

         o the related original cooperative note endorsed, without recourse, in blank or to the order of the trustee,

         o  the original security agreement,

         o  the proprietary lease or occupancy agreement,

         o  the recognition agreement,

         o  an executed financing agreement and the relevant stock certificate,

         o  related blank stock powers, and

         o  any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         The trustee or custodian will review the mortgage loan documents, upon receipt, within the time period specified in the related prospectus supplement. The trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within a specified member of days after receipt of notice, the seller will be obligated either to purchase the loan from the trustee or to substitute a qualified substitute loan for the defective loan. There can be no assurance that a seller will fulfill this obligation. Although the master servicer may be obligated to enforce the seller's obligation to the extent described in this prospectus under "Mortgage Loan Program--Representations by Sellers; Repurchases", neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the related prospectus supplement, the seller's obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for the omission of, or a material defect in, a constituent loan document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

         The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the loan. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

         Notwithstanding the provisions of the foregoing two paragraphs, with respect to a trust fund for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

         Assignment of Agency Securities. The applicable depositor will cause any Agency Securities included in a trust fund to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each Agency Security its original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate, if any, and the maturity date.

         Assignment of Private Label Securities. The applicable depositor will cause any Private Label Securities included in a trust fund to be registered in the name of the trustee. The trustee or custodian will have possession of any Private Label Securities that are in certificated form. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession, or be assignee of record, of any assets underlying the Private Label Securities. See "The Trust Fund--Private Label Securities." The Private Label Securities will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, the outstanding principal balance as of the cut-off date, the annual pass-through rate or interest rate, the maturity date and other pertinent information for the Private Label Securities conveyed to the trustee.

Payments on Loans; Deposits to Security Account

         Each sub-servicer servicing a loan pursuant to a sub-servicing agreement will establish and maintain a subservicing account which meets the requirements and is otherwise acceptable to the master servicer. A sub-servicing account must be established with a Federal Home Loan Bank or with a depository institution (including the sub-servicer if it is a depository institution), the accounts in which are insured by the Federal Deposit Insurance Corporation
(FDIC). If a sub-servicing account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the sub-servicing account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the master servicer within one business day after receipt. In addition, the sub-servicer must maintain a separate account for escrow and impound funds relating to the loans. Each sub-servicer is required to deposit into its sub-servicing account on a daily basis all amounts that it receives in respect of the loans described immediately below under "--Sub-Servicing by Sellers", less its servicing or other compensation. On or before the date specified in the sub-servicing agreement, the sub-servicer will remit to the master servicer or the trustee all funds held in the sub-servicing account with respect to the loans that are required to be remitted. The sub-servicer is also required to advance, on the scheduled remittance date, an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any loan the payment of which was not received from the borrower. Unless otherwise specified in the related prospectus supplement, this obligation of each sub-servicer to advance continues up to and including the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired on behalf of the securityholders by deed in lieu of foreclosure, or until the related loan is liquidated.

         The master servicer will establish and maintain with respect to the related trust fund a security account which is a separate account or accounts for the collection of payments on the assets in the trust fund. Unless otherwise specified in the related prospectus supplement, each security account shall meet one of the requirements listed below.

         o It must be maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by each rating agency rating(s) named in the prospectus supplement.

         o It must be an account the deposits in which are fully insured by the FDIC.

         o It must be an account or accounts the deposits in which are insured by the FDIC to its established limits and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained.

         o It must be an account otherwise acceptable to each rating agency named in the prospectus supplement.

The collateral eligible to secure amounts in the security account is limited to United States government securities and other high-quality permitted investments. A security account may be maintained as an interest-bearing account or the funds held in the account may be invested pending each succeeding distribution date in permitted investments. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided that the master servicer or its affiliate, as applicable, meets the standards set forth above.

         On a daily basis, the master servicer will deposit in the certificate account for each trust fund, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the pooling and servicing agreement, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing a retained interest:

         o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the loans;

         o all payments on account of interest on the loans, net of applicable servicing compensation;

         o  Insurance Proceeds;

         o  Liquidation Proceeds;

         o any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any loan or mortgaged property purchased by the master servicer, the depositor, any sub-servicer or any seller as described in this prospectus under "Loan Program--Representations by Sellers; Repurchases or Substitutions" or "--Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described in this prospectus under "--Termination; Optional Termination" below;

         o all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described in this prospectus under "--Hazard Insurance" below;

         o any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the security account made for the benefit of the master servicer; and

         o all other amounts required to be deposited in the security account pursuant to the related agreement.

Pre-Funding Account

         If so provided in the related prospectus supplement, the master servicer will establish and maintain a pre-funding account in the name of the trustee on behalf of the related securityholders into which the applicable depositor will deposit the pre-funded amount on the related closing date. The trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period which generally runs from the closing date to the date specified in the related prospectus supplement. At the end of the funding period, any amounts remaining in the pre-funding account will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement as a prepayment of principal of the related securities.

Sub-Servicing of Loans

         Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement which will not contain any terms inconsistent with the related operative agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the related sub-servicer, the operative agreement pursuant to which a series of securities is issued will provide that, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement, if for any reason the master servicer for that series is no longer the master servicer of the related loans.

         With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers, but the sub-servicer will remain obligated under its sub-servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of mortgage loans. These functions generally include

         o collecting payments from borrowers and remitting collections to the master servicer;

         o maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under those policies, subject in certain cases to the master servicer's right to approve settlements in advance;

         o maintaining borrower escrow or impoundment accounts for payment of taxes, insurance and other items required to be paid by the borrower under the related loan;

         o processing assumptions or substitutions, although, unless otherwise specified in the related prospectus supplement, the master servicer is generally required to enforce due-on-sale clauses to the extent their enforcement is permitted by law and would not adversely affect insurance coverage;

         o  attempting to cure delinquencies;

         o  supervising foreclosures;

         o inspecting and managing mortgaged properties under certain circumstances;

         o  maintaining accounting records relating to the loans; and

         o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under them.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on loans, as described more fully in this prospectus under "--Payments on Loans; Deposits to Security Account" above, and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

         As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee, to the extent the scheduled payment on the related loan has been collected, in the amount set forth in the related prospectus supplement. Each sub-servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the note or related instruments. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the agreement. The master servicer may purchase the servicing of loans if the sub-servicer elects to release the servicing of the loans to the master servicer. See "--Servicing and Other Compensation and Payment of Expenses" below.

         Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

         Each sub-servicer will be required to service each loan pursuant to the terms of its sub-servicing agreement for the entire term of the loan, unless the sub-servicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. The master servicer may terminate a sub-servicing agreement without cause, upon written notice to the sub-servicer in the manner specified in that sub-servicing agreement.

         The master servicer may agree with a sub-servicer to amend a sub-servicing agreement or, upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a seller or meet the standards for becoming a seller or have such servicing experience as to be otherwise satisfactory to the master servicer and the depositor. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer, but no assurance can be given that an assumption of liability will occur. In the event of an assumption of liability, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreements may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each sub-servicing agreement will provide that any amendment or new agreement may not be inconsistent with or violate the original sub-servicing agreement.

Collection Procedures

         The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans included in the related trust fund. Consistent with the preceding sentence, the master servicer may, in its discretion,

         o waive any assumption fee, late payment or other charge in connection with a loan; and

         o to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, arrange with the borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

Both the sub-servicer and the master servicer remain obligated to make advances during any period when an arrangement of this type is in effect.

         Unless otherwise specified in the related prospectus supplement, in any case in which property securing a loan has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise its rights to accelerate the maturity of the loan under any applicable due-on-sale clause, but only if the exercise of its rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, or if the loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement, the transferee of the property becomes liable for repayment of the loan and, to the extent permitted by applicable law, the original borrower also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related prospectus supplement, the master servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any applicable due-on-encumbrance clause. See "Material Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses" in this prospectus. In connection with any assumption, the terms of the original loan may not be changed.

         With respect to cooperative loans, any prospective purchaser of a cooperative unit will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Material Legal Aspects of the Loans" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the need to acquire approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder," as defined in section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under section 216(a) of the Code to the cooperative corporation under sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which these items are allowable as a deduction to the corporation, section 216(b)(1) requires, among other things, that at least 80% of the gross income of the cooperative corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to particular cooperative loans will qualify under this section for any given year. In the event that a cooperative fail to qualify for one or more years, the value of the collateral securing the related cooperative loan could be significantly impaired because no deduction would be allowable to tenant-stockholders under section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

         The master servicer will require each borrower to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state where the property is located. This coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing the loan or the principal balance owing on the loan, whichever is less. All amounts collected by the master servicer under any hazard policy will be deposited in the related security account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation to maintain hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit into the related security account from its own funds the amounts which would have been deposited in the security account but for the deductible clause. Any additional insurance coverage for mortgaged properties with respect to a pool of Multifamily Loans will be specified in the related prospectus supplement.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic policy terms are dictated by respective state laws. In addition, most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the borrower to obtain and maintain flood insurance.

         The hazard insurance policies covering mortgaged properties typically contain a clause which have the effect of requiring the insured at all times to carry insurance of a specified percentage -generally 80% to 90% - of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

         o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, generally defined to equal replacement cost at the time and place of the loss less physical depreciation; and

         o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that the master servicer may cause to be maintained on the improvements securing the loans will decline as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement may be that, in the event of a partial loss, hazard insurance proceeds will be insufficient to restore the damaged property fully. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described. See "Credit Enhancement--Special Hazard Insurance Policies" in this prospectus.

         The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

         Primary Mortgage Insurance Policies. To the extent specified in the related prospectus supplement, the master servicer will maintain, or cause each sub-servicer to maintain, in full force and effect, a primary mortgage insurance policy with regard to each loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the primary mortgage insurance policy that replaces the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series by each rating agency named in the related prospectus supplement.

         Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan, accrued and unpaid interest thereon and reimbursement of certain expenses, less the following amounts:

         o all rents or other payments collected or received by the insured other than the proceeds of hazard insurance that are derived from or in any way related to the mortgaged property,

         o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the loan,

         o amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

         o  claim payments previously made by the primary insurer, and

         o  unpaid premiums.

         Primary mortgage insurance policies generally reimburse losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies do not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving the following matters, among others:

         o fraud or negligence in origination or servicing of the loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the loan,

         o failure to construct the related mortgaged property in accordance with specified plans,

         o  physical damage to the mortgaged property and

         o lack of approval by the primary mortgage insurance policy insurer of the master servicer or sub-servicer to act as servicer of the loan.

         Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required

         o  to advance or discharge all hazard insurance policy premiums;

         o  to advance

             -  real estate property taxes,

             - all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted,

             -  mortgaged property sales expenses,

             - any outstanding liens on the mortgaged property (as defined in the policy) and

             - foreclosure costs, including court costs and reasonable attorneys' fees,

             in each case as necessary and approved in advance by the primary mortgage insurance policy insurer;

         o in the event of any physical loss or damage to the mortgaged property, to have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted; and

         o to tender to the primary mortgage insurance policy carrier good and merchantable title to and possession of the mortgaged property.

         In those cases in which a loan is serviced by a sub-servicer, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary mortgage insurance policy carrier, and all collections under the policy will be deposited in the sub-servicing account. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the carrier of each primary mortgage insurance policy and will take such reasonable steps as are necessary to receive payment or to permit recovery under the policy with respect to defaulted loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy are to be deposited in the security account, subject to withdrawal as previously described.

         If the mortgaged property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any related primary mortgage insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that

         o the restoration will increase the proceeds to securityholders upon liquidation of the loan after reimbursement of the master servicer for its expenses, and

         o the master servicer will be able to recover its expenses from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted loan is not available under the primary mortgage insurance policy for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the related mortgaged property are less than the principal balance of the loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the amount of expenses that it incurred in connection with the liquidation and that are reimbursable under the agreement. In the unlikely event that proceedings result in a total recovery which, after reimbursement to the master servicer of its expenses, is in excess of the principal balance of the defaulted loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess amount, exclusive of any amount required by law to be forwarded to the related borrower , as additional servicing compensation.

         If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the security account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to the expenses that it incurred, in which event the trust fund may realize a loss up to the amount of those expenses. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted loan together with accrued interest. See "Credit Enhancement" in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

         The master servicer's primary servicing compensation with respect to a series of securities will come from the payment to it each month, out of each interest payment on a loan, of an amount equal to the annual percentage specified in the related prospectus supplement of the outstanding principal balance of that loan. Since the master servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, this amount will decrease as the mortgage loans amortize. In addition to this primary servicing compensation, the master servicer or the sub-servicers will be entitled to retain all assumption fees and late payment charges to the extent collected from borrowers and, if so provided in the related prospectus supplement, any prepayment charges and any interest or other income which may be earned on funds held in the security account or any sub-servicing account. Unless otherwise specified in the related prospectus supplement, any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

         Unless otherwise specified in the related prospectus supplement, the master servicer will pay from its servicing compensation, in addition to amounts payable to any sub-servicer, certain expenses incurred in connection with its servicing of the loans, including, without limitation

         o payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related prospectus supplement;

         o payment of the fees and disbursements of the trustee and independent accountants;

         o payment of expenses incurred in connection with distributions and reports to securityholders; and

         o payment of any other expenses described in the related prospectus supplement.

Evidence as to Compliance

         Each operative agreement will provide that a firm of independent public accountants will furnish a statement to the trustee, on or before a specified date in each year, to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for Freddie Mac, the servicing by or on behalf of the master servicer of loans, the Agency Securities or the Private Label Securities, under agreements substantially similar to one another (including the governing agreement), was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. In rendering this statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage loans, Agency Securities or Private Label Securities by sub-servicers, upon comparable statements of firms of independent public accountants rendered within one year with respect to the sub-servicers for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for Freddie Mac.

         Each operative agreement will also provide for delivery to the related trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositors

         The master servicer under each operative agreement will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

         Each operative agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except upon a determination that it is no longer permissible to perform them under applicable law. In no event will the master servicer's resignation become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

         Each operative agreement will further provide that none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be under any liability to the related trust fund or the securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the agreement, or for errors in judgment. However, none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each operative agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than

         o any loss, liability or expense related to any specific loan in the trust fund or the loans in general except for any loss, liability or expense otherwise reimbursable under the agreement, and

         o any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

         In addition, each operative agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the agreement and which, in its opinion, may involve it in any expense or liability. However, the master servicer or the depositor may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to reimbursement from funds otherwise distributable to securityholders.

         Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the successor entity is qualified to sell loans to, and service loans on behalf of, Fannie Mae or Freddie Mac and that the merger, consolidation or succession does not adversely affect the then current rating of the securities rated by each rating agency named in the related prospectus supplement.

Events of Default; Rights upon Event of Default

         Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, the following will be deemed "events of default" under each agreement:

         o any failure by the master servicer to distribute to security holders of any class any required payment - other than an advance - which failure continues unremedied for five business days after the giving of written notice to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests evidenced by that class;

         o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in the agreement;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement, which failure continues unremedied for 30 days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the related prospectus supplement, the agreement will permit the trustee to sell the assets of the trust fund in the event that payments are insufficient to make the payments required under the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         So long as an event of default under the related agreement remains unremedied, the depositor or the trustee may, and, at the direction of holders of securities of any class evidencing not less than 51% of the aggregate percentage interests constituting that class and under such other circumstances as may be specified in the agreement, the trustee shall, terminate all of the rights and obligations of the master servicer relating to the trust fund and in and to the related loans. Thereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and the trustee will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act in this way, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

         No securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless

         o the holder has previously given to the trustee written notice of default;

         o the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered a reasonable indemnity to the trustee; and

         o the trustee for 60 days has neglected or refused to institute any such proceeding.

         Indenture. Unless otherwise specified in the related prospectus supplement, the following will be deemed "events of default" under the indenture for each series of notes:

         o failure to pay for five days or more any principal or interest on any note of that series;

         o failure by the depositor or the trust to perform any other covenant in the indenture, which failure continues unremedied for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o the material breach of any representation or warranty made by the depositor or the trust in the indenture or in any document delivered under the indenture, which breach continues uncured for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o events of bankruptcy insolvency, receivership or liquidation of the depositor in the trust; or

         o        any other event of default specified in the indenture.

         If an event of default with respect to the notes of a series (other than principal only notes) occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. In the case of principal only notes, the portion of the principal amount necessary to make such a declaration will be specified in the related prospective supplement. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage ownership interest of the notes of that series.

         If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration so long as the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless one of the following conditions precedent has occurred:

         o the holders of 100% of the percentage ownership interest in the related notes consent to the sale or liquidation;

         o the proceeds of the sale or liquidation are sufficient to pay the full amount of principal and accrued interest, due and unpaid, on the related notes at the date of the sale or liquidation; or

         o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the related notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66K% of the percentage ownership interest of each class of the related notes.

         Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the unamortized discount.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holder of the related notes, unless the holders offer to the trustee satisfactory security or indemnity against the trustee's costs, expenses and liabilities which might be incurred in complying with their request or direction. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the related notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the related notes, and holders of a majority of the then aggregate outstanding amount of the related notes may, in certain cases, waive any default other than a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the affected notes.

Amendment

         Unless otherwise specified in the related prospectus supplement, each operative agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, for the following purposes:

         o        to cure any ambiguity,

         o to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provision, or

         o to make any other revisions with respect to matters or questions arising under the agreement which are not inconsistent with its other provisions.

In no event, however, shall any amendment adversely affect in any material respect the interests of any securityholder. In addition, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, so long as the amendment does not adversely affect the then current ratings of the securities rated by each rating agency named in the prospectus supplement. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund as a REMIC, but the trustee shall have first received an opinion of counsel to the effect that the action is necessary or helpful to maintain the REMIC qualification.

         Unless otherwise specified in the related prospectus supplement, each operative agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities evidencing not less than 66% of the aggregate percentage ownership interests of each affected class for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the agreement or of modifying in any manner the rights of the holders of the related securities. In no event, however, shall any amendment

         o reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

         o reduce the percentage of the securities of any class the holders of which are required to consent to any amendment without the consent of the holders of all securities of that class then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination; Calls

         Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related prospectus supplement, the obligations created by the pooling and servicing agreement and trust agreement for the related series of securities will terminate upon the payment to the securityholders of all amounts held in the security account or held by the master servicer, and required to be paid to the securityholders under the agreement, following the later to occur of the following:

         o the final payment or other liquidation of the last of the assets of the trust fund subject to the agreement or the disposition of all property acquired upon foreclosure of any assets remaining in the trust fund, and

         o the purchase from the trust fund by the master servicer, or such other party as may be specified in the related prospectus supplement, of all of the remaining trust fund assets and all property acquired in respect of those assets.

See "Material Federal Income Tax Consequences" in this prospectus.

         Unless otherwise specified in the related prospectus supplement, any purchase of trust fund assets and property acquired in respect of trust fund assets will be made at the option of the related master servicer or, if applicable, another designated party, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series. However, this right can be exercised only at the times and upon the conditions specified in the related prospectus supplement. If a REMIC election has been made with respect to the trust fund, any repurchase pursuant to the second bullet point in the immediately preceding paragraph will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of section 860F(g)(4) of the Internal Revenue Code.

         Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

         If specified for the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registering the transfer or exchange notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal and each installment of interest on the related notes on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of a series of notes, holders of the related notes would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

         Calls. One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement. In the case of a mandatory call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

The Trustee

         The trustee under each agreement will be named in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                      Material Legal Aspects of the Loans

         The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

General

         Single Family Loans, Multifamily Loans and Home Equity Loans. The loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperative Loans. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         Manufactured Housing Contracts. Each Manufactured Housing Contract evidences both

         o the obligation of the borrower to repay the loan it represents, and

         o the grant of a security interest in a manufactured home to secure repayment of the loan.

         The Manufactured Housing Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee's ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states except Louisiana. These financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

         Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

         The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

         If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee's security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

Foreclosure

         Single Family Loans, Multi-Family Loans and Home Equity Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages, Rights of Senior Mortgages" below.

         Cooperative Loans. Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

         Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Repossession of Manufactured Homes

         Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it would be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

         Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

         Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

         Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale without court supervision is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

         Single Family Loans, Multifamily Loans and Home Equity Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

Equitable Limitations on Remedies

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to maintain the property adequately or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral -- which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement -- was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor's principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

         o reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

         o        reduce the monthly payments due under the mortgage loan,

         o        change the rate of interest of the mortgage loan, and

         o        alter the mortgage loan repayment schedule.

The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

         The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

         Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower's obligation to make the required payments under the Manufactured Housing Contract.

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

         Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

         o the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

         o the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

         Certain loans also may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 which incorporates the Home Ownership and Equity Protection Act of 1994. This legislation and related regulations impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans originated after October 1, 1995 that have high interest rates or high up-front fees and charges. Violations can subject creditors to monetary penalties and affect enforceability of the affected loans. In addition, any assignee of the original lender is generally subject to all claims and defenses that the consumer could assert against the lender, including the right to rescind the loan.

Due-on-Sale Clauses

         Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. The Garn-St Germain Depository Institutions Act of 1982, subject to certain exceptions, pre-empts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

Prepayment Charges; Late Fees

         Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

         Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any trust fund if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

         Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status, unless a court orders otherwise upon application of the lender. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender's inability to realize upon the mortgaged property in a timely fashion.

Environmental Risks

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the United States Environmental Protection Agency (EPA) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute participation in the management of a property so that the lender would lose the protection of the secured creditor exclusion referred to in the preceding paragraph, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to the related securityholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         The Asset Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the trust fund generally does in connection with the loans. However, the Asset Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

         If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the trust fund, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

         Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

         The pooling and servicing agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

The Home Improvement Contracts

         General. The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Installment Contracts

         Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Junior Mortgages; Rights of Senior Mortgagees

         To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

         General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

         There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

         FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

         Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The "claimable amount" means an amount equal to 90% of the sum of:

         o the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

         o the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

         o        the uncollected court costs;

         o        the attorney's fees not to exceed $500; and

         o the expenses for recording the assignment of the security to the United States.

         The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

                    Material Federal Income Tax Consequences

         The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the opinion of tax counsel to the depositor, either Sidley Austin Brown & Wood LLP or Thacher Proffitt & Wood, as specified in the related prospectus supplement. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, and the regulations, including the REMIC Regulations, rulings and decisions promulgated thereunder and, where applicable, proposed regulations, all of which are subject to change either prospectively or retroactively. This summary does not address the material federal income tax consequences of an investment in securities applicable to certain financial institutions, banks, insurance companies, tax exempt organizations, dealers in options, currency or securities, traders in securities that elect to mark to market, or persons who hold positions other than securities such that the securities are treated as part of a hedging transaction, straddle, conversion or other integrated transaction which are subject to special rules. Because of the complexity of the tax issues involved, we strongly suggest that prospective investors consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

General

         The federal income tax consequences to securityholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made. In the discussion that follows, all references to a "section" or "sections" shall be understood to refer, unless otherwise specifically indicated, to a section or sections of the Code.

         If a REMIC election is not made, in the opinion of tax counsel:

         o the trust fund will not be classified as an association taxable as a corporation;

         o the trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code;

         o as a grantor trust, the trust fund as such will not be subject to federal income tax; and

         o owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below.

         With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC. The related prospectus supplement for each series of securities will indicate whether the trust fund will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC.

         Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

Taxation of Debt Securities

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

         o securities held by a domestic building and loan association will constitute "loans...secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

         Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by their holders in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

         In the opinion of tax counsel, "compound interest securities" (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with "original issue discount" or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

         o        the interest is unconditionally payable at least annually,

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

         In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

         Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

         o        sum of

                  - the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

                  - the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

         over

         o the adjusted issue price of the pay-through security at the beginning of the accrual period.

         The present value of the remaining payments is to be determined on the basis of three factors:

         o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

         o events that have occurred before the end of the accrual period, and

         o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of securities that are regular REMIC interests (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are regular REMIC interests could increase.

         Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Non-REMIC Certificates--B. Multiple Classes of Senior Certificates--Stripped Bonds and Stripped Coupons" below.

         Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

                  o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

                  o in the ratio of (a) in the case of securities (or in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to code section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Non-REMIC Certificates

A.       Single Class of Senior Certificates

         Characterization. The trust fund may be created with one class of senior certificates and one class of subordinated certificates. In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the related mortgage pool. Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the trust fund represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with the senior certificateholder's method of accounting. Under section 162 or 212 of the Code, each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that these amounts are reasonable compensation for services rendered to the trust fund. A senior certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of that senior certificateholder's adjusted gross income. A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans might then be subject to the "coupon stripping" rules of the Code discussed below.

         Unless otherwise specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor with respect to each series of certificates that:

         o a senior certificate owned by a "domestic building and loan association" within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on mortgage loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section;

         o a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section; and

         o a senior certificate owned by a REMIC will be an "obligation . . . which is principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

         The assets constituting certain trust funds may include "buydown" mortgage loans. The characterization of any investment in "buydown" mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such "buydown" mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in "buydown" mortgage loans. Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in a trust fund that includes "buydown" mortgage loans.

         Premium. The price paid for a senior certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on a senior certificate. The basis for a senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

         It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the senior certificate and the portion of the adjusted basis of the senior certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30, 1997, the Internal Revenue Service issued final amortizable bond premium regulations. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the trust fund, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code (currently sections 1271 through 1273 and section 1275) relating to original issue discount (OID) will be applicable to a senior certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on the Treasury's OID Regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code. Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the certificates. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--B. Multiple Classes of Senior Certificates--Senior Certificates Representing Interests in Loans Other than ARM Loans--Accrual of Original Issue Discount" below.

         Market Discount. A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount". Generally, the excess of the portion of the principal amount of a mortgage loan allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a senior certificate will be considered to be zero if the amount allocable to the senior certificate is less than 0.25% of the senior certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants to the Department of the Treasury authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a senior certificate is issued with OID, the amount of market discount that accrues during any accrual period is equal to the product of

         o        the total remaining market discount

         times

         o a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

For senior certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o        the total remaining market discount

         times

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the senior certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

         A holder who acquires a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including OID) includible in such holder's gross income for the taxable year with respect to the senior certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the senior certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election is made with respect to a mortgage loan with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Regular Certificates--Original Issue Discount and Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

         Anti-abuse Rule. The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage asset, mortgage loan or senior certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

B.       Multiple Classes of Senior Certificates

         Stripped Bonds and Stripped Coupons

         General. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a trust fund is created with two classes of senior certificates, one class of senior certificates will represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans ("stripped bond certificates"), while the second class of senior certificates will represent the right to some or all of the interest on such portion ("stripped coupon certificates").

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If such excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

         Although not entirely clear, a stripped bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See "--Single Class of Senior Certificates--Original Issue Discount" above. However, a purchaser of a stripped bond certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either

         o the amount of OID with respect to the certificate was treated as zero under the OID de minimis rule when the certificate was stripped, or

         o no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the trust fund's mortgage loans.

Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a mortgage loan by mortgagee loan basis. However, based on recent IRS guidance, it appears that a stripped coupon certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a stripped coupon certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If a senior certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the senior certificate is treated as an interest in discrete mortgage loans or if no prepayment assumption is used, then, when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

         Because of the complexity of these issues, we strongly suggest that holders of stripped bond certificates and stripped coupon certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

         Treatment of Certain Owners. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the trust fund. With respect to these sections, no specific legal authority exists regarding whether the character of the senior certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each class of senior certificates should be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to senior certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans and interest on such mortgage loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in senior certificates is material should consult their own tax advisors regarding the characterization of the senior certificates and related income. Senior certificates will be "obligations (including any participation or certificate of beneficial ownership therein) which are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

         Senior Certificates Representing Interests in Loans Other Than ARM
Loans

         General. The OID rules of sections 1271 through 1275 of the Code will be applicable to a senior certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of "teaser" rates on the mortgage loans. OID on each senior certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (ARM loans) likely will be computed as described under "--Accrual of Original Issue Discount" below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the senior certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans should be used or, in the case of stripped bond certificates or stripped coupon certificates, the date when these certificates are acquired. The holder of a senior certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the mortgage loans underlying each senior certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on such mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount" below, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates and will take into account events that occur during the calculation period. This prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act provides, however, that the regulations will require that this prepayment assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the prepayment assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

         Accrual of Original Issue Discount. Generally, the owner of a senior certificate must include in gross income the sum of the "daily portions", as defined below, of the OID on that senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the senior certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding

         o the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and

         o any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The "adjusted issue price" of a senior certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a senior certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The OID during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

         OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loan (i.e., points) will be includible by such holder. Other OID on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

         Senior Certificates Representing Interests in ARM Loans

         The OID Regulations do not address the treatment of instruments, such as the senior certificates (if the related trust fund includes ARM loans), which represent interests in ARM loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to these instruments. In the absence of any authority, the master servicer will report OID on senior certificates attributable to ARM loans ("stripped ARM obligations") to holders in a manner it believes to be consistent with the rules described under the heading "--Senior Certificates Representing Interests in Loans Other Than ARM Loans" above and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped ARM obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest resulting from negative amortization to the principal balance of an ARM loan may require the inclusion of such amount in the income of the senior certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the senior certificate's principal balance will result in additional income (including possibly OID income) to the senior certificateholder over the remaining life of the senior certificates.

         Because the treatment of stripped ARM obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to these certificates.

C. Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates

         Final regulations issued on June 11, 1996 with respect to OID under section 1275 include "contingent payment regulations" covering obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the contingent payment regulations if the interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of the investor's capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

         Applying these principles to the senior certificates, because the mortgage loans are subject to prepayment at any time, payments on a class of senior certificates representing a right to interest on the mortgage loans could be considered to be contingent within the meaning of the contingent payment regulations, at least if the senior certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

         In the event that payments on a senior certificate in respect of interest on the mortgage loans are considered contingent, then the holder would generally report income or loss as described under the heading "--Stripped Bonds and Stripped Coupons" above; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the "applicable Federal rate" (AFR), in effect at the time of purchase of the senior certificate by the holder. The AFR generally is an average of current yields on Treasury securities computed and published monthly by the IRS. In addition, once the holder's adjusted basis in the senior certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the mortgage loans that are allocable to the senior certificate (or to zero if the senior certificate does not share in principal payments), then the holder would recognize income in each subsequent month equal to the full amount of interest on the mortgage loans that accrues in that month and is allocable to the senior certificate. It is uncertain whether, under the contingent payment regulations, any other adjustments would be made to take account of prepayments of the mortgage loans.

D. Sale or Exchange of a Senior Certificate

         Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller's adjusted basis in the senior certificate. Such adjusted basis generally will equal the seller's purchase price for the senior certificate, increased by the OID included in the seller's gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller. Such gain or loss will be capital gain or loss to a seller for which a senior certificate is a "capital asset" within the meaning of section 1221 of the Code, and will be long-term or short-term depending on whether the senior certificate has been owned for the long-term capital gain holding period (currently more than one year).

         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         It is possible that capital gain realized by holders of the senior certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction". A sale of a senior certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and one of the following conditions is met:

         o the holder entered the contract to sell the senior certificate substantially contemporaneously with acquiring the senior certificate;

         o       the senior certificate is part of a straddle;

         o the senior certificate is marketed or sold as producing capital gain; or

         o other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a senior certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

         Senior certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

E.       Non-U.S. Persons

         A non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the senior certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a senior certificate, unless such non-U.S. Person is a direct or indirect 10% or greater shareholder of the issuer, a controlled foreign corporation related to the issuer or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

         o is signed under penalties of perjury by the beneficial owner of the senior certificate,

         o        certifies that such owner is not a U.S. Person, and

         o        provides the beneficial owner's name and address.

A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to a non-U.S. Person (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A senior certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the senior certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of senior certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

         A foreign certificateholder whose income with respect to its investment in a senior certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. Person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

         Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

         Generally, a non-U.S. Person will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a senior certificate, unless such non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a non-U.S. Person should consult its tax advisor in this regard.

         The senior certificates will not be includible in the estate of a non-U.S. Person unless the individual is a direct or indirect 10% or greater shareholder of the issuer or, at the time of such individual's death, payments in respect of the senior certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

F. Backup Withholding

         Backup withholding of United States federal income tax may apply to payments made in respect of the senior certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the senior certificates to a U.S. Person must be reported to the IRS, unless the U.S. Person is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Persons who are not exempt recipients.

         In addition, upon the sale of a senior certificate to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

         Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

REMIC Certificates

A. General

         The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, "--Prohibited Transactions and Other Taxes") below, if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under "--Residual Certificates" below), the Code provides that a trust fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests ("regular certificates") or residual interests ("residual certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

         In general, with respect to each series of certificates for which a REMIC election is made,

         o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in section 7701(a)(19)(C) of the Code;

         o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

         o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be qualifying assets under the foregoing sections.

         In some instances, the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of "buydown" mortgage loans contained in "--Non-REMIC Certificates--Single Class of Senior Certificates" above. REMIC certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of section 856(c)(4)(A) of the Code and REMIC certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code.

         A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications. Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

B.       Tiered REMIC Structures

         For certain series of certificates, two separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "subsidiary REMIC" and the "master REMIC") for federal income tax purposes. Upon the issuance of any such series of certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as any subsidiary REMIC will each qualify as a REMIC and the REMIC certificates issued by the master REMIC and the subsidiary REMIC, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC provisions.

         Only REMIC certificates issued by the master REMIC will be offered under this prospectus. The subsidiary REMIC and the master REMIC will be treated as one REMIC solely for purposes of determining

         o whether the REMIC certificates will be (i) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code or (ii) "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code; and

         o whether the income on the certificates is interest described in section 856(c)(3)(B) of the Code.

C.       Regular Certificates

         General. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

         Original Issue Discount and Premium. The regular certificates may be issued with OID within the meaning of section 1273(a) of the Code. Generally, the amount of OID, if any, will equal the difference between the "stated redemption price at maturity" of a regular certificate and its "issue price". Holders of any class of certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act. Holders of regular certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the regular certificates.

         Rules governing OID are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of OID be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the regular certificates will prepay at the prepayment assumption or at any other rate.

         In general, each regular certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price". The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for that class will be treated as the fair market value of that class on the initial issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the initial issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest". Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the initial issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long-first-period regular certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular securityholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

         Under the de minimis rule, OID on a regular certificate will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying

         o the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made times

         o a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate.

Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. This prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received and such income will be capital gain if the regular certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for certain regular certificates to be issued as "super-premium" certificates at prices significantly exceeding their principal amounts or based on notional principal balances. The income tax treatment of these super-premium certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of the super-premium certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption set forth in the related prospectus supplement, with the result that the super-premium certificates would be treated as being issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the prepayment assumption. The IRS might contend, however, that the contingent payment regulations should apply to the super-premium certificates.

         Although the contingent payment regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such regular certificates should be limited to their principal amount (subject to the discussion under "--Accrued Interest Certificates" below), so that such regular certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under "--Premium" below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to the super-premium certificate.

         Under the REMIC Regulations, if the issue price of a regular certificate (other than regular certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, a regular certificate generally should not be treated as a super-premium certificate and the rules described below under "--Premium" below should apply. However, it is possible that holders of regular certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

         Generally, a regular certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of the portion of the OID that accrues during each successive accrual period that ends on the day in the calendar year corresponding to a distribution date (or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by adding

         o the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and

         o any payments included in the stated redemption price at maturity received during the accrual period,

and subtracting from that total the "adjusted issue price" of the regular certificates at the beginning of the accrual period.

         The "adjusted issue price" of a regular certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a regular certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a regular certificate issued with OID who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that regular certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that regular certificate exceeds the following amount:

         o the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original regular certificateholder (who purchased the regular certificate at its issue price), less

         o any prior payments included in the stated redemption price at maturity,

and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as original issue.

         Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

         o        the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates", one "qualified inverse floating rate", or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the regular certificate.

         The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, the depositor intends to treat interest on a regular certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on regular certificates.

         Market Discount. A purchaser of a regular certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

         o the regular certificate's stated principal amount or, in the case of a regular certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the regular certificate from an original holder)

         over

         o        the price for the regular certificate paid by the purchaser.

A holder who purchases a regular certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a regular certificate with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Original Issues Discount and Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

         Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate's stated redemption price at maturity multiplied by the regular certificate's weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code sections 1276 through 1278 of the Code.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

         o        the total remaining market discount

         multiplied by

         o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For regular certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o        the total remaining market discount

         multiplied by

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

         For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

         A holder of a regular certificate that acquires it at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest (including
OID) includible in the holder's gross income for the taxable year with respect to the regular certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

         Premium. A purchaser of a regular certificate who purchases the regular certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium and may elect to amortize such premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the prepayment assumption would be taken into account in determining the life of the regular certificate for this purpose. However, the legislative history of the Tax Reform Act states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to regular certificates without regard to whether the certificates have
OID) will also apply in amortizing bond premium under section 171 of the Code. The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment.

         On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the amortizable bond premium regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the regular certificates. Holders of regular certificates should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of regular certificates will provide for the accrual of interest when one or more ARM Loans are adding deferred interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on regular certificates must in any event be accounted for under an accrual method by the holders of these certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

         Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates and, in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Holders of subordinated certificates nevertheless will be required to report income with respect to these certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of subordinated certificates should consult their own tax advisors on this point.

         Sale, Exchange or Redemption. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the regular certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the regular certificate. The holder of a regular certificate that receives a final payment which is less than the holder's adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the regular certificate is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

         o the amount that would have been includible in such holder's income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such regular certificate, over

         o        the amount actually includible in the holder's income.

         Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the regular certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the regular certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in regular certificates in their particular circumstances.

         Regular certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

         The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Regular certificates that are "payment lag" certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the initial issue date of the payment lag certificates and their first distribution date may or may not exceed such interval. Purchasers of payment lag certificates for which the period between the initial issue date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest"), and the regular certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the proposed OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest only to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC", a portion of the REMIC's servicing, administrative and other noninterest expenses will be allocated as a separate item to those regular securityholders that are "pass-through interest holders". Generally, a single-class REMIC is defined as
(i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "applicable amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by residual securityholders who are subject to the limitations of either section 67 or section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the regular certificates.

         Treatment of Realized Losses. Although not entirely clear, it appears that holders of regular certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any regular certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Prospective investors in and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

         Non-U.S. Persons. A non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the regular certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a regular certificate, unless such non-U.S. Person is a direct or indirect 10% or greater shareholder of the issuer, a controlled foreign corporation related to the issuer or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify of the exemption from taxation, the Withholding Agent must have received a statement from the individual or corporation that:

         o is signed under penalties of perjury by the beneficial owner of the regular certificate,

         o        certifies that such owner is not a U.S. Person, and

         o        provides the beneficial owner's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A regular certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the regular certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of regular certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

         A foreign regular certificateholder whose income with respect to its investment in a regular certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. Person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

         Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

         Generally, a non-U.S. Person will not be subject to federal income taxes on any amount which constitutes a capital gain upon retirement or disposition of a regular certificate, unless such non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a non-U.S. Person should consult its tax advisor in this regard.

         The regular certificates will not be includible in the estate of a non-U.S. Person unless the individual is a direct or indirect 10% or greater shareholder of the issuer or, at the time of such individual's death, payments in respect of the regular certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

         Backup Withholding. Backup withholding of United States federal income tax may apply to payments made in respect of the regular certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals, are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the regular certificates to a U.S. Person must be reported to the IRS, unless the U.S. Person is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Persons who are not exempt recipients.

         In addition, upon the sale of a regular certificate to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

         Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

D. Residual Certificates

         Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual securityholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses". As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

         A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased the residual certificate at a price greater than (or less than) the adjusted basis the residual certificate would have in the hands of an original residual certificateholder. See "--Sale or Exchange of Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Certificates. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the regular certificates and, except as described under "--Non-Interest Expenses of the REMIC" below, other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates (or, if a class of certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the regular certificates. The REMIC expects to elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is likely that the yield of a mortgage loan would be calculated for this purpose taking account of the prepayment assumption. However, the election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the regular certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC's taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to such holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates" above.

         Additional Taxable Income of Residual Interests. Any payment received by a holder of a residual certificate in connection with the acquisition of the residual certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of residual certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual securityholders in the same manner as the REMIC's taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the residual certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of residual securityholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark-to-Market Regulations. Prospective purchasers of a residual certificate should be aware that the IRS finalized mark-to-market regulations which provide that a residual certificate acquired after January 3, 1995 cannot be marked to market. The mark-to-market regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a "negative value" residual interest.

         Non-Interest Expenses of the REMIC. The REMIC's taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to residual securityholders that are "pass-through interest holders". Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual securityholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the residual certificates. See "--Regular Certificates--Non-Interest Expenses of the REMIC" above.

         Excess Inclusions. A portion of the income on a residual certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a residual certificateholder;

         o will be treated as "unrelated business taxable income" within the meaning of section 512 of the Code if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "Tax-Exempt Investors" below); and

         o is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor.

See "--Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the residual certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

         Except as discussed in the following paragraph, with respect to any residual certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of

         o the income of the residual certificateholder for that calendar quarter from its residual certificate over

         o the sum of the "daily accruals" for all days during the calendar quarter on which the residual certificateholder holds the residual certificate.

For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the residual certificate at the beginning of the calendar quarter and 120% of the "Federal long-term rate" in effect at the time the residual certificate is issued. For this purpose, the "adjusted issue price" of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995 except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, the alternative minimum taxable income for the residual certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the residual certificateholder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1996, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Payments. Any distribution made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder's adjusted basis in the residual certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the residual certificate.

         Pass-Through of Miscellaneous Itemized Deductions. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the residual certificates. In the case of a "single class REMIC", however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the residual certificates on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or
(ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual certificates in their entirety and not to holders of the related regular certificates.

         Sale or Exchange of Residual Certificates. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder. In general, any such gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

         Except as provided in Treasury regulations yet to be issued, if the seller of a residual certificate reacquires the residual certificate or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but instead will increase the residual certificateholder's adjusted basis in the newly acquired asset.

         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

E.       Prohibited Transactions and Other Taxes

         The REMIC is subject to a tax at a rate equal to 100% of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

         In addition, certain contributions to a REMIC made after the initial issue date of the certificates could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

         It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, such tax would be borne first by the residual securityholders, to the extent of amounts distributable to them, and then by the master servicer.

F.       Liquidation and Termination

         If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of regular and residual certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder's adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

G. Administrative Matters

         Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual securityholders will be treated as the partners. Under temporary regulations, however, if there is at no time during the taxable year more than one residual certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

         Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

H. Tax-Exempt Investors

         Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a residual certificate that is considered an "excess inclusion." See "--Residual Certificates--Excess Inclusions" above.

I. Non-U.S. Persons

         Amounts paid to residual securityholders who are not U.S. Persons (see "--Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to residual securityholders should qualify as "portfolio interest", subject to the conditions described in "--Regular Certificates" above, but only to the extent that the mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a residual certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the residual certificates do not have significant value). See "--Residual Certificates--Excess Inclusions" above. If the amounts paid to residual securityholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of residual certificates, see "--Tax-Related Restrictions on Transfers of Residual Certificates" below.

         Regular securityholders and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

J. Tax-Related Restrictions on Transfers of Residual Certificates

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of

         o an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer multiplied by

         o the highest marginal federal income tax rate applicable to corporations.

The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means

         o the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency),

         o any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income", and

         o        a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of

         o the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and

         o the highest marginal federal income tax rate applicable to corporations.

The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means

         o a regulated investment company, real estate investment trust or common trust fund,

         o        a partnership, trust or estate, and

         o        certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under proposed legislation, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

         In order to comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

         Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a non-economic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A "non-economic residual certificate" is any residual certificate (including a residual certificate with a positive value at issuance) unless at the time of transfer, taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if

         o the transferor conducted a reasonable investigation of the transferee; and

         o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

         The IRS has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition provides that the transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

         o any consideration given to the transferee to acquire the interest (the inducement payment),

         o        future distributions on the interest, and

         o any anticipated tax savings associated with holding the interest as the REMIC generates losses.

         For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000.

         On December 8, 2000, the IRS issued Revenue Procedure 2001-12, effective February 4, 2001 pending finalization of proposed regulations, which expands the safe harbor for transfers of noneconomic residual interests to include transfers to certain taxable domestic corporations with significant gross and net assets, provided that those corporations agree to transfer the residual interests only to other taxable domestic corporations in transactions qualifying for one of the safe harbor provisions. Eligibility for the expanded safe harbor requires, among other things, that the transferor not know of any facts or circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. The Revenue Procedure provides that if the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not paid those taxes.

         If a transfer of a non-economic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a residual certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee's income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers to foreign persons of residual certificates that have tax avoidance potential are effective for all transfers after June 30, 1992. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to such transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, passthrough entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            State Tax Considerations

         In addition to the federal income tax consequences described in this prospectus under "Material Federal Income Tax Considerations" above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA Considerations

         The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended, and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to those subclasses.

         ERISA and Section 4975 of the Code impose requirements on certain employee benefit plans -- and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested -- and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan which is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

         On January 5, 2000, the United States Department of Labor (DOL) issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must

         o disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

         o allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

         o give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         The DOL issued Plan Asset Regulations concerning the definition of what constitutes the assets of a Plan (Labor Reg. section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

         Under the Plan Asset Regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the Plan Asset Regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed assets of a Plan. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using assets of a Plan over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, notes may not be purchased using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

         o has investment or administrative discretion with respect to the assets of the Plan;

         o has authority or responsibility to give, or regularly gives, investment advice with respect to assets of the Plan for a fee and pursuant to an agreement of understanding that the advice will serve as a primary basis for investment decisions with respect to the assets of the Plan and will be based on the particular investment needs for the Plan; or

         o unless Prohibited Transaction Class Exemption (PTCE) 90-1, PTCE 91-38 or PTCE 95-60 applies, is an employer maintaining or contributing to the Plan.

         In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be assets of a Plan the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as:

         o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;"

         o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

         o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

         o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The Plan Asset Regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the Plan Asset Regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

         If no exception under the Plan Asset Regulations applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a Plan might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         In Prohibited Transaction Exemption (PTE) 83-1, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and parties in interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in "single family certificates" that represent interests in a mortgage pool consisting of Single Family Loans will be exempt from the prohibitions of sections 406(a) and 407 of ERISA (relating generally to transactions with parties in interest who are not fiduciaries) if the Plan purchases the single family certificates at no more than fair market value and will be exempt from the prohibitions of sections 406(b)(1) and (2) of ERISA (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all single family certificates, and at least 50% of all single family certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinated certificates or for certificates representing an interest in a mortgage pool containing Multifamily Loans, Contracts or cooperative loans. Accordingly, unless the related prospectus supplement indicates that an exemption other than PTE 83-1 is available, no transfer of a subordinated certificate or a certificate which is not a single family certificate may be made to a Plan.

         The discussion in this and the next succeeding paragraph applies only to single family certificates. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include:

         o certificates issued in a series consisting of only a single class of certificates, and

         o senior certificates issued in a series in which there is only one class of senior certificates;

provided that the certificates, in the case of the first bullet above, or the senior certificates, in the case of the second bullet above, evidence the beneficial ownership of both a specified percentage (greater than 0%) of future interest payments and a specified percentage (greater than 0%) of future principal payments on the mortgage loans. It is not clear whether a class of certificates that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

         o the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

         o the existence of a pool trustee who is not an affiliate of the pool sponsor; and

         o a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

The depositor believes that the first general condition referred to above will be satisfied with respect to the certificates in a series issued without a subordination feature, or the senior certificates only in a series issued with a subordination feature, provided that the subordination and reserve fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the mortgage loans or the principal balance of the largest mortgage loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold single family certificates must make its own determination as to whether the first and third general conditions of PTE 83-1, and the specific conditions described briefly in the first paragraph discussing PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an underwriter exemption (PTE 90-59, Application No. D-8374, 55 Fed. Reg. 36724
(1990)) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of "securities" that are obligations of an issuer containing certain receivables, loans and other obligations, with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The exemption, which was amended and expanded by PTE 97-34, Applications No. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997) and PTE 2000-58, Application No. D-10829, 65
Fed. Reg. 67765 (2000), provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

         The underwriter exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the following conditions are met:

         o the investment pool consists only of assets of a type which have been included in other investment pools;

         o securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of securities pursuant to the exemption; and

         o securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

Generally, the underwriter exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The exemption requires that the rights and interests evidenced by the securities not be "subordinated" to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch, Inc. The exemption specifies that the pool trustee must not be an affiliate of any other member of the "restricted group" defined below. The exemption stipulates that any Plan investing in the securities must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. Finally, the exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

         Moreover, the underwriter exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

         o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

         o the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

         o the Plans' investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         The underwriter exemption provides only limited relief to Plans sponsored by the "restricted group" consisting of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than five percent of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties.

         The underwriter exemption generally allows mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the issuer, to be transferred to the issuer within a 90-day or three-month period following the closing date, instead of requiring that all obligations be either identified or transferred on or before the closing date. This relief is available when certain conditions are met.

         The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the underwriter exemption, securities of that class will no longer be eligible for relief under the underwriter exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an investment-grade rating would not be required by the underwriter exemption to dispose of it).

         The prospectus supplement for each series of certificates will indicate the classes of certificates, if any, offered thereby as to which it is expected that the exemption will apply.

         Any Plan fiduciary which proposes to cause a Plan to purchase certificates should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the underwriter exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        Legal Investment Considerations

         The prospectus supplement for each series of certificates will specify which, if any, of those classes of certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). Classes of certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to "mortgage related securities," certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates were acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (NCUA) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

         All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             Method of Distribution

         The certificates offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. (GCM) acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor.

         Alternatively, the related prospectus supplement may specify that the certificates will be distributed by GCM acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of certificates, GCM will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage assets as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that GCM elects to purchase certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

         The depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect of those liabilities.

         In the ordinary course of business, GCM and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of the mortgage loans or interests in the loans, including the certificates.

         The depositor anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with reoffers and sales of certificates by them. Holders of certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 Legal Matters

         The legality of the certificates of each series, including certain material federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 875 Third Avenue, New York, New York 10022, or by Thacher Proffitt & Wood, 11 West 42nd Street, New York, New York 10036, as specified in the related prospectus supplement.

                             Financial Information

         A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement.

                             Available Information

         The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N. W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, New York, New York 10048. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                                    Ratings

         It is a condition to the issuance of the certificates of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                               Glossary of Terms

         Agency Securities: Mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

         Home Equity Loans: Closed end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

         Home Improvement Contracts: Home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements.

         Insurance Proceeds: All proceeds of the related hazard insurance policies and any primary mortgage insurance policies to the extent the proceeds are not applied to property restoration or released to mortgagors in accordance with the master servicer's normal servicing procedures, net of insured expenses including unreimbursed payments of property taxes, insurance premiums and other items incurred by any related sub-servicer and net of reimbursed advances made by the sub-servicer.

         Liquidation Proceeds: All cash amounts (other than Insurance Proceeds) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, net of unreimbursed liquidation and foreclosure expenses incurred by any related sub-servicer and net of unreimbursed advances made by the sub-servicer.

         Manufactured Housing Contracts: Conditional sales contracts and installment sales or loan agreements secured by manufactured housing.

         Multifamily Loans: First lien mortgage loans, or participation interests in the loans, secured by residential properties consisting of five or more residential units, including cooperative apartment buildings.

         Private Label Securities: Mortgage-backed or asset-backed securities that are not Agency Securities.

         REMIC Regulations: Regulations promulgated by the Department of the Treasury on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991.

         Single Family Loans: First lien mortgage loans, or participation interests in the loans, secured by one- to four-family residential properties.

         U.S. Person:  Any of the following:

         o        a citizen or resident of the United States;

         o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

         o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the Securities offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                  $404,716,100
                                 (Approximate)

            Mortgage Loan Pass-Through Certificates, Series 2001-FRB1

                           [FIRST REPUBLIC BANK LOGO]


                 $396,541,000 Class A Floating Pass-Through Rate
           Notional Balance Class X Weighted Average Pass-Through Rate
               $ 100 Class A-R Weighted Average Pass-Through Rate
            $ 4,088,000 Class B-1 Weighted Average Pass-Through Rate
            $ 1,635,000 Class B-2 Weighted Average Pass-Through Rate
            $ 2,452,000 Class B-3 Weighted Average Pass-Through Rate


                       GREENWICH CAPITAL ACCEPTANCE, INC.
                                    Depositor

                               FIRST REPUBLIC BANK
                               Seller and Servicer


                          ----------------------------

                              PROSPECTUS SUPPLEMENT

                          ----------------------------


GREENWICH CAPITAL MARKETS, INC.

               SALOMON SMITH BARNEY

                            FIRST REPUBLIC SECURITIES

                                            KEEFE, BRUYETTE & WOODS

                                                      SANDLER O'NEILL & PARTNERS


You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.


                                November 29, 2001